UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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Sanderson Farms, Inc.

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Sanderson Farms

Sustainable Organic Growth Across Market Cycles

Poultry Pounds Processed (millions)

5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
1,580
1,802
2,025
2,441
2,426
2,567
2,805
2,959
3,041
3,058
3,441
3,765
4,291
4,503
4,614
4,842
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19
'20

Poultry Pounds Sold (millions)

5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
1,580
1,809
2,049
2,399
2,463
2,581
2,800
2,956
3,038
3,066
3,455
3,765
4,248
4,443
4,532
4,805
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19
'20

Earnings Per Share

$14.00
$12.00
$10.00
$6.00
$4.00
$2.00
$0.00
($2.00)
($4.00)
($6.00)
($8.00)
$3.53
($0.57)
$3.91
($2.13)
$3.94
$6.07
($5.74)
$2.35
$5.68
$10.80
$9.52
$8.37
$12.30
$2.70
$2.41
$1.27
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19
'20

Company Snapshot

$2.85 billion*
Market Cap

$3.6 billion
FY 2020 Revenue

$28.3 million
FY 2020 Net Income

$1.27
FY 2020 EPS

17,445*
Employees

657 million
Chickens processed in FY 2020

*October 31, 2020

Letter from the Chairman and Chief Executive Officer

Dear Stockholder:

I am pleased to invite you to attend Sanderson Farms’ annual meeting of stockholders on February 18, 2021. Because of the public health impact of the COVID-19 pandemic, the meeting will be held exclusively online via a live internet webcast. There will be no physical meeting. The “virtual-only” meeting will also allow for greater participation by our stockholders, regardless of their geographic location. Details about the time and purposes of the meeting and how to access it online are contained in the enclosed proxy statement and notice of the meeting.

We will miss greeting you in person, but we are taking this step to protect the health and wellness of our stockholders, directors, employees, and guests. We are excited to embrace the latest technology to provide expanded access, improved communication, and cost savings for our stockholders.

Without question, 2020 was an extraordinarily challenging year. The pandemic, the social and racial unrest in our nation, high levels of unemployment, and a global recession presented conditions we have never experienced in our company’s 73-year history. But we managed the Company well by staying true to our core values. The welfare of our 17,445 employees has been our first consideration in every decision we have made throughout the pandemic.

We are pleased to provide you information in this proxy statement on the steps we took to protect our people from COVID-19. We also present information about our efforts to maintain a safe workplace and promote diversity, equity, and inclusion throughout our company.

Our Board believes that it is essential to have an ongoing and open dialogue with our stockholders, especially as we navigate challenges like those presented this year. In 2020, we met in person or virtually with stockholders holding approximately 55% of our stock. As a direct result of our stockholder engagement, we adopted the Sustainability Accounting Standards Board (SASB) reporting framework for our 2019 Corporate Responsibility Report. You can read more about our stockholder engagement program in this proxy statement.

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the virtual-only annual meeting online, we encourage you to vote your shares using one of the methods described in this proxy statement.

Thank you for your support and continued ownership of Sanderson Farms.

Cordially,

Joe F. Sanderson, Jr.

Chairman and Chief Executive Officer

Letter from the Lead Independent Director

Dear Fellow Stockholders:

                 On behalf of the Board of Directors, I am privileged to share some of the ways the Board worked to provide strong governance and independent oversight of Sanderson Farms during 2020.

COVID-19

                 From the outset of the pandemic, the Board was focused on its oversight and risk management responsibilities. We met every week between March 13 and

June 5, then every other week or as needed, to receive reports from our executive leadership about management’s response to the pandemic, working conditions for our employees, and the effect on the Company’s operations and sales. We are tremendously proud and grateful to our employees who have worked tirelessly to keep our operations running throughout the crisis and maintain a stable food supply for our country. Additionally, the pandemic has demonstrated without a doubt that we have the most dedicated and conscientious management team in the industry. Their commitment to the safety and welfare of our employees has never wavered. At the same time, they have done an outstanding job of leveraging the flexibility of our operations to shift the Company’s production to serve customers experiencing significant changes in demand for poultry products. The Board is grateful for the team’s leadership, stamina, and resolute focus on building long-term shareholder value while adhering to our core value of respect for every member of our team.

Diversity, Equity, and Inclusion

The Board cares deeply about racial equity and recognizes that while Sanderson Farms can be proud of its long history promoting diversity, equity, and inclusion (DEI), there is always more we can do in this area. In 2020, the Board appointed a special committee to provide Board-level oversight of DEI in the Company. The committee’s first task was to engage an outside consultant to conduct a top-to-bottom review of our policies and practices on DEI.

Stockholder Engagement and Corporate Governance

In the Fall of 2020, the three standing Board committee chairs and I once again joined senior management in meetings with our stockholders. We thank those of you who met with us and gave us valuable input on our governance practices and other matters. We reaffirm our commitment to strong corporate governance and to rigorous, independent Board oversight. Throughout a year marked by urgency, the Board and its committees continued to guide and direct management, including on the major, ongoing risks we face.

Succession Planning

Planning for management and director succession is one of our most important duties, and we continued during 2020 to meet this responsibility. Directors had numerous opportunities to engage with Company managers who are potential future leaders and received feedback from the officers about managers who could be candidates to succeed them. Additionally, the Board continues to assess the skill sets represented on the current Board and identify gaps that can be addressed through regular board refreshment.

In 2021, the other directors and I are committed to maintaining diligence in overseeing the Company’s performance, risk management, and investment in our people and communities. We look forward to your participation at our virtual annual meeting and thank you for your support of Sanderson Farms.

Cordially,

Phil K. Livingston

Lead Independent Director

SANDERSON FARMS, INC.

P.O. Box 988

Laurel, Mississippi 39441

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. Central Time on Thursday, February 18, 2021

PLACE	The annual meeting will be held exclusively online at www.meetingcenter.io/253485236 through a live internet webcast. There will be no physical meeting this year. You can find instructions on how to access the meeting in the section of this proxy statement called “General Information About the Meeting.”

ITEMS OF BUSINESS

1.   To elect four Class B Directors to serve until the 2024 annual meeting;

2.   To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers;

3.   To consider and act upon a proposal to ratify and approve the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2021;

4.   To consider and act upon a stockholder proposal to request that the Board of Directors report on the Company’s human rights due diligence process, if presented at the meeting; and

5.   To transact such other business as may properly come before the meeting or any postponement or adjournment.

RECORD DATE	You can vote if you were, or if a nominee through which you hold shares was, a stockholder of record on December 22, 2020.

ANNUAL REPORT AND PROXY STATEMENT	Our 2020 Annual Report, which is not “proxy soliciting” material, is enclosed. Details of the business to be transacted at the annual meeting are more fully described in the accompanying proxy statement.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders also have the options of voting their shares by proxy on the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on your proxy card included with your proxy materials. You can revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 18, 2021

The Notice of Annual Meeting of Stockholders, the proxy statement, and our 2020 Annual Report are also available on-line at:

http://ir.sandersonfarms.com/financial-information/annual-reports

BY ORDER OF THE BOARD OF DIRECTORS:

Timothy F. Rigney

Secretary

Proxy Statement Summary

This summary provides highlights of information in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting your shares. For more complete information regarding the Company’s 2020 performance, please review the Company’s Annual Report on Form 10-K for the year ended October 31, 2020. The Notice of the Annual Meeting of Stockholders, this proxy statement, the accompanying proxy card, and our 2020 Annual Report were first sent or given on or about January 14, 2021, to stockholders of record as of December 22, 2020, which is the record date of the annual meeting.

Annual Meeting Information

DATE & TIME Thursday, February 18, 2021 10:00 a.m. – Central Time	LOCATION The meeting will be held exclusively online at www.meetingcenter.io/253485236. There will be no physical meeting this year. See “Attending the Annual Meeting” on page 74.	RECORD DATE You can vote if you were, or if a nominee through which you hold shares was, a stockholder of record on December 22, 2020.

Summary of Matters to be Voted Upon at the Annual Meeting

The following table summarizes the items that will be brought for a vote of our stockholders at the meeting, along with the Board’s voting recommendations and the required vote for approval.

Proposal No.	Description of Proposal	Required Vote for Approval	Board’s Recommendation

1	To elect four director nominees For more information, see page 2.	For each director, a majority of the shares present in person or by proxy and entitled to vote	FOR Each Nominee	✓

2	To approve, in a non-binding advisory vote, the compensation of our named executive officers For more information, see page 64.	Majority of the votes cast	FOR	✓

3	Ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2021 For more information, see page 65.	Majority of the votes cast	FOR	✓

4	Stockholder proposal requesting report on the Company’s human rights due diligence process, if presented at the meeting For more information, see page 67.	Majority of the votes cast	AGAINST	X

Sanderson Farms | 2021 Proxy Statement i

Environment, Social, and Governance (ESG) Strategy

ESG Highlights—2020

The events of 2020 and our Company’s response show without doubt the importance of our ESG philosophy and how that philosophy sets us apart from our industry peers. Our approach to ESG matters is deeply rooted in our corporate culture and the core values that have motivated us since our founding in 1947. The cornerstone of our culture and values is respect for the inherent dignity, equality, and worth of every human being. This respect is the driving force behind everything we do at Sanderson Farms, and we believe it is a key reason for our company’s success over the past 73 years.

The first document in our company policy manual is our Statement of Philosophy, initially drafted in 1969. The Statement emphasizes that we cannot be successful unless we first meet our responsibility to our employees. It explicitly reminds us that every employee has rights that we must respect before we can expect the performance necessary to reach our high standards. Chief among these are the rights to a safe workplace and to fair and equitable treatment.

We are pleased to showcase in this year’s proxy statement our efforts to protect our employees during the COVID-19 pandemic, maintain a safe workplace, and promote diversity, equity, and inclusion in our organization. You can read more about our ESG programs in our most recent Corporate Responsibility Report which is located on our website at http://ir.sandersonfarms.com/corporate-governance.

“We at Sanderson Farms believe in the respect for the dignity of each individual. This principle should influence our decisions in all relationships with employees, customers, suppliers, contract producers, and citizens.”

—Excerpt from Sanderson Farms Statement of Philosophy

Sanderson Farms | 2021 Proxy Statement ii

COVID-19

In February 2020, we formed a COVID-19 response team of senior managers, including our CEO, President and CFO, to coordinate our company’s response to the pandemic and manage and mitigate related risks. Our top priority throughout the crisis has been protecting the health, safety, and welfare of our employees.

Without concern for the impact on our profits, we have invested millions in protecting our employees from COVID-19 by proactively taking the steps highlighted below. We believe our proactive approach is the reason that we have been able to maintain a relatively low rate of infections among our employees.

OUR COVID-19 SAFETY MEASURES

●	In February 2020, we began consulting with specialists in infectious disease and epidemiology, including an infectious disease expert who toured our facilities, and we have continued to consult with experts in these fields throughout the pandemic. As a result of our early consultations and facility tours, we developed and implemented a COVID-19 safety plan. Through our ongoing consultation with experts, we continually assess the effectiveness of our plan and make changes as needed. We also frequently communicate with state and local officials and health departments regarding our practices.

●	We implemented strict personal and work-related travel and public gathering restrictions for all of our employees, contractors and members of their households.

●	We set up on-site medical clinics at each of our processing plants. The clinics are staffed by third-party medical personnel who provide telemedicine visits, flu and coronavirus tests and flu vaccinations at no cost to our employees.

●	We provide information about coronavirus and measures to reduce the risk of contracting and transmitting the virus on video displays throughout our facilities and on our employee mobile app. We have also provided live training sessions about the virus to our hourly employees. Each of these communications is provided in the languages spoken by our employee population.
●	We have created an internal hotline monitored by our nurses at our general corporate offices that employees may call to ask questions or voice concerns about the virus.

●	Non-essential visitors may not enter our facilities.

●	We are taking the temperature of everyone entering our facilities. Anyone with a temperature of 100°F or higher is denied entry. Employees denied entry are sent home with pay and are asked to contact their healthcare provider.

●	Our company nurses have received specialized training on identifying COVID-19 symptoms. Employees exhibiting symptoms while at work are immediately sent home with pay and are asked to contact a healthcare provider immediately. Nurses also have front-line level personal protective equipment.

●	Employees who test positive for COVID-19, those who live in the same household as someone who has tested positive, and those who work in close proximity to an employee who has tested positive are sent home to isolate or self-quarantine with pay. The specific isolation or quarantine period varies based on individual circumstances but generally ranges from 10 to 24 days.

●	We continuously look for commonalities among our employees who test positive, including geographic concentrations in their places of residence, so we can reduce or prevent the spread of the virus in our facilities.

Sanderson Farms | 2021 Proxy Statement iii

●	We sent home for 14 days, with pay, approximately 400 employees who work in our Moultrie, Georgia, facility and are residents of a nearby county that experienced a high rate of community infections.

●	We are providing and requiring employees, United States Department of Agriculture inspectors, and essential visitors to wear face masks and face shields. Anyone on the premises of our processing plants, feed mills, hatcheries, and vehicle maintenance shops is required to wear this equipment. Where an employee’s job function does not permit him or her to wear a face shield, we require the employee to wear safety glasses.

●	In areas of our facilities where space allows, we require social distancing, and in areas where equipment configurations allow, we have installed physical barriers between work stations. Where social distancing or the installation of physical barriers is not achievable, the use of face shields is mandatory. Additionally, we have optimized ventilation throughout our facilities to mitigate the risk of exposure to the virus. We are also providing and requiring employees and essential visitors at our general corporate offices and our laboratory to wear face masks while in common areas and in instances where social distancing is not achievable.

●	We require employees to practice social distancing on breaks and have staggered break times to reduce the number of people in break areas at any one time. We have installed physical partitions in our break rooms to provide barriers between employees and have erected tents outside of our facilities to provide employees with more space during breaks.
●	We have installed additional hand sanitizer stations appropriate for use in food processing facilities at all our facilities.

●	A third-party sanitation service provider performs an antiviral sanitation process at each of our facilities at least weekly, and we have increased the frequency of cleaning common areas and frequently touched surfaces.

●	Salaried employees who are considered to be at high risk for severe illness from COVID-19 are permitted to work from home if their job duties allow for remote work.

●	In November 2020, we adopted a policy to send home for two weeks, with pay, employees age 65 or older who work at locations where the number of positive coronavirus cases as a percentage of total employees at the location reaches a certain threshold. This has been triggered at only one location since we adopted the policy.

●	We have closed our company-owned childcare facility in Collins, Mississippi until further notice.

●	In certain of our facilities in communities that experienced high infection rates, we cooperated with local health authorities or determined on our own to test all our employees at the facility for coronavirus. Employees who tested positive were sent home with pay until permitted to return to work under our isolation policy. To date, we have performed five facility-wide tests resulting in positivity rates per employee tested of 3.3%, 0.5%, 5.8%, 3.3% and 7.3%.

Recognizing the hardships that the pandemic and the resulting economic recession have imposed on many of our employees, we also provided the following assistance:

●	As a food producer, we have been designated by the federal government as part of the United States’ critical infrastructure with a special responsibility to continue operations. From late-March

Sanderson Farms | 2021 Proxy Statement iv

2020 through mid-September 2020, we paid our hourly employees who worked all their scheduled hours during a week an attendance bonus equal to $1.00 per hour.

●	We enhanced our health plan to provide for 100 percent coverage of testing and treatment of COVID-19 at no cost to plan participants.

●

We provided detailed guidance to our employees on the steps to take to ensure timely receipt of the stimulus payment provided under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

●

We distributed written materials to our employees in all languages appropriate for our employee population to inform them about COVID-19 risks and encourage good personal hygiene, cleaning and social distancing practices away from work and when carpooling to work to protect themselves and their families.

●	We have given our employees free bottles of hand sanitizer that they may refill from supplies at our facilities and washable masks for them and their families.

●	We have given free, 10-pound boxes of fresh chicken to our employees in connection with several holidays.

●

Because demand for the products we produce at our prepared chicken facility significantly decreased during the early stages of the pandemic, we ran fewer shifts at that facility. We assisted our employees at the plant in filing for unemployment benefits due to their reduced work hours.

Our Record for Workplace Safety

Our COVID-19 safety measures supplement our robust policies and practices that have made us one of the safest companies in our industry. Our occupational health and safety programs are overseen by our President’s safety committee, which meets quarterly to set specific goals for workplace safety and measure attainment of those goals. Even though we have built more poultry complexes than any other company in the U.S. since 1993 and hired an additional 13,000 employees, our OSHA injury rates have declined by 67 percent during that time.

●	For fiscal year 2019, we set a goal to reduce our OSHA injury rates by 10 percent compared to 2018, and we exceeded that goal, with rates declining by over 21 percent.

●

In fiscal 2020, our OSHA injury rates declined another 6.3 percent compared to 2019. Cumulatively for the five years ended October 31, 2020, we had the fewest OSHA citations per 1,000 employees of any company in our industry having more than 5,000 employees.

●

We have five in-house, certified safety professionals, and employees are trained extensively on process safety management, lockout/tagout, hazard communication, confined space entry, use of fire extinguishers, and ergonomics.

●

We work closely with ergonomists to continuously monitor our employees’ working conditions and implement measures to ensure their wellness. For example, we have set our processing line speeds at the lowest rate of any company in our industry, and well below maximum USDA-approved line speed of 175 birds per minute (bpm), to reduce employee stress and injuries.

●	We have a strict policy against retaliation for reporting injuries and illness.

We keep our line speeds at the slowest rate in our industry— 75 bpm to reduce employee stress and injuries.

Sanderson Farms | 2021 Proxy Statement v

Diversity, Equity, and Inclusion

●

A vital part of our strategic plan is maintaining a company culture of mutual respect, collaboration, trust, and fairness among all our team members. We have a strict, written policy prohibiting discrimination based on race, color, religion, gender, pregnancy, disability, medical condition, national origin, ancestry, age, veteran status, marital status, sexual orientation, and gender identity.

●	In addition, we have made diversity and inclusion of women and minorities a top priority at all levels of our company.

●

We believe the culture we have created and imparted to our team is one reason for our high level of employee retention, which has been essential for our significant and successful internal growth over the last 25 years.

OUR DIVERSITY COMMITTEES

To be the best in our industry and successfully implement our growth plan, we continually strive to attract, develop and retain a high quality and diverse workforce. In 2011, our senior management created a Diversity and Inclusion Committee and charged it to develop a plan to increase the participation of women and minorities in management.

The committee formulated a Diversity and Inclusion Strategic Plan as a framework for identifying and advancing talented job applicants and employees with different backgrounds and life experiences. We believe this initiative is one of the ways that we have created a work environment where differences are understood, appreciated and leveraged, and an atmosphere that inspires innovation, creative thinking, collaboration, and devotion to the success of each other.

The committee is composed of the heads of our three operating divisions—production, processing and sales; our General Counsel; our Director of Administration, who manages our human resource function; and other members of management. The committee’s three, over-arching objectives are to:

●	Recruit from a diverse, qualified group of job applicants;

●	Foster a company culture that values inclusion and mutual respect; and
●	Develop processes to make our managers accountable, help measure results, and refine our approach based on the data we gather.

The committee meets quarterly to review our salaried hiring by location and division, along with trends in diverse hires; our diversity recruitment initiatives; data on the diversity of participants in our management and leadership training programs; the media we use to advertise our job openings and trainee programs and whether they are reaching a diverse pool of potential applicants; and other data. The committee also investigates and reports quarterly to our CEO and other senior officers any under-utilization and/or under-selection of women and minorities among new hires and promotions at each of our locations. The committee makes reports to the Board of Directors from time to time.

In fiscal 2020, the committee formed a new steering committee as a grass roots, action-oriented team to champion positive change.

Among the measures that the Diversity and Inclusion Committee has expanded as a result of its work is our highly successful program targeting recruits at Historically Black Colleges and Universities. We are also building relationships with and targeting universities that have high concentrations of Latinx and Native American students.

Sanderson Farms | 2021 Proxy Statement vi

Also in fiscal 2020, the Board of Directors appointed a special committee of directors on diversity, equity, and inclusion. The committee will provide Board-level oversight of all DEI matters in the Company. The committee’s first task was to retain an outside DEI consulting firm that will conduct a top-to-bottom review during the first half of calendar 2021 of DEI in our company.

Our Commitment to Diversity

81%	48%	41%	22%	42%	29%

Percent of our employees who are racial or ethnic minorities	Percent of our employees who are women	Percent of our management employees who are racial or ethnic minorities	Percent of our management employees who are women	Percent of our top 10% compensated employees who are racial or ethnic minorities	Percent of our top 10% compensated employees who are women
As of October 31, 2020

DEI Training and Reporting

We believe that two reasons for our success at promoting DEI in our company are our training program and the communication channels we provide to employees to report violations of our workplace policies.

●

All of our salaried employees are required to attend training sessions each year on diversity and our policies on harassment and discrimination. The training includes a review of the procedures for employees to report harassment and discrimination and makes clear that we do not tolerate any retaliation against employees who report violations. The consequence for an employee who retaliates against another employee for making a complaint is immediate termination.

●	We also review these workplace policies in orientation sessions for newly hired employees as well as in the paid training sessions we require annually for our hourly employees.

●

We instruct employees to report discrimination and harassment immediately to the employee relations manager, division manager or superintendent at the employee’s location. If this is not possible or is inappropriate in the circumstances, employees are encouraged to immediately contact the human resources department at our general offices.

●

If an employee is uncomfortable reporting discrimination or harassment directly to our human resources team, he or she may make an anonymous report through our 24-hour tip line, which is discussed on the next page.

●	We take allegations of discrimination or harassment very seriously and we promptly investigate all reports of this conduct.

In fiscal 2020, we invested more than $3.3 million in employee training and development.

Sanderson Farms | 2021 Proxy Statement vii

HOW WE LISTEN TO OUR EMPLOYEES

We greatly value our 17,445 employees and want and appreciate their feedback. In many cases, our direct engagement with our employees has not only allowed us to improve work conditions for our people, but also has helped us solve supervisory problems and inefficiencies in our operations.

We have several processes through which employees can make their voices heard. Our hourly employees must complete three paid hours of training each year. At the end of the training, employees are asked to fill out an evaluation indicating their understanding of the training they received and any comments they wish to make to our senior management on any subject.

We also conduct “intervention interviews” with hourly employees in departments and divisions that have experienced a higher than normal employee turnover rate. Our Organizational Development team holds one-on-one meetings with hourly staff on an anonymous basis to get their perspectives on measures we could take to improve employee retention. For example, the interviews could reveal that a supervisor is not engaging well with the line workers who report to him. With leadership training from our Training staff, the supervisor can address a weakness in his management style, which can lead to greater job satisfaction for his direct reports and advancement opportunities for the supervisor.

Our intervention interviews have also helped us identify instances where our pay levels were not keeping pace with the market as well as opportunities for new employee experiences. Some of these experiences, like our employee family days, have become company traditions.

Our salaried employees have a formalized performance review process in which they complete a self-evaluation about their attainment of their personal goals. In this process, both employees and their supervisors provide feedback on their working relationship. Employees can indicate areas where they feel they were not supported by their supervisor or where they lacked resources to achieve their potential. This feedback is reviewed by the supervisor’s superiors and is used in making salary and advancement decisions.

Finally, all our employees have an anonymous tip line available to them 24 hours a day to report matters which they believe management and the board should be aware of. We advertise the tip line in both English and Spanish in our internal newsletter. The line is a toll-free telephone line that comes straight to Company headquarters on a line with no caller ID. A full, unedited transcript of every single call is given to the Board’s Audit Committee, along with the disposition of the matter raised on the call. While our preference is to dialogue with employees one on one, we recognize there are times when an employee would prefer anonymity.

“We recognize the individual dignity and worth of each employee who is making his [or her] contribution to our common endeavor.” —Excerpt from Sanderson Farms Statement of Philosophy

Sanderson Farms | 2021 Proxy Statement viii

OUR RESPECT FOR HUMAN RIGHTS

Our approach to COVID-19, workplace safety, and racial equity is a direct result of our core values. These values are enshrined in our Company Vision, Statement of Philosophy and Code of Conduct. Most recently we have articulated these values in our Statement on Human Rights, which was adopted by our Board of Directors and our management executive committee. It is intended to meet the framework of the United Nations Guiding Principles on Business and Human Rights.

We recognize our responsibility for, and are committed to, the total respect of internationally recognized human rights as expressed by the Universal Declaration of Human Rights and the principles concerning fundamental rights set forth in the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work. We also have a responsibility to avoid causing or contributing to adverse human rights impacts through our activities; to seek to prevent or mitigate such impacts that are directly linked to our operations or products by our business relationships; and to take appropriate action, which may include remediation, when such impacts occur.

You can read our Statement on Human Rights on our website at:

https://ir.sandersonfarms.com/corporate-governance

Corporate Governance

Director Nominees and Continuing Directors

Here is a summary of information about our director nominees and directors continuing in office. We have included the Board’s determination about the independence of each nominee and continuing director under the NASDAQ Stock Market listing rules. Our Board is divided into three classes, and directors in a class are elected at our annual meeting to serve a term of three years until their successors are elected.

NOMINEES

Name	Primary Occupation	Term Ending	Age	Director Since	Independent	Standing Committee Membership
						AC	CC	NGC

Class B

John Bierbusse	Retired Vice President and Manager of Research Administration, A. G. Edwards	2024	65	2006

Mike Cockrell	Treasurer, Chief Financial Officer and Chief Legal Officer, Sanderson Farms, Inc.	2024	63	1998

Edith Kelly-Green	Partner, The KGR Group	2024	68	2018	✓	FE		C

Suzanne T. Mestayer	Owner and Managing Principal, ThirtyNorth Investments, LLC	2024	68	2017	✓	C, FE		✓

C = VC = FE =	Chair Vice-Chair Financial Expert	AC = CC = NGC =	Audit Committee Compensation Committee Nominating and Governance Committee

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DIRECTORS CONTINUING IN OFFICE

Name	Primary Occupation	Term Ending	Age	Director Since	Independent	Standing Committee Membership
						AC	CC	NGC
Class C

Fred L. Banks, Jr.	Senior Partner, Phelps Dunbar LLP	2022	78	2007	✓	✓	✓	VC

Toni D. Cooley	Chief Executive Officer, the Systems Group companies	2022	60	2007	✓		VC	✓

Sonia Pérez	President, AT&T Southeast States	2022	64	2019	✓		✓	✓

Gail Jones Pittman	Chief Executive Officer, Gail Pittman, Inc.	2022	67	2002	✓	✓	C
Class A

David Barksdale	Principal, Alluvian Capital	2023	44	2018	✓	✓	✓

Lampkin Butts	President, Sanderson Farms, Inc.	2023	69	1998

Beverly W. Hogan	President Emerita, Tougaloo College	2023	69	2004	✓		✓	✓

Phil K. Livingston (Lead Independent Director)	Retired Chairman and Chief Executive Officer, Deposit Guaranty National Bank of Louisiana	2023	77	1989	✓	VC, FE	✓	✓

Joe F. Sanderson, Jr. (Chairman of the Board)	Chairman and Chief Executive Officer, Sanderson Farms, Inc.	2023	73	1984

C = VC = FE =	Chair Vice-Chair Financial Expert	AC = CC = NGC =	Audit Committee Compensation Committee Nominating and Governance Committee

John H. Baker III, who had been a Class B director since 1994, will retire from the Board of Directors when his term expires at the annual meeting.

Sanderson Farms | 2021 Proxy Statement x

Board of Directors Snapshot

The information below describes the attributes of our Board following the annual meeting, assuming all the nominees are re-elected:

In November 2019, the Women’s Forum of New York recognized us as a Corporate Champion for having over 40 percent of our board seats filled by women.

Board Highlights

●	Strong diversity of gender, race, age, ethnicity and experience

●	Six of 13 directors, or 46 percent, are women, and five, or 38 percent, are African-American or Latinx.

●	All three standing board committees and one special committee are chaired by women

●	Demonstrated refreshment of the Board, with four new directors elected in less than three years and four retirements in last five years

●	Two recently elected directors now serving as chairs of the Audit and Nominating and Governance Committees

●	Active and robust director succession process is on-going, with focus on identifying additional skills needed on the Board

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●	Lead Independent Director with active role and authority, including representing the Board to our stockholders and facilitating communication between the Board and management

●	Review and discussion of our strategic plan at least annually, and on-going oversight of development and implementation of the plan with consideration of ESG matters

●	Discussion and monitoring of executive officer succession plans throughout the year under the Board’s written management and CEO succession policies

●	Candid and in-depth Board self-assessments annually, with individual self-assessments for directors before re-nomination

●	Rigorous director education program including an in-depth “teach-in” session every April, director visits to our poultry complexes, and reimbursement of fees for corporate director seminars

●	Ongoing oversight and monitoring of enterprise risk and risk management

●	Stock ownership guidelines encourage directors to hold 4,000 shares of our stock

●	Directors engage with our senior management team, “next generation” company managers, and other Company personnel on an on-going basis, both inside and outside the boardroom

Governance and Disclosure Highlights

●	Written corporate governance principles reviewed and reassessed by the Board annually

●	Majority voting for directors

●	Holders of 10 percent of our common stock may demand a special meeting of stockholders

●	Proxy access by-law with standard “3/3/20/20” structure

●	No poison pill

●	Special board committee on DEI appointed in 2020 to provide board-level oversight of all aspects of DEI and engage an outside consultant to conduct Company-wide review of DEI practices

●	New annual lobbying activity and expenditure report published on Company website

●

No Company political action committee (PAC); corporate policy prohibits the Company from endorsing political candidates, making independent expenditures advocating for or against candidates, and making contributions to PACs formed to benefit a particular candidate or political party

●	Insider trading policy prohibits:

[o]	pledging of Company stock without clear demonstration of ability to repay loan without pledged securities;

[o]	hedging transactions;

[o]	purchases on margin;

[o]	purchases and sales of Company stock within six months of each other

●	Annual Say-on-Pay vote

Sanderson Farms | 2021 Proxy Statement xii

In 2020, as a result of our engagement with several long-term stockholders,

we introduced new reporting under the Sustainability Accounting

Standards Board (SASB) framework for the meat, poultry, and dairy industry in our annual Corporate Responsibility Report.

STOCKHOLDER ENGAGEMENT IN FISCAL 2020	100+	Number of one-on-one meetings with stockholders and investment community

Despite the challenges of COVID-19, we conducted an active stockholder engagement program in 2020. When the pandemic made it unsafe to meet in person, we engaged virtually with our stockholders and the investment community to hear their concerns and answer their questions. Topics discussed included the steps we took to protect our workforce from COVID-19 and other human capital matters; our workplace safety culture; our new SASB reporting; DEI; board refreshment; corporate governance and other ESG matters.	20	Number of stockholder meetings attended by Lead Independent Director or other Board leaders
	55	Percentage of shares represented at stockholder engagement meetings
	9	Number of non-deal roadshows and investor conferences management attended
	Oct. 16	Date of Company’s annual investor day (held virtually in 2020)

Compensation Highlights

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What We Do

✓	Continually set challenging performance targets

✓	Link pay to relevant performance metrics

✓	Balance short and long-term incentives

✓	Prioritize absolute performance across market cycles

✓	Grant equity-based awards with milestone-based vesting

✓	Rigorous stock ownership guidelines

✓	Robust compensation recoupment (clawback) policy

What We Don’t Do

X	No options

X	No excessive perquisites

X	No tax gross-ups

X	No hedging or pledging

X	No single-trigger change-in-control provisions for executive severance pay

X	No excessive golden parachute payments

X	No guaranteed bonuses

Sanderson Farms | 2021 Proxy Statement xiv

Sanderson Farms, Inc.

2021 Proxy Statement

Sanderson Farms | 2021 Proxy Statement xv

The Sanderson Farms Annual Meeting

Information about this Proxy Statement

Our Board is furnishing this proxy statement in connection with the solicitation of proxies to vote on matters to be considered at our 2021 annual meeting of stockholders, which will be held exclusively online via a live internet webcast at www.meetingcenter.io/253485236 on February 18, 2021, at 10:00 a.m. Central Time, and at any adjournment or postponement of the meeting.

Throughout this proxy statement, unless the context shows otherwise:

●	references to the “Board” or the “Board of Directors” mean the Board of Directors of Sanderson Farms, Inc.

●	references to the “meeting” or the “annual meeting” mean our 2021 Annual Meeting of Stockholders

●	references to “we,” “us,” “our,” the “Company,” or “Sanderson Farms” mean Sanderson Farms, Inc. and its subsidiaries

Matters to be Voted on at the Annual Meeting

The following table describes the matters to be considered at the annual meeting, the vote required for the matter to be adopted, the treatment of abstentions and broker non-votes for each matter, and the Board’s recommendation on each matter:

Proposal No.	Description of Proposal	Required Vote for Approval	Treatment of Abstentions	Treatment of Broker Non-Votes	Board’s Recommendation

1	To elect four director nominees	For each director, a majority of the shares present in person or by proxy and entitled to vote	As a vote “AGAINST”	No effect on the vote	FOR Each Nominee

2	To approve, in a non-binding advisory vote, the compensation of our named executive officers	Majority of the votes cast	No effect on the vote	No effect on the vote	FOR

3	Ratification of the appointment of Ernst & Young, LLP as the Company’s independent auditors for fiscal 2021	Majority of the votes cast	No effect on the vote	No effect on the vote	FOR

4	Stockholder proposal requesting report on the Company’s human rights due diligence process, if presented at the meeting	Majority of the votes cast	No effect on the vote	No effect on the vote	AGAINST

Sanderson Farms | 2021 Proxy Statement 1

Item 1—Election of Directors

Our Board of Directors has nominated four directors for election at the annual meeting. Each nominee has agreed to be named in the proxy statement and serve if elected. Our Board is divided into three classes, and directors in a class are elected at our annual meeting to serve a term of three years until their successors are elected. If re-elected at the annual meeting, the nominees for Class B director will serve until the 2024 annual meeting.

Pursuant to our by-laws, the Board has fixed the total number of directors at 14. The Board may name substitute nominees to replace any of the named nominees who become unavailable to serve for any reason. We have no reason to believe that any of the nominees will be unavailable to serve if elected. Under our Corporate Governance Principles, directors are expected to tender their resignations if they fail to receive the required number of votes for re-election.

Director Criteria, Qualifications, and Experience

We have sought director candidates with a diverse range of business, personal, and geographic backgrounds, and the experience and perspective necessary to oversee effectively a multi-state operation of our size and type. The Nominating and Governance Committee and the Board expect each director to have the following minimum qualifications:

●	significant business experience and achievement in production, preferably related to agriculture, or in marketing, finance, accounting, or other professional disciplines relevant to the Company;

●	prominence and a highly respected reputation in his or her profession;

●	a global business and social perspective;

●	a proven record of honest and ethical conduct, personal integrity, and good business judgment;

●	a commitment to congeniality with and mutual respect for other members of the Board and management;

●	concern for the long-term interests of our stockholders; and

●	significant time available to devote to Board activities and to enhance his or her knowledge of our industry.

The Nominating and Governance Committee also considers candidates’ independence and financial literacy, and for incumbent directors, attendance, past performance on the Board, and contributions to the Board and their committees.

Our emphasis on director collegiality is consistent with our company culture. The Board believes that an effective board process depends on mutual trust among directors and a respectful atmosphere that encourages candor. Candid discussion among directors and with management is critical for the Board to properly exercise its oversight responsibility and its decision-making.

Board Diversity

Although the Board does not have a formal policy on director diversity, it has sought to identify director candidates who represent a diverse range of personal and business backgrounds. Following the annual meeting, assuming all the nominees are re-elected, 46 percent of our directors will be women and 38 percent will be African-American or Latinx. Our directors have also worked in a variety of fields, including finance, banking, investment management, law, higher education, heavy industry, publishing, technology, transportation and logistics, and telecommunications. We believe our directors’ diverse professional backgrounds and experience have resulted in a highly qualified Board.

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Board Tenure

The Board also does not have a formal policy with respect to director tenure. This flexibility has allowed the Board to benefit from balancing the experience and institutional knowledge of our longer-tenured directors with the service of relatively newer directors who have brought new perspectives, skills, and ideas to the board process. This balance has been an asset in managing our company through the cyclical downturns that characterize our industry. It has ensured that during down cycles, the Board has the benefit of directors who have historical experience with our operations and the fluctuations in our industry.

The Board of Directors recommends that stockholders vote “FOR” each of the nominees.

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Director Biographies

Below are biographical summaries current as of the date of this proxy statement for each of our director nominees and directors continuing in office.

Nominees for Class B Director (term expiring in 2024)

John Bierbusse Outside Director Age: 65 Director Since: 2006 Committees: Diversity, Equity, and Inclusion

Business Experience:

●   Retired Vice President and Manager of Research Administration, from 2002 to 2004, Assistant Manager, Securities Research, from 1999 to 2002, and prior positions from 1987, A.G. Edwards

●   Vice President, Duff & Phelps, Inc., from 1981 to 1987

●   23 years’ experience as an equity research analyst in the packaged food and agri-products industries

●   One of the original authors of the NYSE’s Series 86/87 qualification examination required for publishing equity research analysts (committee member 2003-2007)

Other Positions:

●   Board member, Chamber Music America, an arts service non-profit organization based in New York, NY

●   Board member, Third Coast Percussion, a Grammy-award winning quartet based in Chicago, Illinois

●   Board member, Riot Ensemble, a contemporary chamber music ensemble based in London, England

●   Pro bono consultant to arts organizations in strategic planning, board development, financial forecasting, and executive coaching

Education:

●   Bachelor of Arts, Northwestern University

●   Master of Management, Northwestern University – Kellogg School of Management

●   Certified Financial Analyst

Experience and Qualifications to Serve on the Board:

●   Mr. Bierbusse’s experience as a sell-side equity research analyst brings to the Board substantial expertise in capital markets, strategic analysis, risk oversight, and financial modeling in our industry.

●   As a manager, Mr. Bierbusse also has extensive experience in hiring, mentoring, and evaluating finance professionals, which has benefitted the Board in management performance and succession oversight responsibilities.

●   He also has managerial experience in compliance and financial regulation, which has been valuable to the Board in evaluating and overseeing compliance risk.

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Mike Cockrell Treasurer, Chief Financial Officer, Chief Legal Officer, and Director Age: 63 Director Since: 1998

Business Experience:

●   Treasurer, Chief Financial Officer and Chief Legal Officer of the Company, since 1993

●   Shareholder, Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, practicing securities and business transaction law, from 1984 to 1993

●   Associate, Nail McKinney Tate & Robinson, CPAs, from 1979 to 1980

Other Positions:

●   Chair, National Chicken Council Communication Committee, from 2013 to 2014

●   Member, Board of Directors, Mississippi Manufacturing Association, from 2007 to 2008

●   Numerous directorships over 30 years with various community and philanthropic organizations

Education:

●  Bachelor of Business Administration, University of Mississippi

●  Juris Doctor, University of Mississippi School of Law

●   Certified Public Accountant (inactive)

Experience and Qualifications to Serve on the Board:

●   Mr. Cockrell’s more than 20 years of experience as the CFO of our Company during our significant internal growth, and his management of our financial condition through the cycles of profitability that characterize our industry, provide the Board with a depth of knowledge about our financial management.

●   Mr. Cockrell oversees or has a key role in many aspects of our operations and management that are not typical for chief financial officers of public companies, including legal matters, investor relations, corporate responsibility reporting, our grain purchasing strategy, and risk management. He contributes a broad perspective on our operations to the Board process.

●   Mr. Cockrell has played a key role in the mentoring and training of our “next generation” of managers, which has assisted the Board in its oversight of management succession issues.

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Edith Kelly-Green Independent Director Age: 68 Director Since: 2018 Committees: Audit Nominating and Governance (Chair)

Current Other Public Company Boards:

●   Mid-America Apartment Communities, Inc. (NYSE), since 2020

Business Experience:

●   Partner, The KGR Group, whose primary interests are investments in quick service restaurant franchises in Memphis, Tennessee, since 2005

●   Vice President-Strategic Sourcing and Supply and Chief Sourcing Officer from 1993 to 2003, FedEx Express, the world’s largest express transportation company and a subsidiary of FedEx Corporation (NYSE)

●   Vice President-Internal Audit and Quality, FedEx Corporation, from 1991 to 1993 and numerous other positions from 1977 to 1991 at both FedEx Corporation and FedEx Express

●   Interim Chief Executive Officer, Aeroxchange, Ltd., a multi-airline-owned business-to-business e-marketplace, 2000

●   Director, BULAB Holdings, Inc., a privately held, specialty chemical company, since 2012

●   Senior Auditor, Deloitte, from 1973 to 1977

Past Public Company Boards:

●   Applied Industrial Technologies, Inc. (NYSE), from 2002 to 2019

Other Positions:

●   Director, Methodist Health Care Systems, Memphis, since 2018

●   Director, Hatiloo Theater, Memphis, since 2014

●   Founding Member, Philanthropic Black Women of Memphis, since 2006

●   Founding Chair and Member, Ole Miss Women’s Council for Philanthropy, since 2000

●   Member, Advisory Board, Baptist Women’s Hospital, since 2011

Education:

●   Bachelor of Business Administration, University of Mississippi

●   Master of Business Administration, Vanderbilt University

●   Certified Public Accountant (inactive)

Experience and Qualifications to Serve on the Board:

●   Ms. Kelly-Green’s success as an entrepreneur and experience managing a large chain of restaurants in one of our key consumer markets are tremendous assets to our Board in overseeing risks related to marketing and consumer preferences.

●   Her professional experience in corporate operations, supply chain management, logistics, public accounting, and auditing complements the skill sets of our Board.

●   Ms. Kelly-Green’s service on another public company board for 17 years, including her role as chair of its corporate governance committee, and her service on numerous civic and charitable organization boards, provide our Board with further depth of experience in governance best practices.

Sanderson Farms | 2021 Proxy Statement 6

Suzanne T. Mestayer Independent Director Age: 68 Director Since: 2017 Committees: Audit (Chair) Nominating and Governance

Business Experience:

●   Owner and Managing Principal, ThirtyNorth Investments, LLC, a registered investment advisory firm providing investment management services to individuals, benefit plans, for-profit and non-profit businesses and trusts, since 2010

●   Managing Member, Advisean Partners, LLC, a private investment and business consulting company, since 2008

●   Executive Vice President and President – New Orleans Market, Regions Bank, from 2000 to 2008

●   Partner, from 1983 to 1991, and other positions from 1973, Arthur Andersen & Co.

Past Public Company Boards:

●   McMoRan Exploration Co. (NYSE), from 2007 to 2013

Other Positions:

●   Member, Board of Directors of Pan American Life Insurance Company, since 2017

●   Past Chair and current member, Board of Directors of Ochsner Health System, the largest healthcare system in Louisiana, since 2004

●   Treasurer and member, Board of Trustees of the National WWII Museum, since 2012

●   Former director, Federal Reserve Bank of Atlanta, New Orleans Branch, from 2014 to 2018

Education:

●   Bachelor of Science, Louisiana State University

●   Certified Investment Management Analyst®

●   Certified Public Accountant (inactive)

Experience and Qualifications to Serve on the Board:

●   Ms. Mestayer’s successful and distinguished career in investment management, banking, and accounting eminently qualify her to serve on our Board. Her professional expertise allows her to contribute a broad skill set to the Board.

●   Ms. Mestayer has served on over 20 public and private boards, presiding as chair for seven, and has served on the audit and compensation committees of several organizations. Her governance experience is extremely valuable in matters of board process and oversight.

●   Additionally, Ms. Mestayer’s professional and board experience make her an asset to our Board in its oversight of accounting and financial risk, internal controls, and executive compensation.

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Directors Continuing in Office

Class C Directors (term expiring in 2022)

Fred L. Banks, Jr. Independent Director Age: 78 Director Since: 2007 Committees: Audit Compensation Nominating and Governance (Vice-Chair)

Business Experience:

●   Senior Partner since 2008, and Partner from 2001 to 2008, Phelps Dunbar LLP, Jackson, Mississippi, practicing general commercial litigation

●   Presiding Justice from 1999 to 2001, and Justice from 1991 to 1999, Mississippi Supreme Court

●   Circuit Court Judge, Hinds and Yazoo Counties, Mississippi, from 1985 to 1991

●   Representative, Mississippi House of Representatives, from 1976 to 1985

●   Managing Partner, Anderson, Banks, Nichols and Leventhal and successor firms, from 1968 to 1985

Other Positions:

●   National Board Member, NAACP, since 1982 (chair, legal committee and member of executive, finance, and audit committees)

●   Chairman, Mississippi Civil Rights Museum Advisory Commission, since 2014

●   Chairman, Capitol City Convention Center Commission, since 2006

●   Chairman, Community Foundation for Greater Jackson, from 2007 to 2008

Education:

●   Bachelor of Arts, Howard University

●   Juris Doctor, cum laude, Howard University School of Law

Experience and Qualifications to Serve on the Board:

●   Mr. Banks’ extensive experience in law as a legislator, judge, and practicing lawyer allow him to provide valuable insight to the Board in overseeing legal risk management and adopting and implementing governance best practices.

●   His active legal career in Mississippi, where we are incorporated and have our principal office, makes him eminently qualified to help lead the Board’s Nominating and Governance Committee.

●   Mr. Banks has been a leader in numerous civic and philanthropic organizations in Mississippi and nationally. His experience and perspective in the areas of civil rights and equality of opportunity are invaluable to the Board in fulfilling the Company’s social responsibilities.

Sanderson Farms | 2021 Proxy Statement 8

Toni D. Cooley Independent Director Age: 60 Director Since: 2007 Committees: Compensation (Vice-Chair) Nominating and Governance Diversity, Equity, and Inclusion

Current Other Public Company Boards:

●   Trustmark Corporation (NASDAQ), since 2013

Business Experience:

●   Chief Executive Officer since 2016, and Founder and President from 2011 to 2016, Systems Automotive Interiors, L.L.C., a Tier One supplier of upholstered seats to Toyota Motor Manufacturing

●   Chief Executive Officer since 2016, and Co-Founder and President from 2001 to 2016, Systems Electro Coating, LLC, a Tier One supplier to Nissan of electrocoated vehicle frames and components

●   Chief Executive Officer since 2011, and President from 2002 to 2011, Systems IT, Inc., an IT training and consulting company

●   Chief Executive Officer since 2016, and President from 1994 to 2016, Systems Consultants Associates, Inc., a management training and consulting firm

Other Positions:

●   Director, Trustmark National Bank, since 2005

●   Director, Federal Reserve Bank of Atlanta, New Orleans Branch, since 2019

●   Mentor and Benefactor, Center for Social Entrepreneurship, since 2016

Education:

●   Bachelor of Business Administration, Stephens College

●   Juris Doctor, University of Minnesota

Experience and Qualifications to Serve on the Board:

●   Ms. Cooley’s experience in founding and growing the Systems Group companies provides the Board with significant executive expertise in the manufacturing sector, including in programs designed to protect the environment from industrial activity.

●   Ms. Cooley’s service on the board of a publicly traded financial institution, including as chair of that company’s enterprise risk management committee, assists our Board in identifying and overseeing risk in areas such as compliance, insurance, employee relations and human resource management.

●   Her leadership at her family-owned management training firm, established with the express purpose of assisting minority businesses with capacity building, provides the Board with valuable insight into promoting diversity and organizational development.

Sanderson Farms | 2021 Proxy Statement 9

Sonia Pérez Independent Director Age: 64 Director Since: 2019 Committees: Compensation Nominating and Governance Diversity, Equity, and Inclusion

Business Experience:

●   President, AT&T Southeast States, since 2018

●   President, AT&T Louisiana, from 2010 to 2018

●   Vice-President, AT&T Houston, from 2005 to 2010

●   General Manager, South Texas, SBC Southwest, from 1997 to 2005

Other Positions:

●   Regent, Louisiana Board of Regents, since 2017

●   Vice Chair and member, Board of Trustees of the National WWII Museum, since 2013

●   Past Chair, Board of Trustees, Xavier University of Louisiana

●   Past Chair, Board of Directors, Louisiana Association of Business and Industry

Education:

●   Bachelor of Journalism with Honors, University of Texas at Austin

Experience and Qualifications to Serve on the Board:

●   As President of AT&T Southeast States, Ms. Pérez is responsible for the development of the company’s overall strategic plan in the Southeast region. In Louisiana, she leads a workforce of 3,500 employees and a roll of 6,500 retirees. Her executive leadership of an organization of that size with multi-state operations makes her eminently qualified for our Board.

●   The Board also benefits from her expertise with the deployment of AT&T’s 5G technology and infrastructure and leadership of teams responsible for matters affecting public policy, government affairs and philanthropy.

●   Ms. Pérez’s commitment to public service, as well as her professional experience working with communities in Texas, Louisiana, and North Carolina, are valuable to the Board as it evaluates our corporate social responsibility initiatives.

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Gail Jones Pittman Independent Director Age: 67 Director Since: 2002 Committees: Audit Compensation (Chair)

Business Experience:

●   Founder and Chief Executive Officer, Gail Pittman Inc., a design company of hand painted dinnerware and home accessories, since 1979

●   Creative Director, Southern Living at Home, from 2005 to 2010

Other Positions:

●   Alliance Member, Ole Miss Women’s Council for Philanthropy, since 2002

●   Member, International Women’s Forum, Mississippi Chapter, since 2015

●   Chair, Metro Jackson Chamber of Commerce, 1999

●   Chair, Madison County Foundation, from 2009 to 2012

●   Member, Advisory Board, Regions Bank, Central Mississippi, from 1998 to 2003

●   Member, Business Advisory Council, University of Mississippi, from 2000 to 2005

Education:

●   Bachelor of Arts, University of Mississippi

Experience and Qualifications to Serve on the Board:

●   Ms. Pittman’s skill, experience and perspective as a successful entrepreneur makes her exceptionally valuable to the Board. She is recognized by many as Mississippi’s preeminent female business executive.

●   The Board benefits from her manufacturing and production experience in its oversight and monitoring of our operational performance, and from her experience in the areas of brand growth and management, product development and sourcing, marketing, and business development.

●   A noted philanthropist, Ms. Pittman provides meaningful insights to the Company on a variety of areas in the Company’s ESG efforts and community involvement.

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Class A Directors (term expiring in 2023)

David Barksdale Independent Director Age: 44 Director Since: 2018 Committees: Audit Compensation Diversity, Equity, and Inclusion

Business Experience:

●   Principal, Alluvian Capital, a private investment office with diversified holdings in the telecommunications and software industries, since 2014

●   Co-Chairman from 2015 to 2018, and Chief Executive Officer from 2009 to 2014, Spread Networks, LLC, a provider of low-latency fiber optic services to financial and enterprise customers, until its acquisition by Zayo Group Holdings, Inc.

●   Board Member, Servato Corp., a leading supplier of active battery management solutions to telecommunications, power, transportation, and solar companies, from 2014 to 2019

●   Attorney, Cleary Gottlieb Steen & Hamilton LLP, from 2005 to 2007

●   Principal, Barksdale Management Corporation, a private family office, from 2007 to 2014

Other Positions:

●   Member, Board of Trustees of Tulane University, since 2007

●   Board Treasurer of the Greater New Orleans Foundation, a non-profit that links philanthropists with needy charitable, environmental, cultural, and economic development organizations in the New Orleans community, since 2011

●   Chair of the Board of Directors, the Idea Village, a globally recognized non-profit dedicated to supporting local entrepreneurs (member of the board since 2017)

Education:

●   Bachelor of Arts, Tulane University

●   Juris Doctor, New York University School of Law

●   National Association of Corporate Directors (NACD) Directorship CertificationTM

Experience and Qualifications to Serve on the Board:

●   Mr. Barksdale’s career as CEO and Chairman of a telecommunications and IT firm, from its start-up through the completion of its groundbreaking Chicago to New Jersey low-latency fiber optic network and expansion of lit fiber services in Chicago and New York, makes him a valuable member of the Board in its oversight of IT and cyber security risks and challenges.

●   The Board also draws on Mr. Barksdale’s extensive investment management experience and his leadership in the negotiation and sale of his company to a publicly traded holding company in overseeing the development and implementation of our strategic plan.

●   Mr. Barksdale has been active in many civic and charitable organizations, making him an excellent fit in our corporate culture.

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Lampkin Butts President and Director Age: 69 Director Since: 1998

Business Experience:

●   President of the Company, since 2004

●   Vice President – Sales of the Company from 1996 to 2004, and various other positions at the Company from 1973 to 1996

Other Positions:

●   Director, Federal Reserve Bank of Atlanta, New Orleans Branch, since 2015

●   Director, National Chicken Council, since 1995

●   Director, Mississippi Poultry Association, since 1995

●   Member, Board of Directors, University of Mississippi Foundation, since 2020

●   Director, Southeast Poultry & Egg Association, from 2000 to 2003

Education:

●   Bachelor of Business Administration, University of Mississippi

Experience and Qualifications to Serve on the Board:

●   Mr. Butts’ extensive knowledge of our business from his over 45-year tenure with the Company makes him an extremely valuable director. He has served the Company in most every aspect of our operations, with roles ranging from shift manager, sales representative, and division manager, to his current role as head of our operations.

●   Mr. Butts has worked at the Company and served as a director throughout several of the profitability cycles that are characteristic of a commodity business like ours. His experience in managing the business through the volatility of our industry is especially helpful to our less senior directors whose tenures have not included a profitability downcycle.

●   Mr. Butts has had leadership roles at several poultry industry organizations, which enable him to share with the Board valuable insights into industry dynamics, developments, and innovations, as well as government and regulatory relations.

Sanderson Farms | 2021 Proxy Statement 13

Beverly W. Hogan Independent Director Age: 69 Director Since: 2004 Committees: Compensation Nominating and Governance Diversity, Equity, and Inclusion (Chair)

Business Experience:

●   President Emerita, President from 2002 to 2019, and various other positions from 1997 to 2002, Tougaloo College, a private, historically black, liberal arts college in Jackson, Mississippi

●   Commissioner, Mississippi Workers’ Compensation Commission, from 1987 to 1997

●   Executive Director, Governor’s Office of Federal State Programs, from 1984 to 1987

●   Executive Director, Mental Health Associations of Hinds County and the State of Mississippi, from 1974 to 1983

Other Positions:

●   Institutional Director, United Negro College Fund, since 2002

●   Chair, Board of Directors of the Jackson Medical Mall Foundation, which manages a redeveloped facility that houses healthcare providers for the underserved, since 2017

●   Appointed by President Obama to The President’s Board of Advisors on Historically Black Colleges and Universities, from 2009 to 2016

●   Chair, National Advisory Board, HBCU Capital Financing Program

●   Founding Member and former president, Central Mississippi Chapter, National Coalition of 100 Black Women

Education:

●   Bachelor of Arts, Tougaloo College

●   Master of Public Policy and Administration, Jackson State University

●   Doctoral studies in clinical psychology and human and organizational development

●   Honorary doctoral degrees from four universities, including Brown University

Experience and Qualifications to Serve on the Board:

●   As the first woman and the 13th president of a liberal arts college founded in 1869, Dr. Hogan is known as a visionary and trailblazer in Mississippi higher education. The Board has benefitted from her experience in the leadership, management, and growth of this historic college.

●   Dr. Hogan’s educational and professional experience in the public policy, government, and mental health fields has been valuable to the Board in its efforts to make Sanderson Farms a leader in environmental, social and governance best practices.

●   The Board has also benefitted from Dr. Hogan’s insights from her active involvement for many years in state and national civic and political affairs.

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Phil K. Livingston Lead Independent Director Age: 77 Director Since: 1989 Committees: Audit (Vice-Chair) Compensation Nominating and Governance

Business Experience:

●   Retired Consultant, AmSouth Bank of Alabama, from 1998 to 2001

●   President of South Louisiana, First American Bank of Tennessee, 1998

●   Chairman and Chief Executive Officer, Deposit Guaranty National Bank of Louisiana, from 1995 to 1998

●   Chief Executive Officer, from 1973 to 1995, President from 1975 to 1995, and Chairman from 1987 to 1995, Citizens National Bank

Other Positions:

●   President, Louisiana Bankers Association, 1985

●   Founding Director, from 1997 to 2006, and President, from 2006 to 2015, University Facilities, Inc., a non-profit corporation formed to finance and contract for major campus improvements for Southeastern Louisiana University; completed projects during service totaled $115 million

●   Executive in Residence, Southeastern Louisiana University College of Business, since 2016

●   Member, Patient Family Advisory Council, North Oaks Health System

●   Member, Area Advisory Council, Mary Bird Perkins Cancer Center

Education:

●   Bachelor of Science, Mississippi State University

Experience and Qualifications to Serve on the Board:

●   Mr. Livingston’s extensive career in the banking industry, coupled with his leadership roles in a variety of industry and organization boards, make him a valuable member of our Board.

●   His bank executive career included the growth and sale of a community bank of which he was CEO, and involvement in four subsequent bank acquisitions. This experience has been valuable to the Board in its oversight and monitoring of our financial and borrowing risk, accounting and internal controls, and strategic plan.

●   Mr. Livingston also has significant experience in management training and formulation of executive pay structures. He has worked closely with compensation consultants and has been instrumental in the development of our performance-based pay programs.

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Joe F. Sanderson, Jr. Chairman of the Board and Chief Executive Officer Age: 73 Director Since: 1984

Business Experience:

●   Chairman of the Board of the Company since 1998, and Chief Executive Officer of the Company since 1989

●   Continuously employed in various positions at the Company since 1969

Other Positions:

●   Co-Chair, Capital Campaign for Children’s of Mississippi (umbrella organization for University of Mississippi Medical Center pediatric hospital and clinics), since 2016

●   Member, Board of Directors, University of Mississippi Foundation, since 2017

●   Member, Board of Trustees of the National WWII Museum, since 2016

●   Past President, Mississippi Manufacturers’ Association, from 1992 to 1993

●   Past Chair, National Chicken Council, from 1993 to 1994

Education:

●   Bachelor of Arts, Millsaps College

Experience and Qualifications to Serve on the Board:

●   Mr. Sanderson is the grandson of one of our company’s founders. Under his outstanding leadership of our company since 1989, the Company has grown exponentially, including growth in annual revenues from $184 million in 1989 to over $3.5 billion in 2020. Also during his tenure, the Company has opened eight new plants in four states.

●   Mr. Sanderson is primarily responsible for the overall operation and strategic vision of our business. His role as Chairman of the Board has been key to our long-term success and growth in stockholder value.

●   Adhering to the values of our founders – integrity and ethical business practices, excellence in operations, and conservative financial management – Mr. Sanderson is directly responsible for setting the “tone at the top” of our company that has been a significant driver of our success.

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Corporate Governance

We are committed to good corporate governance, which helps us to operate efficiently, sustain our business, and build long-term stockholder value. The Board has adopted Corporate Governance Principles to provide a framework for effective governance of our Company.

The Board reviews and reassesses the Corporate Governance Principles at least annually and updates them as appropriate. The Board has also adopted a Corporate Code of Conduct and a Code of Ethics for our Chief Executive Officer and senior financial personnel governing their responsibility for internal controls and full, fair, accurate, timely, and understandable disclosure in our periodic reports. The Corporate Governance Principles, Code of Conduct, Code of Ethics, our by-laws, and the charters of each of the Audit, Compensation, and Nominating and Governance Committees can be found at http://ir.sandersonfarms.com/corporate-governance.

Governance is a continuing focus of Sanderson Farms, starting with the Board and extending to management and our employees. The Board advises and counsels the CEO and the other executive officers who manage the Company’s business. Additionally, we have solicited feedback from our stockholders on governance matters and improvements, as well as on executive compensation and risk management.

Long-Term Strategic Plan

One of the Board’s primary responsibilities is to oversee the development and implementation of our long-term strategic plan. Determining the strategic course of the Company requires a high level of constructive engagement between management and the Board. Our entire Board acts as a strategy committee and regularly discusses our long-term business plan.

●

The Board reviews the plan with management at least annually and considers whether adjustments should be made given global economic, customer, and other trends, as well as changes in our industry and commodities markets.

●	The Board receives regular reports from management on management’s progress in implementing the plan.

●	Management regularly reports to the Board on its operational goals and level of success in achieving those goals, our capital budget, and our capital structure.

●	The independent directors hold regular executive sessions without management present, at which strategy is discussed.

●

The Board’s annual, in-house director “teach-in” session provides another opportunity for directors to discuss strategy in-depth and receive presentations from our Director of Operations and the heads of each of our production, processing, and sales divisions.

●	The Board also discusses and reviews feedback on strategy from our stockholders.

Process for Selecting Directors

The Board and the Nominating and Governance Committee have made planning for director succession a priority. They believe maintaining a system of overlapping tenures between veteran and newer directors is important for director succession. The Board and the Committee annually assess the composition of the Board during their self-evaluation process, as well as the Board’s effectiveness at assembling a diverse

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and qualified group of directors. The self-evaluation allows directors to comment discretely but candidly on the effectiveness of other directors and to propose any skill sets or experience that the Board should look for in new director candidates. Additionally, when being considered for re-nomination, directors complete an individual self-assessment.

The Nominating and Governance Committee considers the skills and experience needed for the Board to exercise its responsibilities properly. Focusing on those needs, it then screens and recommends candidates for nomination by the full Board.

Proxy Access, Stockholder Nominations and Recommendations of Director Candidates

Our by-laws permit a stockholder or group of up to 20 stockholders who have owned at least 3 percent of our outstanding stock for at least three years to submit nominees for the greater of two directors, or 20 percent of the Board, for inclusion in our proxy statement. The stockholder(s) and nominee(s) must meet the requirements of our by-laws.

Stockholders who wish to nominate directors for inclusion in the proxy statement or directly at an annual meeting in accordance with the requirements of the by-laws can find more information under “Submission of Stockholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2022 Annual Meeting” and “Other Proposals or Director Nominations for Presentation at the 2022 Annual Meeting” in this proxy statement.

Stockholders who wish to recommend director candidates for consideration at an annual meeting should send their recommendations by September 15 of the year before the annual meeting in writing to:

Chair, Nominating and Governance Committee

Board of Directors

Sanderson Farms, Inc.

Post Office Box 988

Laurel, Mississippi 39441

Stockholders should include the following information in their written notice:

●	the stockholder’s name and address;

●

a representation that the stockholder is a holder of record or a beneficial owner (in which case evidence of beneficial ownership must be submitted if requested by the Nominating and Governance Committee) of shares of the Company’s common stock as of the date of the notice;

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●	the name, age, business and residence addresses, and principal occupation and experience of each candidate;

●	such other information regarding each candidate that the stockholder wishes the Nominating and Governance Committee to consider;

●	the consent of each candidate to serve as director of the Company if elected; and

●

a representation signed by each candidate that states that the candidate meets all of the qualifications set forth in Article IV of our by-laws, which requires that directors be at least 21 years old and citizens of the United States.

The Nominating and Governance Committee will evaluate director candidates recommended by stockholders on the same basis as recommendations received from any other source. Anyone recommending candidates to the Nominating and Governance Committee should consider the minimum qualifications, skills, and qualities that the Nominating and Governance Committee believes are necessary for a director of the Company, as set forth above under “Director Criteria, Qualifications, and Experience.”

Committees of the Board of Directors

It is the general policy of the Company that all major decisions be considered by the Board as a whole. However, the Board has established three standing committees to assist in discharging its duties, which are the Audit, Compensation, and Nominating and Governance Committees. The primary responsibilities of each of the committees are set forth below, together with their current membership and the number of meetings held in 2020. Committee charters can be found on our website at http://ir.sandersonfarms.com/corporate-governance. The Board has determined that each member of the Audit, Compensation, and Nominating and Governance Committees is independent for purposes of the NASDAQ Stock Market listing standards. In addition, directors who serve on the Audit Committee and the Compensation Committee meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NASDAQ listing standards and SEC rules.

Committees	Members in 2020	Description
Audit Committee Meetings in 2020: 9	Suzanne T. Mestayer (Chair) Phil K. Livingston (Vice-Chair) John H. Baker III Fred L. Banks, Jr. David Barksdale Edith Kelly-Green Gail Jones Pittman

The Audit Committee oversees the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal controls established by management, and the audit of the Company’s financial statements. The Audit Committee oversees insurance risk and operational risks, risks related to financial controls and legal, regulatory, and compliance matters, and oversees the overall risk management governance structure and function.

Among other things, the Audit Committee:

(1)  appoints the independent auditor and evaluates its independence and performance;

(2)  reviews the audit plans for and results of the independent audit and internal audits; and

(3)  receives reports from the Company’s key managers about the primary risks to our business relevant to their departments and how they manage those risks.

The Board has determined that all of our Audit Committee members are financially literate and that Ms. Kelly-Green, Ms. Mestayer and Mr. Livingston are audit committee financial experts as defined by the SEC.

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Committees	Members in 2020	Description
Compensation Committee Meetings in 2020: 6	Gail Jones Pittman (Chair) Toni D. Cooley (Vice-Chair) John H. Baker III Fred L. Banks, Jr. David Barksdale Beverly W. Hogan Phil K. Livingston Sonia Pérez

The Compensation Committee oversees the Company’s executive compensation and stock incentive plan. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the Compensation Discussion and Analysis section.

Nominating and Governance Committee Meetings in 2020: 9	Edith Kelly-Green (Chair) Fred L. Banks (Vice-Chair) Toni D. Cooley Beverly W. Hogan Phil K. Livingston Suzanne T. Mestayer Sonia Pérez

The Nominating and Governance Committee oversees the Board’s corporate governance procedures and practices, including the recommendation of individuals for the Board, making recommendations regarding director compensation, leading the Board in its annual self- evaluation process, and making recommendations concerning Board and management succession policies.

In addition to the above committee meetings, the Board held 34 meetings in 2020. The Board held more meetings than usual during 2020 as a result of the COVID-19 pandemic. At the beginning of the crisis, the Board met weekly to discuss and oversee management of the Company’s response to the pandemic.

Director Attendance

All Board members are expected to attend our annual meeting of stockholders, all Board meetings, and meetings of committees on which they serve, unless an emergency or unavoidable conflict prevents them from doing so.

During 2020, every director attended at least 80 percent of the total of

●	all of the Board of Directors meetings held during the period for which he or she was a director, plus

●	all of the meetings held by the committees of the Board on which he or she served (during the period in which the director served).

All of our directors then serving attended our 2020 annual meeting of stockholders.

Director Independence

The current Board consists of 14 directors, three of whom are employed by the Company (Messrs. Sanderson, Butts, and Cockrell). The Board conducted an annual review and affirmatively determined that all of the non-employee directors other than Mr. Bierbusse (i.e., Mses. Cooley, Hogan, Kelly-Green, Mestayer, Pérez and Pittman and Messrs. Baker, Banks, Barksdale, and Livingston) are “independent” under the NASDAQ standards.

Mr. Bierbusse does not meet the NASDAQ Stock Market’s definition of independent director because his brother is a “principal” in the business consulting division of Ernst & Young LLP, our independent registered public accounting firm. A “principal” is a partner who is not an accountant. Mr. Bierbusse’s brother is not involved in Ernst & Young LLP’s audit of our financial statements or any other services they provide to us and Ernst & Young LLP has concluded that his relationship to Mr. Bierbusse does not impair that firm’s independence. In addition, we believe that neither Mr. Bierbusse nor his brother have any

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interest in the fees we pay to Ernst & Young LLP, but if such an interest exists, it is not material. Therefore, we have not entered into a “related party transaction” that must be approved by a special committee of qualified, independent directors pursuant to the charter of the Audit Committee of our Board of Directors.

Independent Director Meetings

The independent directors meet regularly in executive session, usually in conjunction with each regular Board meeting, with the Lead Independent Director serving as Chair.

Board and Committee Self-Evaluation

The Board and each committee conduct a self-evaluation of their performance, composition, leadership structure, and governance at least annually. The evaluation format and process is supervised by the Nominating and Governance Committee. In 2020, the self-evaluation process was conducted by means of an anonymous, written questionnaire and a personal, one-on-one interview of each director by the Chair or Vice-Chair of the Nominating and Governance Committee or the Lead Independent Director.

The Nominating and Governance Committee provides directors with a list of suggested topic areas in advance of the interviews so that directors may begin reflecting on aspects of the Board’s and committee’s performance and need for improvement. Interviews are not limited to those subjects, however, and directors are encouraged to share all concerns they have about the Board and committee process and the Board’s governance during their interviews. The interviews also provide an opportunity for directors to assess or comment on individual directors.

Once the interviews are completed, the Chair and Vice-Chair of the Nominating and Governance Committee and the Lead Independent Director confer and compile a joint report that they present to the full Board. The committee and the Board also hold one or more sessions to review and discuss areas that have been recommended for improvement. The Lead Independent Director and the Chair of the Nominating and Governance Committee are responsible for ensuring that there is follow-up on any action items that result from the evaluation process. For example, in fiscal 2020, they coordinated with management to provide more opportunity for the Board to review and discuss the long-term strategic plan in light of the effects of the COVID-19 pandemic on demand for the Company’s products.

Board Leadership

Currently, Joe F. Sanderson, Jr. serves as both our Chief Executive Officer and the Chairman of the Board of Directors. The Board reassesses its leadership structure annually and has affirmatively determined that Mr. Sanderson’s combined role as Chairman and Chief Executive Officer provides the Company and the Board with strong leadership and continuity of experience and is in our stockholders’ best interests. Chief among the factors the Board has considered are Mr. Sanderson’s leadership in maintaining our corporate culture and setting a “tone at the top” that permeates all of our operations; his investor-driven viewpoint; the Company’s performance; his 50 plus years of experience with our Company; and his long-term vision for our strategic plan.

Our by-laws provide that if at any time the Chairman of the Board is also an officer of the Company, the independent directors must appoint a Lead Independent Director. The Lead Independent Director must be “independent” under the rules of the NASDAQ Stock Market and is appointed by the other independent directors for a one-year term. Our by-laws give our Lead Independent Director a robust role in our board process. He or she is responsible for:

●	presiding at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors;

●	serving as a liaison between the Chairman of the Board, other senior managers, and the outside directors;

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●	approving information sent to the Board of Directors in preparation for meetings of the Board of Directors, and meeting agendas;

●	approving schedules for meetings of the Board of Directors to ensure that there is sufficient time for discussion of all agenda items;

●	having the authority to call meetings of the outside or independent directors; and

●	being available for communications with our stockholders.

The independent directors have appointed Phil K. Livingston as the Company’s Lead Independent Director. In addition to actively fulfilling the responsibilities listed above, Mr. Livingston periodically attends senior management meetings to observe management decision-making and ensure that managers who report to the executive officers have access to the independent directors. He has also actively engaged with stockholders on important matters, and we expect he will continue to be available to meet with stockholders.

The proper discharge of the Board’s fiduciary duties to the Company and its stockholders requires it to retain the flexibility to determine the person or persons best suited for the role of Chairman and Chief Executive Officer. The Board believes its selection of Mr. Sanderson for both roles is consistent with its fiduciary duties because he is the person best suited for both positions. The Lead Independent Director role provides a necessary layer of independent oversight. The Lead Independent Director also helps to ensure effective communication between management and the independent directors and increases the independent directors’ understanding of management decisions and Company operations. Thus, the Board of Directors believes that its leadership structure is appropriate.

Risk Oversight

The Board takes very seriously its oversight role in the Company’s risk management. The Company’s senior management committee, called the Executive Committee, is primarily responsible for managing the day-to-day risks of the Company’s business, and is best equipped to assess and manage those risks. The Board or the Audit Committee receives reports on the Company’s exposure to risk and its risk management practices from the senior managers of the Company’s major divisions, as well as from third party experts, on topics such as:

●	information technology safeguards and cyber security

●	the Company’s biosecurity program

●	flock health and veterinary practices

●	quality control and safety of our products

●	crisis response and management, including climate-related disasters

●	our growth plans

●	financial and accounting controls and security measures

●	grain purchasing strategy

●	environmental compliance

●	human resources

●	workplace conduct and related Company policies

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●	insurance coverages

●	legal matters

●	customer and product mix

●	consumer preferences and trends

●	ESG matters

The Board regularly receives updates about and reassesses the management of these risks throughout the year. For some matters, such as cyber security, the Board or the Audit Committee receives at least quarterly updates from the appropriate managers on measures the Company has taken to mitigate risk. In addition, the Board reviews the Company’s risk disclosures in its draft periodic reports before they are filed and has the opportunity to question management about those risks. Periodically, at the Board’s annual in-house director education session, management makes a comprehensive report to the Board on how it manages each of the risks disclosed in the periodic reports.

The Board is confident that the CEO, as the head of the Company’s Executive Committee, and other members of the Executive Committee, will promptly report new material risks or material changes in the Company’s risk profile to the Board. The Board feels that, together with the CEO, it has cultivated a corporate culture and board leadership structure in which managers who report to the CEO and the other top officers of the Company have access to the Lead Independent Director and the other outside directors, and can and do communicate freely and candidly about risks to the Company.

In addition, for at least the last 15 years, the Board has visited each of our new facilities and has personally observed our production and processing operations, including our hatcheries and processing lines, and our biosecurity, worker health and safety, quality control, food safety, and live production disease prevention measures, among others.

Succession Planning

The Board has adopted a written management succession policy pursuant to which it plans for succession to the positions of CEO, President and CFO (key officers). Additionally, the Board has also adopted a special written framework for the CEO’s succession.

The management succession policy requires the key officers to periodically provide the Nominating and Governance Committee of the Board and the Lead Independent Director with an assessment of senior managers and their potential to succeed the key officers. The key officers must also report on the Company’s training and recruiting efforts for other senior management positions. Every year, the Lead Independent Director, the Chair and Vice-Chair of the Nominating and Governance Committee and the Chair of the Compensation Committee meet with each of the CEO, the President, and the CFO to discuss these topics as well as the officers’ health and potential retirement plans.

The directors have many opportunities to interact with “next generation” managers, both formally and informally. High potential leaders are thus given exposure and visibility to the Board, and the Board has made it a priority to interact with internal management candidates.

Communications Between Stockholders and the Board of Directors

The Board of Directors has adopted a formal procedure that stockholders may follow to send communications to the Board of Directors. Stockholders may send communications to the Board by writing to:

Internal Audit Department

Sanderson Farms, Inc.

P. O. Box 988

Laurel, MS 39441-0988

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Stockholders desiring to send a communication to the full Board of Directors should mark the envelope “Attention: Board of Directors.” Envelopes intended for a committee of the Board should be marked to the attention of the particular committee. Stockholders may also communicate with directors who are “independent directors” under the rules of the NASDAQ Stock Market by marking the envelope “Attention: Independent Directors” at the address given above.

We will forward all communications we receive as addressed on a quarterly basis, unless management determines by individual case that a communication should be forwarded more promptly. However, any stockholder communication concerning employee fraud or accounting matters will be forwarded as addressed, with a copy to the Audit Committee, immediately upon receipt.

Stockholder Engagement

We are committed to engaging with our stockholders to communicate with transparency our strategy, performance, business practices, governance, and other matters. Throughout the year, our senior management team meets with holders of a significant portion of our outstanding stock across the country to discuss our Company and gain stockholder feedback.

HOW WE ENGAGE WITH OUR STOCKHOLDERS

Through Off-Season Outreach

Many of our stockholders engage with issuers primarily outside of annual meeting season, when conversations are less focused on a single voting issue. In the Fall of 2020, our management, Lead Independent Director, and three standing Board committee chairs met with holders of a large percentage of our outstanding shares to engage on the effect of the COVID-19 pandemic, ESG issues, diversity and inclusion, our compensation philosophy, the Board’s oversight of risk management, and other matters.

Through In-Season Outreach

Occasionally, such as when there is a stockholder proposal on the ballot, additional outreach may be helpful or necessary to discuss specific issues and answer stockholder questions. This supplements our ordinary course outreach.

Through Our Proxy Statement

Our proxy statement can be an important communications tool for our stockholders. We have re-formatted our proxy statement to make it more useful to stockholders and include more discussion of governance matters at our Company.

Through Investor Conferences and our Annual Investor Day

Our management team attends non-deal roadshows and investor conferences related to our industry, such as the Barclays Consumer Staples Conference. We also host our own annual investor day where our management gives presentations on our strategy and performance, and third-party experts make presentations on poultry and grain markets, consumer trends and other matters affecting our Company. Members of our Board of Directors attend the investor day as well as our annual stockholders meeting and are available to engage with stockholders at those events.

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Corporate Responsibility

Conserving natural resources has been a core value of our company since its founding. For each new complex we build under our internal growth plan, we only choose sites where the natural resources we will use are abundant and sufficient to support our operations and our contract farmers for the long-term. We strive to implement innovative environmental sustainability measures and reduce our use of electricity, natural gas and water year over year. Our Board receives reports from our Director of Development and other managers concerning our sustainability efforts at each new complex. In addition, the Board personally visits our new complexes and has observed our sustainability program firsthand.

We describe our sustainability program in more detail in our annual Corporate Responsibility Report, which can be found under the “Corporate Governance” tab of the “Investors” section of our website at www.sandersonfarms.com. Our 2019 report includes metrics under the SASB framework for the meat, poultry and dairy industry. It also includes information related to our programs and achievements on employee welfare and wellness, safety and training, our relationships with our contract growers, our food safety practices, and animal welfare. It also discusses our involvement in the community, including our charitable activities that have been approved at the Board level.

Hedging Policy

We have a policy prohibiting hedging transactions by officers, directors, and any other person who is subject to our insider trading policy. See the Compensation Discussion and Analysis section for more information.

Review and Approval of Certain Transactions

The Audit Committee’s charter charges it with reviewing, on an on-going basis, certain transactions between the Company and its directors, officers, major stockholders and certain other persons for conflicts of interest. The types of transactions that are subject to this review are those “related party transactions” that must be disclosed in our proxy statement under the rules of the SEC, which are transactions, arrangements or relationships in which we or any of our subsidiaries was or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” means generally:

●	any of our executive officers, directors, or nominees for director;

●	any person who is known by us to be the beneficial owner of more than 5.0 percent of our common stock; and

●

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, nominee for director, or a beneficial owner of more than 5.0 percent of our common stock, and any person (other than a tenant or employee) sharing the household of such person.

The Audit Committee must recommend to a special committee of qualified, independent directors whether or not the transaction should be approved. The special committee may retain independent legal, accounting, or other advisors to advise it in this process. In determining whether to approve or disapprove entry into a related party transaction, our Audit Committee takes into account, among other factors, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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The Audit Committee was appointed by the Board to serve as the special committee to review and consider the employment by the Company of Casey Butts and Norman Butts, who are related persons because they are the son and brother, respectively, of Director and President Lampkin Butts. The Audit Committee approved their employment and compensation. The Company paid these related persons the following compensation in fiscal year 2020:

Fiscal 2020 Related Party Compensation1

Related Person/Title	Salary ($)	Non-Equity Incentive Plan		Aggregate Grant Date Fair Value of Restricted Stock ($)	All Other[2] ($)	Total ($)
		Maximum Opportunity as % of Salary	Dollar Amount Paid

Casey Butts, Staff Attorney	335,424	45%	0	52,803	13,840	402,067

Norman Butts, Corporate Maintenance Manager	188,512	40%	0	30,784	9,225	228,521

(1)	Does not include health plan benefits, which are paid according to the same criteria applicable to all salaried employees generally.
(2)	Consists of 401(k) Plan matching contribution, ESOP allocation, dividends paid on restricted stock and life insurance premium, in each case if applicable to the related person.

The Audit Committee will review the employment and compensation of Casey Butts and Norman Butts on an annual basis.

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Compensation Discussion and Analysis

In this section, we describe our compensation philosophy, the factors the Compensation Committee considered in developing our compensation packages, and the decision-making process it followed in setting compensation for our named executive officers for our 2020 fiscal year. You should read this section in conjunction with the tables and accompanying narratives that follow. We believe our executive compensation programs reflect our company’s pay-for-performance philosophy, assist us in creating long-term value for our stockholders, and are effective in retaining and motivating our executives.

Our “named executive officers” as defined under the SEC’s proxy statement rules for 2020 were:

●	Joe F. Sanderson, Jr., Chairman of the Board and Chief Executive Officer (CEO);

●	Lampkin Butts, President (President);

●	Mike Cockrell, Treasurer, Chief Financial Officer and Chief Legal Officer (CFO); and

●	Tim Rigney, Secretary and Controller (Secretary).

You can read the biographies of Messrs. Sanderson, Butts and Cockrell in this proxy statement under Item 1—Election of Directors. Mr. Rigney has served as Secretary and Controller since November 1, 2012, and was our Corporate Accounting Manager from December 2005 to November 1, 2012.

Executive Summary

Sanderson Farms has always had a pay-for-performance culture. We expect top performance from our people every year and are willing to pay for that success. Accordingly, a substantial part of the compensation package for each named executive officer is at risk and is only earned if performance warrants. In addition to base salary, we offer our named executive officers the opportunity to earn an annual cash bonus if the Company meets certain performance goals, and we also grant long-term incentives to our named executive officers to align their pay with the long-term success of our company.

Our long-term equity incentives have a performance-based component and a time-based element to assist us in retaining our management team. Although we generally strive to appoint executives from within our company, our compensation programs will allow us to attract top management candidates from outside our company should the need arise. We encourage our named executive officers, other members of management, and our Board of Directors to follow our stock ownership guidelines. In addition, our executives participate in our Employee Stock Ownership Plan and can elect to participate in our Management Share Purchase Plan, which further aligns their interests with those of our stockholders.

The Compensation Committee has retained Willis Towers Watson as its independent compensation consultant. We use a peer group recommended by Willis Towers Watson and appropriate published surveys (based on industry and revenue size comparisons) to set compensation levels. We do not target our compensation levels at any particular point in the range established by data we gather, but we do consider the median of those markets along with many other factors in setting our pay opportunity. However, with above-target performance, our named executive officers can earn above-market pay.

The Committee compares our executive officers’ total realizable pay against our total stockholder return for the past three years, to determine if there is alignment between our executive pay and our performance. Total realizable pay equals the sum of an officer’s base salary, actual bonus paid, performance-based awards paid out in the period, and the value of restricted stock awards at the

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Company’s current stock price. Based on this analysis, the Committee believes our executive compensation and our company’s performance have been strongly aligned over time, with less alignment in some years due to cyclicality in the poultry industry.

For our annual cash bonus plan, we measure operational performance using Agristats, a private industry benchmarking service that analyzes performance data submitted by a significant majority of the poultry industry, and through earnings per share. Even if we meet the operational and earnings per share targets, our executives will not receive payments under the bonus award plan unless we also meet a return on equity threshold. For our long-term performance share plan, we measure performance by return on sales and return on equity, and our stock price also factors into the final amount of the award to the named executive officers.

Our stockholders have approved the compensation of our named executive officers as disclosed in our proxy statement by at least 92.7 percent of the votes cast in every year in which we have held a Say-on-Pay vote. The Committee took these approvals into account in determining to follow the same policies, practices, and framework to set our executive pay as it has used in the past. Our Board has determined to hold a Say-on-Pay vote every year. However, we are required by law to hold a non-binding advisory vote on the frequency of our Say-on-Pay votes every six years. The next vote will occur at our 2026 annual meeting.

Principles and Objectives of the Executive Compensation Program

The main objectives of our executive compensation programs have been to reward outstanding performance by our executives appropriately and to ensure that management and stockholder interests are closely aligned. The Committee strives to structure compensation packages that create incentives for our executives to maximize long-term stockholder value, rather than to maximize their individual pay. A significant portion of our executive compensation opportunity is related to factors that directly and indirectly influence stockholder value, including stock performance, earnings per share, operational performance, return on sales, and return on equity.

Another significant factor in the Committee’s decision-making is stockholder dilution, and the Committee strives to minimize the dilutive effect of equity awards on our stockholders. Our Board of Directors also adopted a share repurchase program under which we are currently authorized to repurchase up to two million shares of our common stock, in part to offset the dilutive effect of our equity compensation plans. We have repurchased over 2,300,000 shares under this program since the Board first authorized it in 2009.

We believe our executive culture is unique within our industry. Our management team is motivated by a strong “tone from the top” that has fostered our core mission to create returns for our stockholders. We believe our executives should be rewarded fairly for their loyalty to that mission, especially in years when we perform at the top of our industry.

Management, the Board of Directors, and the Compensation Committee recognize that our business is cyclical and seasonal, and often times factors beyond our control significantly influence our profitability. These factors include swings in the market prices for our primary product, fresh chicken, and our two primary input costs, corn and soybean meal. Supply and demand factors for poultry products and feed grains also play a role in the cyclicality of our industry and are influenced by global macroeconomic conditions and weather patterns. Accordingly, the Compensation Committee believes it is important to measure and reward outstanding performance as much by operational performance relative to our industry peers as in absolute dollars per share and other typical measuring tools. This concept of placing significant emphasis on operational performance relative to our industry peers permeates our overall compensation plans and philosophy.

We expect top-level performance from our management team even during downturns in our industry, extraordinary conditions like the COVID-19 pandemic, and periods of Company expansion. Accordingly,

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the criteria that the Committee has established for our performance-based awards have been historically very challenging to achieve. Nevertheless, even in years for which we have incurred a net loss, our company has often performed better than most of our industry peers. The Committee has considered these factors in evaluating our compensation plans and has made adjustments to the plans or discretionary awards to take into account our strong performance relative to the industry and our significant company growth.

The Committee intends to continue its strategy of using programs that emphasize performance-based incentive compensation, with a goal to achieve an appropriate balance between our short and long-term performance and between our performance and stockholder return.

Benchmarking and Competitive Analyses

The Committee uses information gathered by analyzing the compensation levels and programs of a peer group and, in some cases, composite survey data compiled from unidentified companies of appropriate size and industry. The peer group serves as the chief point of comparison of the level and structure of executive pay, and is composed of companies similar to Sanderson Farms in size, median revenue, industry, geographic location, and/or performance. The Committee also uses data from a reference group of direct competitors that are considerably larger than Sanderson Farms as a comparator for components of executive pay, but not for pay levels. Selection of the peer and reference groups is based on the research of Willis Towers Watson with input from the Committee. Each year, Willis Towers Watson considers whether the composition of the peer and reference groups continues to be appropriate and if not, recommends changes. However, the Committee and Willis Towers Watson strive to minimize churn in the composition of the groups so that yearly comparisons remain stable.

The comparator groups yield information about the general level and components of pay for comparable executive positions at other companies. The Committee uses this information as a general guide in its deliberations, but it does not target our executive compensation levels at any point in the range established by the comparisons. Instead, the Committee bases its final decisions on its business judgment, which may be influenced by the median level of that range, as well as a variety of other factors discussed below. The companies in the comparator groups that Willis Towers Watson used in 2019 to make recommendations about fiscal 2020 pay were:

Peer Group	Reference Group
B&G Foods, Inc.	Hormel Foods
Brown-Forman Corp.	Pilgrims Pride
Cal-Maine Foods, Inc.	Tyson Foods
Central Garden & Pet Company
Darling Ingredients, Inc.
Dean Foods
Flowers Foods, Inc.
Hain Celestial Group Inc.
JM Smucker Co.
Lancaster Colony Corp.
McCormick & Co.
Post Holdings, Inc.
Seaboard Corp.
Seneca Foods Corp.
SunOpta, Inc.
Treehouse Foods Inc.
United Natural Foods Inc.

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In 2020, Willis Towers Watson used the same groups for its fiscal 2021 recommendations, except that Dean Foods was removed from the peer group due to its 2019 bankruptcy and Lamb Weston Holdings, Inc. was added.

The Compensation Committee Process and the Role of Management and Compensation Consultants

Both management and the Compensation Committee recognize the importance of maintaining sound principles for the development and administration of compensation and benefit programs. Our Compensation Committee has taken steps to significantly enhance its ability to carry out its responsibilities effectively, as well as to ensure that the Company maintains strong links between executive pay and performance. Examples of actions that the Committee has taken include:

●

Retained an independent compensation consultant, Willis Towers Watson, to advise on executive and director compensation issues. The Committee selected Willis Towers Watson after considering the qualifications and proposals of several consulting firm candidates and interviews of the candidates with the Committee chair. The Committee periodically re-assesses whether Willis Towers Watson continues to be an appropriate choice.

●	Met regularly in executive sessions with the compensation consultant and legal and accounting advisors without Company management present.

●	Maintained important features of our executive and director compensation programs, including:

[o]	Establishing a peer group for primary comparisons of the level and structure of executive and director pay;

[o]	Establishing a broader reference group of companies with a business environment similar to ours to assist in comparing the elements of executive and director compensation (not levels of pay);

[o]

Developing a long-term incentive program for executives designed to offer a variety of equity-based awards that are linked to stockholder value, and making adjustments to the program where necessary to take into account our significant Company growth and strong performance relative to our peers;

[o]	Implementing incentive programs to promote increased Company stock ownership by management and non-employee directors;

[o]	Instituting share ownership guidelines for both management and non-employee directors;

[o]	Adopting a compensation recoupment policy for incentive-based compensation, discussed below; and

[o]

Undertaking a formalized annual review of executive compensation packages with advice from the compensation consultant in light of market standards; company, industry, and officer performance; and individual merit.

The Committee has the sole authority to retain or terminate Willis Towers Watson (or any other compensation consultant) and to approve the consultant’s fees and other terms and conditions of its engagement related to executive compensation. In April 2020, as in prior years, the Committee directly engaged Willis Towers Watson to review its executive compensation components and levels and recommend any changes for fiscal 2021 necessary to bring our programs in line with market standards or Company performance. This included an assessment of the composition of the peer and reference groups for 2021, a review of compensation trends, development of specific compensation recommendations, and a presentation of its report to the Committee. The Company paid Willis Towers Watson a fee of approximately $89,000 for all of this work. For Willis Towers Watson’s work in fiscal 2019

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related to fiscal 2020 executive pay, as well as a review of our Stock Incentive Plan, the Company paid fees of $77,500. The Company also paid Willis Towers Watson an additional $7,000 in fiscal 2020 to review and recommend special fees to directors involved in stockholder engagement meetings and serving on the Board’s DEI committee.

Our Human Resources department has engaged Willis Towers Watson’s brokerage and advisory division to identify carriers for the life insurance, disability and other plans that are ancillary to our health plan and to secure stop-loss coverage for the health plan. While we do not pay Willis Towers Watson any fees for these services, they earned approximately $769,000 in brokerage commissions and other compensation for these services in fiscal 2020.

In 2020, the Committee formally assessed the independence of its advisors, including Willis Towers Watson, based on specific information requested of the advisors, and determined that Willis Towers Watson and its other advisors are independent. The Committee will take measures to ensure that any future engagement of Willis Towers Watson by our Company does not impair Willis Towers Watson’s independence.

Typically, the Committee chair meets with representatives from Willis Towers Watson at the outset of any engagement to discuss the Committee’s goals and objectives and to outline the parameters of the review that Willis Towers Watson will undertake. Company personnel are sometimes present for those meetings as a liaison with management, and Willis Towers Watson uses Company personnel to gather internal information necessary for its work. The Committee chair also corresponds with Willis Towers Watson directly during an engagement as questions arise.

The CEO is the Committee’s chief source of information about the overall performance of the Company and of senior management. The Committee or its chair and the Lead Independent Director typically meet privately with the CEO to seek his view of Willis Towers Watson’s recommendations and to receive his input about factors that the Committee might consider in making its determinations with respect to the President and CFO, who are his direct reports. Although the CEO has substantial influence on the Company’s compensation and could contact or meet with Willis Towers Watson or the Committee if he chooses, he is not directly involved in the Committee’s decision-making process or in meetings with Willis Towers Watson.

When compensation questions arise for the Committee’s consideration, senior management may be present for Willis Towers Watson’s presentations and to answer any questions by directors. However, when the Committee sets levels and components of compensation, senior managers are ultimately excused from the meeting to permit the Committee to meet with Willis Towers Watson and legal and accounting advisors, and to deliberate and vote. The Committee may ask the CEO to be present for the deliberations on the compensation of the other named executive officers, but he is excused from the deliberations and vote on his own compensation.

The Compensation Committee may form and delegate its authority to subcommittees consisting only of persons who are members of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During fiscal 2020, none of the members of the Compensation Committee was an officer or employee of the Company and no member of the Committee is a former officer of the Company. In addition, during fiscal 2020, none of our executive officers served on the board of directors of any entity whose directors or officers served on our Board of Directors.

Elements of Executive Compensation

The compensation of our executive officers consists of the following elements:

●	Base Salary

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●	Annual cash incentive (bonus) awards

●	Long-term equity incentive awards, including:

[o]	Restricted stock

[o]	Performance shares

[o]	Management share purchase rights

●	In-service and post-employment benefits

●	Perquisites

The Committee has used these elements of compensation to create a flexible package that reflects the cyclical nature of the poultry business and can reward both the short and long-term performance of the Company and the individual. Each item of compensation is considered individually, followed by consideration of the overall package, with the goal of treating executives equitably and rewarding and incentivizing outstanding performance. Generally, the Committee does not consider the amounts realizable from prior compensation in setting future benefits. However, the Committee has restructured our long-term performance incentives to reflect more fairly the conditions in our industry when past awards have failed to vest because of cyclical downturns in the poultry market and inefficiencies stemming from our significant internal growth. This is discussed in more detail below.

The CEO’s 2020 total compensation, as reported in the Summary Compensation Table below, was approximately 283 percent and 350 percent, respectively, higher than the total compensation for the President and CFO because of his higher level of responsibility within our Company and his more pervasive influence over our performance. The compensation of the President and CFO was likewise approximately 337 percent and 272 percent, respectively, higher than the Secretary’s for the same reasons.

In 2015, we entered into new employment agreements with the CEO, the President, and the CFO. As described in more detail below under “Discussion of Summary Compensation and Grants of Plan-Based Awards Table,” the 2015 agreements superseded substantially similar agreements that we entered into during 2009. The agreements provide those executives will remain employed until their agreements are terminated either by the Company or the executive for any reason. Among other benefits, the agreements provide for a severance payment to be paid to the officers if:

●	before a change in control of our company, the officers are terminated without cause, except in the case of poor performance;

●	at or after a change in control, the officers are terminated without cause; or

●	the officers resign for good reason.

The amount of the severance payments will be, in the case of Mr. Sanderson, three times, and in the case of Messrs. Butts and Cockrell, two times, the following amounts:

●	the officer’s annual base salary in effect at the time of his termination, plus

●	fifty percent of the maximum bonus available to the executive under the Company’s bonus program in effect for the year of termination.

The Committee believes these benefits are important officer retention tools that will protect the Company and its stockholders against an unexpected departure of our most senior management. In addition, the

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commitment to pay severance is counterbalanced by an agreement from the officers not to disclose confidential information about us during and after their employment, and not to engage in certain competitive activity during their employment and for two years after the termination of their employment for any reason other than poor performance. The Committee also believed it was crucial to structure the agreements so that, except in the case of a change in control, the officers will not be paid severance if they are terminated for poor performance.

In the context of a change in control, the severance is not payable unless the officer is subsequently terminated without cause. This is sometimes referred to as a “double trigger.” In the case of a merger or other transaction that would allow our stockholders to profit from a sale of control of our company, such provisions can help ensure that management will not be distracted in the transaction negotiations by concerns that they will be arbitrarily terminated by new management without any economic protection after the change of control is complete.

The agreements are discussed further below in the narrative following the table entitled, “Grants of Plan-Based Awards.”

Base Salaries

Salaries are used to provide a fixed amount of compensation for the executive’s regular work. The Committee reviews the salaries of the named executive officers annually in October, with input from the outside compensation consultant, and makes final salary decisions at that time. Salary increases are based on an evaluation of Company performance, the individual’s performance, and the individual’s level of pay compared to the pay levels for similar positions in the peer group. Although the peer group suggests a range of competitive levels for base salaries, exact levels are determined by the Committee based on each executive’s merit. The Committee also takes into account years of service, responsibilities, our future growth plans, industry conditions, and our current ability to pay.

For fiscal 2020, the Committee determined to award a 1.5 percent merit-based salary increase to the President, CFO and Secretary. The CEO declined to be considered for an increase. For more information about the factors the Committee considered in setting fiscal 2020 compensation, see the subsection below entitled “Evaluation of Executive Performance.”

The effective date for salary increases typically is November 1 of each year. Salary increases can also occur upon an individual’s promotion.

Annual Cash Bonus Awards

We maintain a bonus award plan under which our salaried employees, including the named executive officers, are eligible for fiscal year-end cash incentive awards equal to a percentage of their base salary based on the Company’s performance (Bonus Award Program). These awards are designed to reward short-term performance and the achievement of designated operational results. For officers and key management employees, the total award has two components: a percentage based on our achieving certain target earnings per share goals, and a percentage based on our operational performance versus our industry peers as measured by Agristats.

The earnings per share goals under the Bonus Award Program are set annually, and reflect our growth and ability to generate earnings. We have experienced significant growth in production capacity over the past 20 years, and our ability to generate earnings has likewise grown significantly. As a result, the earnings per share targets established under the Bonus Award Program have moved higher over time to reflect our increased earnings capacity.

We have historically performed at or near the top of the industry in operational measures, and the targets set for operational goals under the Bonus Award Program reflect our culture and expectations of

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achieving superior performance relative to our peers. However, it is possible that even if we operate at the top of the industry, we still might not achieve an acceptable level of profitability due to factors such as the cyclical nature of the industry, external forces that are beyond the control of management, and short-term inefficiencies from our significant internal growth. Unless we achieve at least an 8 percent return on average stockholders’ equity (computed after taking into account any bonus to be paid), no payments are made under the Bonus Award Program even if the operational targets are reached, and payments are not cumulative. As a result of our aggressive targets and the volatility of our industry, the named executive officers have not had a bonus payout in eight of the last 15 years.

For fiscal 2020, the Committee established the maximum earnings per share goal by reference to an earnings level that would result in a 21.71 percent return on average equity.

While the Committee recognizes that there are many factors beyond the control of management that might affect our ability to achieve the plan goals, it has attempted to make the program competitive by awarding a relatively high percentage of salary payouts in years in which we achieve the plan’s aggressive targets. Likewise, the Committee sets aggressive targets when setting operational goals. The operational portion of the bonus is payable if the Company’s chickens rank in the top 30 percent of all chickens included in Agristats in bottom line profit per head. For participants to earn the top bonus, our chickens must rank in the top 10 percent of the industry.

The following table shows, for fiscal 2020, the percentage of base salary that the named executive officers were eligible to receive from each component of the bonus award.

2020 Bonus Award Opportunities

Position	Bonus Opportunity as Percentage of Base Salary from EPS Component	Bonus Opportunity as Percentage of Base Salary from Operational Component

CEO	100%	100%

President	80%	80%

CFO	70%	70%

Secretary	40%	40%

The following table shows, for fiscal 2020, the earnings per share objectives and the corresponding percentages of the earnings per share component of a participant’s bonus award that could have been earned. The earnings per share component of the Bonus Award Program is based on our net income net of the bonus. The program provides that the earnings per share targets will be adjusted to reflect changes in the number of shares outstanding due to business combinations, recapitalizations, stock splits, or other changes in our corporate structure.

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2020 Bonus Awards—EPS Component

Per Share Return ($)*	Percentage of EPS Based Award

15.38	100.0%

15.19	95.0%

15.01	90.0%

14.82	85.0%

14.63	80.0%

14.44	75.0%

14.25	70.0%

14.07	65.0%

13.88	60.0%

13.69	55.0%

13.53	50.0%

13.36	45.0%

13.20	40.0%

13.03	35.0%

12.86	30.0%

12.70	25.0%

12.53	20.0%

12.37	15.0%

12.20	10.0%

12.03	5.0%

*	Net of bonus and net of extraordinary, non-recurring income items not related to the fiscal year’s operations.

The following table shows, for fiscal 2020, the performance objectives based on our performance versus our industry peers as reported by Agristats and the corresponding percentages of the operational component of a participant’s bonus award that could have been earned.

2020 Bonus Awards—

Operational Performance Component

Agristats Ranking— Operating Profit per Head of Chicken Sold	Percentage of Operational Performance Based Award

Top 10%	100.0%

Top 20%	66 2/3%

Top 30%	33 1/3%

The following table shows, for the 2020 fiscal year, the maximum percentages of base salary that the named executive officers could have received under the Bonus Award Program. Actual cash awards for past years are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table that follows this Compensation Discussion and Analysis. In fiscal 2020, management did not earn any bonus because we did not achieve the minimum return on average equity, earnings per share, or operational performance levels.

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2020 Bonus Award Payments

Position	Maximum Bonus Award Opportunity as a Percentage of Base Salary	Percentage of Base Salary Actually Earned under Bonus Award Program	Dollar Amount of Actual Awards

CEO	200%	0%	$0

President	160%	0%	$0

CFO	140%	0%	$0

Secretary	80%	0%	$0

The Committee normally reviews and reconsiders the Bonus Award Program each January, along with the maximum bonus opportunities, the performance criteria under the program, and the earnings per share targets for the then-current fiscal year. As part of its review, it receives reports from the outside compensation consultant concerning the level of similar short-term cash incentives paid by the peer group companies. It also receives management’s recommendations as to the appropriate targets for earnings per share and operational performance based on management’s estimates of what would qualify as superior performance.

The Committee generally adopts the program in January for the current fiscal year. The parameters of the program and the performance criteria are then communicated to the participants. In general, once the Committee adopts the program, the bonus awards are determined solely according to the program criteria and are not subject to the discretion of the Committee. The program does provide that adjustments can be made to awards in the event of extraordinary operating conditions, errors in Agristats reporting or significant changes in the number of Agristats participants, changes in law or accounting procedures, or substantial and unforeseen fluctuations in sales pounds or dollars during the year. Bonuses earned for a completed fiscal year are usually paid in December following that fiscal year.

Long-Term Equity Incentive Awards

Equity-based compensation and ownership ensures that our executive officers and directors have a continuing stake in the long-term success of the Company. Generally, the Committee considers equity incentive awards to the named executive officers each October as part of its annual evaluation of executive pay. The awards, if made, usually become effective in November at the start of the Company’s new fiscal year.

Under the Stock Incentive Plan, the Board may grant restricted stock, performance shares, stock options, stock appreciation rights, phantom stock, management share purchase rights, and other stock-based awards. Since its inception in 2005, awards to the named executive officers under the plan have consisted only of restricted stock, performance shares, and management share purchase rights. The Committee strives to be conservative in the rate of usage, or run rate, of shares under the Stock Incentive Plan.

The Committee, with input from Willis Towers Watson, makes specific grants by comparing each executive’s current long-term incentive levels with the market range established by published survey and peer proxy statement data. Based on market studies, it identifies a typical multiple of the base salary for the individual’s management level that his or her long-term incentives should represent. These multiples are reconsidered annually based on the then-current market data. For fiscal 2020, the multiples were 325 percent for the CEO, 180 percent for the President, 170 percent for the CFO, and 70 percent for the Secretary. In the case of the Secretary, the multiple is applied to the average salary for all positions at the same management level.

The multiple of the officer’s salary yields a target annual long-term incentive award level that is then converted into a recommended number of shares to be awarded using the approximate stock price

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quoted on NASDAQ at that time. As discussed above, the Committee also bases its final decisions as to the award level on factors such as individual merit, responsibilities, individual and Company performance, and the dilutive effect of the award on our stockholders. The Committee then divides the total recommended share award equally between performance shares and restricted stock.

All of our restricted stock and Management Share Purchase Plan agreements provide that stock awarded under those plans will become fully vested in the event of a change in control of our Company and fully or partially vested upon certain other events, as described more fully in the “Potential Payments Upon Termination or Change-in-Control” section below. These provisions were adopted because they are customary for equity incentive awards of those types and because the Board of Directors deemed them to be reasonable and fair to our management. In the context of a merger or other transaction that would allow our stockholders to profit from a sale of control of our company, such provisions can help ensure that management will not be distracted in the transaction negotiations by concerns that the value of their awards will decline after the change of control is complete. The potential payments under these provisions played no part in the Committee’s decisions regarding other elements of our executive compensation.

Restricted Stock

Shares of restricted stock are shares granted subject to a vesting period during which the shares may not be transferred. All of our restricted stock awards have a vesting period of four years. The CEO, President, CFO, Secretary, and certain other salaried employees of the Company received restricted stock as part of their long-term incentive award in November 2019 for the 2020 fiscal year. The fiscal 2020 restricted stock generally will vest on November 1, 2023, as long as the holder remains continuously employed by us during the restricted period.

Recipients of restricted stock have all the rights of a stockholder of the Company, including voting rights and the right to receive dividends, beginning on the grant date. In the event a recipient forfeits shares of restricted stock before such shares vest, the shares are cancelled.

Performance Shares

Performance shares provide a material incentive to executives by offering potential increased stock ownership in the Company tied directly to our stockholders’ return. The CEO, President, CFO, Secretary, and certain other salaried employees received performance share grants as part of their long-term incentive awards in November 2019. The performance share program entitles the holder to earn shares of Sanderson Farms common stock if we achieve certain relative levels of performance on stockholder return over a multi-year period following the grant, as long as the holder remains continuously employed by us until the end of the performance period and any additional vesting period. The length of the performance period reflects the cyclical nature of the poultry business, and is designed, generally, to measure our performance over an industry cycle. Currently, the performance period is two years and there is an additional one-year service-based vesting period before the shares are issued.

Performance shares carry no dividend or voting rights until they are issued after achievement of the performance objectives and the expiration of any additional vesting period.

The Board of Directors may pay earned performance shares in cash, shares of Sanderson Farms common stock, or in a combination of both. Once the performance criteria are established and the awards are granted, the payment of earned shares is generally not subject to the discretion of the Committee or the Board, but adjustments can be made in limited circumstances.

Performance share awards are made in a target amount of shares based on our average return on equity (ROE) and a target amount based on our average return on sales (ROS). The award establishes three possible non-discretionary percentages of those target amounts that the recipient could actually receive, depending on our actual performance measured at the end of the performance period.

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Because the performance goals are based on our historical performance, years of past outstanding company performance can make the performance goals challenging to achieve in future years. The threshold performance level represents the 33rd percentile of the Company’s performance over 28 two-year periods. The target level represents the 65th percentile of performance during the historical measurement period and the maximum level represents the 83rd percentile. The 2020 performance share awards were structured as follows:

2020 Performance Share Criteria

Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)

ROE	50%	8.3%	15.2%	23.8%

ROS	50%	2.1%	4.5%	7.0%

If our average ROE or average ROS is otherwise between the threshold and maximum percentages, the number of performance shares for which the award recipient is eligible will be calculated using a straight-line interpolation. If average ROE or ROS is less than the threshold, the recipient will not be entitled to receive any shares of that portion of the target award measured by that metric.

Average ROE is equal to the mathematical average of the net return on average equity for each of the two years in the performance period. Net return on average equity is computed by adding together stockholders’ equity on our audited financial statements at the beginning and end of each fiscal year and dividing by two. The resulting number is then divided into net income for the fiscal year as reported on our audited financial statements to reach net return on average equity for the year. Average ROS is equal to the mathematical average of the net return on net sales for the two years in the performance period. Net return on net sales is computed by dividing net income by net sales, as both numbers are reported on our audited financial statements for the year.

The performance criteria for the fiscal 2021 awards were established as follows:

2021 Performance Share Criteria

Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)

ROE	50%	8.0%	14.7%	23.5%

ROS	50%	1.8%	4.4%	7.0%

Since the inception of the Stock Incentive Plan, we have granted 16 cycles of performance shares, one for each of the fiscal years from 2006 through 2021. Only nine of those cycles of performance shares have been earned. The Committee determined in January 2020 that the fiscal 2018 shares were earned at the levels shown in the table below. They are subject to an additional one-year holding period before they are paid out. The fiscal 2019 shares were not earned and will not be paid out. There are two additional long-term performance share cycles currently in place under our performance share plan, and the payouts on those awards, if achieved, will occur at the end of fiscal 2022 and 2023.

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Performance Shares Earned

		Performance Criteria
		Threshold (50% Payout)		Target (100% Payout)		Maximum (200% Payout)		Actual Company Performance
Performance Period	Payout Date	ROE	ROS	ROE	ROS	ROE	ROS	ROE	ROS

11/1/17-10/31/19	10/31/2020	8.0%	1.7%	14.8%	4.0%	24.4%	6.6%	4.10%	1.70%

The following table shows the number of shares actually earned by each named executive officer according to the percentage payouts reflected in the table above.

	Performance Period Ending 10/31/2019
Position	Target Award (#)[1]	Actual Shares Earned (#)[2]

CEO	16,750	4,231

President	4,250	1,074

CFO	3,500	885

Secretary	650	165

(1)	50 percent of the target amount of shares is allocated to the ROE component and 50 percent is allocated to the ROS component.
(2)

This number is obtained by multiplying the percentage of the payout achieved for each of the two components of an award and adding the result. For example, the President’s award was calculated as follows: ROE component: (0% x 1,062.5) = 0; ROS component: (100% x 1,062.5) + (1.03% x 1,062.5) = 1,074; 0 + 1,074 = 1,074.

Management Share Purchase Rights

Under our Management Share Purchase Plan, executive officers and other key employees may elect to reduce their annual base salaries by up to 15 percent and their bonuses earned under the Bonus Award Program by up to 75 percent and instead receive those amounts in the form of restricted stock at the current market price. The Company matches 25 percent of the employee’s contribution to the plan to grant additional shares. The shares purchased or granted through the plan generally vest on the third anniversary of their acquisition by the participant. Recipients of the shares purchased or granted have all the rights of a stockholder during the restricted period. If the shares fail to vest, any dividends paid on the Company matched shares must be returned to us. In fiscal 2020, none of the named executive officers participated in the plan. You can find more information about the plan in the narrative accompanying the Grant of Plan-Based Awards table, below.

In-Service and Post-Employment Benefits

Employee Stock Ownership Plan

As mentioned above, we believe strongly in aligning the interests of management with those of our stockholders. We were among the first in our industry to adopt an Employee Stock Ownership Plan, and each of the named executive officers participates in the plan on the same basis as all of our other employees. Participants are automatically enrolled in the plan after one year of service and become fully vested after six years. We contribute funds to the plan in most profitable years, but we made no contribution for the 2020 fiscal year.

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401(k) Retirement Plan

We sponsor a 401(k) retirement plan, and participants may contribute to the plan after 90 days of service. The named executive officers participate on the same basis as all other employees. Eligible employees may contribute up to 15 percent of their salary to the plan through payroll deductions. We began matching employee contributions to the plan in 2000, and for employees with one year of service, we match 100 percent of an employee’s contribution up to 3 percent of his or her salary, and 50 percent of such contribution that exceeds 3 percent but does not exceed 5 percent of his or her salary. Sanderson Farms common stock is not an investment option under the plan.

Other Benefit Plans

We provide other benefits such as medical, dental, and long-term/short-term disability (up to 66 2/3 percent of salary not exceeding $180,000 per year in long-term disability payments) coverage, as well as vacation and other paid holidays. Beginning with our 2001 fiscal year, we began paying premiums on term life insurance policies for all employees. The death benefit under these policies depends on the amount of the employee’s annual salary, up to a maximum benefit of $100,000 and a minimum of $50,000 for salaried employees. These benefit programs are comparable to those provided at other large companies. They are designed to provide certain basic quality of life benefits and protections to our employees and at the same time enhance our attractiveness as an employer.

In 2008, the Committee adopted a Supplemental Disability Plan for the CEO. The plan provides that if the CEO becomes disabled as defined in our long term disability plan for all our salaried employees, he will receive a monthly benefit equal to 66 2/3 percent of his salary beginning one year from the date of disability and continuing for 12 months. (Before age 70, payments would have continued until the date that he received five years of payments or his 70th birthday, whichever occurred first.) This is the same benefit that is provided to all participants in our long term disability plan who are 60 years or older. Participants who become disabled before their 60th birthday would receive the benefit until they reach age 65. The Committee adopted the supplemental plan because our long term disability plan places an annual dollar limit on the benefit that participants can receive, which would have resulted, if the CEO became disabled at the time the supplemental plan was adopted, in a benefit to him of only 26 percent of his then current salary. The employment agreements that the Company entered into with the President and CFO in 2009 (and again in 2015) made those officers participants in the supplemental plan.

The Company’s portion of the cost of health benefits provided in the 2020 fiscal year for the named executive officers was as follows:

2020 Health Benefits

Officer	Cost to Company of Active Health Benefits

CEO	$8,652

President	$8,652

CFO	$8,652

Secretary	$8,652

All employees may elect to continue participating in our health benefit plan following their retirement, but they must pay 100 percent of the premium cost.

In rare instances, we have continued, because of the applicable circumstances, to pay the base salaries of certain key employees for a short period of time after their deaths. None of those employees served at any time as an executive officer of Sanderson Farms. However, the employment agreements we entered into with the CEO, President, and CFO provide that we will continue to make base salary payments to their designated beneficiary or estate for a period of one year from the date of the officer’s death.

Sanderson Farms | 2021 Proxy Statement 40

The 401(k) contribution, health plan, and life insurance premiums, as well as dividends paid on restricted stock and matching charitable contributions, each as disclosed in the proxy statement, are ratified by the Committee in January of the year following the year for which they were made. The Board of Directors approves the annual ESOP contribution, if any, in October of each year.

Perquisites

We provide certain perquisites to our executives, which consist primarily of personal use of our company aircraft by the CEO and his immediate family. This perquisite provides flexibility to the CEO and increases travel efficiencies, allowing more productive use of executive time, in turn allowing greater focus on Sanderson Farms-related activities. The Company also permits the other named executive officers and other employees to use Company aircraft in times of family or other emergencies and to travel for personal reasons, space permitting, on planned Company flights. In some cases, the Company also permits and pays for the named executive officers’ spouses to accompany them on the corporate aircraft. The amounts of these perquisites are ratified by the Committee in January of the year following payment. More detail on our perquisites may be found in the narrative following the Summary Compensation Table, below.

Compensation Recoupment Policy

In October 2010, the Committee adopted a policy requiring the Board or the Committee to seek to recoup incentive-based compensation paid to our directors, executive officers or other personnel whenever required by law or the rules of the NASDAQ Stock Market. In addition, the Board or the Committee, in its discretion, may determine, as a result of a restatement of our financial statements or misconduct that adversely affects us by a member of our management executive committee or a director, to take such actions it deems necessary or appropriate and in our best interests with respect to the executive committee member, or the director in the case of director misconduct, to address the restatement or misconduct. Such actions may include, to the extent permitted by law and our charter and by-laws:

●	Requiring the executive or director to repay some or all of any incentive compensation paid, including bonus, performance shares, or restricted stock;

●	Requiring the executive or director to repay gains realized on the exercise of stock options or the sale of vested stock;

●	Cancelling all or part of the executive’s or director’s incentive awards;

●	Adjusting the executive’s or director’s future cash or non-cash compensation or fees, as applicable;

●	Terminating the executive or seeking to remove the director; or

●	Initiating legal action against the executive or director.

The recoupment policy is in addition to the authority under the Stock Incentive Plan to cancel awards or recoup the value of shares in the event of detrimental activity by the participant.

Stock Ownership Guidelines; Hedging and Pledging

In October 2004, the Committee recommended and the Board of Directors adopted non-binding stock ownership guidelines for our management, in an effort to encourage increased ownership of our company by key employees and directors. Willis Towers Watson has periodically reviewed the guidelines and in 2013, at Willis Towers Watson’s recommendation, the Committee determined to recalculate the guidelines for officers using fiscal 2014 salaries. We believe that these guidelines are reasonable to

Sanderson Farms | 2021 Proxy Statement 41

achieve and will be a long-term benefit to all of our stockholders by helping to align management and stockholder interests. They also encourage officers and directors to hold purchased shares and vested option shares, restricted stock, and performance shares, as applicable, for long-term investment. “Stock ownership” includes stock owned directly, indirectly through the 401(k) plan or Employee Stock Ownership Plan, restricted stock, and earned performance shares. The guidelines are based on a multiple of base salary and director annual retainer fees, and are set forth in the table below. As of our 2020 fiscal year, each named executive officer and all except our four newest directors had exceeded the guidelines below.

Stock Ownership Guidelines

Position	Base Salary/ Average Annual Retainer	Desired Ownership Multiple	Share Guideline

CEO	$1,362,984	6	125,351	[1]

President	$665,004	4	40,772	[1]

CFO	$569,832	4	34,937	[1]

Secretary	$214,992	3	9,886	[1]

Director	$25,000	8	4,000

(1)	In recalculating ownership guidelines in 2013 for the named executive officers, the Committee used $65.24 per share, which was the approximate share price at the time.

It is Sanderson Farms’ policy that our directors and all employees, including the named executive officers, not buy and sell or sell and buy Sanderson Farms stock on a short-term basis (i.e., shares must be held for a minimum of six months). Employees and directors may not purchase Sanderson Farms stock on margin, or hold Company securities in a margin account. Employees and directors may not pledge Company securities as collateral for a loan, although an employee or director can request a waiver of this policy where he or she can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities.

Our insider trading policy, which applies to officers, directors, the employees who participate in our Stock Incentive Plan and any other personnel who receive or see our monthly financial statements, prohibits hedging transactions. The hedging prohibition in the policy is excerpted below:

Hedging or monetization transactions can permit an individual to hedge against or offset a decline in the market value of a security, while at the same time eliminating much of the individual’s economic interest in any rise in value of the hedged securities. Because hedging transactions can present the appearance of a bet against the Company, hedging or monetization transactions, whether direct or indirect, involving the Company’s securities are prohibited, regardless of whether the Insider possesses material, non-public information.

Transactions involving derivative securities, whether or not entered into for hedging or monetization purposes, may also create the appearance of impropriety in the event of any unusual activity in the underlying equity security. Accordingly, transactions involving Company-based derivative securities are prohibited, whether or not you are in possession of material, non-public information. Derivative securities are options, warrants, stock appreciation rights, convertible notes or similar rights whose value is derived from the value of an equity security, such as Company common stock. Derivative securities include, but are not limited to, pre-paid variable forward contracts, equity swaps, exchange funds, Company-based option contracts, straddles and collars. Transactions in debt that may be convertible into Company common stock would also constitute a transaction in derivative securities prohibited by this Policy.

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Tax and Accounting Considerations

For income tax purposes, we may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to the CEO and certain other highly paid executives. In 2017 and prior years, this rule did not apply to compensation that qualified as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (referred to as the “Code”). Our Bonus Award Program and certain awards we may make under our Stock Incentive Plan, like the performance shares, are based on the Company meeting specified performance criteria. However, Section 162(m) of the Code required that the performance criteria and material terms of these plans be approved by our stockholders every five years and that we comply with certain other requirements in order for awards to meet the definition of “performance-based” and thus be fully deductible. While the Committee generally strives to structure employee compensation in order to preserve maximum deductibility, it made from time to time awards that did not meet the Code’s definition of “performance-based compensation.” For example, we did not qualify our Bonus Award Program under Section 162(m) because Section 162(m) would have required us to remove certain discretionary features of the program that we believe are critical for management retention, and therefore are in the best interest of our stockholders.

Under the federal Tax Cuts and Jobs Act signed into law on December 22, 2017, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule allows the exception to continue to apply to certain performance-based compensation payable under written agreements that were in effect on November 2, 2017.

In the first quarter of our 2006 fiscal year, we adopted Revised Statement of Financial Accounting Standards No. 123, “Share-Based Payment” (FAS 123(R)). FAS 123(R) requires all share-based payments to employees, including grants of employee stock options, restricted stock and performance shares, to be recognized in our income statement based on their fair values. Before the adoption of FAS 123(R), we accounted for share-based payments to employees using an intrinsic value method and, therefore, we generally recognized no compensation cost for employee stock options. Based upon the provisions of FAS 123(R), we are required to accrue stock-based compensation expense as it is earned. This change in accounting rules has influenced the Committee to make restricted stock and performance share awards in lieu of option awards. Other factors that have made restricted stock and performance share awards more attractive than option awards include their generally smaller dilutive effect and the performance incentive they provide even in times when our stock price is depressed.

Evaluation of Executive Performance

In evaluating the performance of the individual named executive officers before setting or adjusting compensation, the Committee and the Board of Directors do not rely solely on predetermined formulas. Rather, they focus on those officers’ individual objectives. The Committee evaluates the CEO’s performance in consultation with the Board, and it evaluates the other named executive officers with the input of the CEO.

In 2019, the Committee based its decisions for fiscal 2020 compensation on the assessment of the Company’s fiscal 2019 performance and the named executive officers’ objectives and strategies, as follows:

●

We continued to face market challenges in fiscal 2019. Although supply and demand for products sold to retail grocery store customers were balanced favorably, market prices for boneless breast meat produced for food service customers reached historical lows during the fourth quarter of the fiscal year. Our sales for both retail and food service products were also affected by less than normal promotional activity for chicken resulting from the good availability and favorable prices of competing proteins. Despite these market headwinds, we still achieved record sales and production, with revenues of $3.4 billion and 4.61 billion pounds processed in fiscal 2019.

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●

Our increased sales reflected the additional volume from our newest poultry complex in Tyler, Texas. We started operations at the new complex in the first quarter of fiscal 2019 and positioned the complex to reach full production in the second quarter of fiscal 2020.

●

We improved operating efficiencies at all our processing plants, ending the fiscal year in a strong position compared to our industry peers. We also replaced and upgraded equipment at several of our facilities, which helped us improve our yields and achieve other efficiencies in fiscal 2020.

●	We continued to execute our strategic plan for organic growth by evaluating sites for our next new poultry complex.

●

Although the prices we paid for corn and soybean meal, our primary feed ingredients, were slightly higher for the year, our feed costs per pound of chicken processed were relatively flat because of improved feed efficiencies, which offset the higher prices.

●

We had net income of $53.3 million, or $2.41 per share, and returned $28.4 million in dividends to our stockholders. We ended the year with stockholders’ equity of $1.418 billion and net working capital of $365.4 million.

●

Because of challenging market conditions and the aggressive earnings per share goals in our bonus plan, we paid no cash bonuses for the second straight year. Our CEO informed the Compensation Committee that in light of our 2019 results, he did not expect a salary increase, but he recommended that the other named executive officers receive a modest salary increase of 1.5% for fiscal 2020, especially since the President and CFO did not receive an increase for 2019. The Committee determined to adopt the CEO’s recommendation.

●	The Committee also awarded long-term equity awards to our named executive officers as an incentive for future performance.

●

In making its decisions, the Committee took into account our three-year total shareholder return, which was in the 100th percentile of the peer group for both the CEO and CFO positions, and the realizable pay for those positions, which was in the 83rd and 56th percentiles, respectively, demonstrating good alignment between pay and performance.

In 2020, the Committee considered the following factors in setting 2021 compensation:

●

Without question, fiscal 2020 was an unprecedented year for our company, our nation, and the world. The COVID-19 pandemic continues to present us with extraordinary challenges we have never before faced in our company’s history. Violence against African-Americans, who make up a majority of our workforce, resulting social and racial unrest, a global recession, significant unemployment in our country, and market disruption in the poultry industry have added to the extremely challenging conditions. Nevertheless, our named executive officers did an outstanding job of protecting our people and managing our business through these trying times.

●

Demand for chicken products sold to food service customers was under significant pressure for most of the year because of social distancing restrictions and temporary closures of restaurants and food service establishments and the steep decline in the number of consumers dining outside their homes during the pandemic. On the other hand, demand from our retail grocery store customers surged as consumers prepared more meals at home. Our management team reacted to these conditions quickly, leveraging the flexibility of our operations to increase production for our customers experiencing higher demand and reducing our volume of products sold to customer markets under pressure.

●

Indeed, our operations performed well during fiscal 2020. Despite production cuts we implemented because of the pandemic at our plants servicing food service customers, we had record-high revenues of $3.56 billion and record volumes with 4.81 billion pounds of poultry products sold for the year.

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●

We reached full production at our newest processing facility in Tyler, Texas, which processed 60.5 million head of chickens during the year, or about 9.2 percent of the total head we processed in fiscal 2020, and sold approximately 388.0 million pounds of poultry products, or 8.1 percent of our total pounds sold.

●	We benefitted from outstanding operating efficiencies at all of our processing plants, making good progress in meeting our aggressive operational goals for the year.

●	Our sales team did an outstanding job of placing new business during the year, especially in the surging retail grocery store customer market, which we expect to benefit from in 2021.

●

We made significant progress executing our strategic internal growth plan by evaluating a potential site for our next new poultry complex. We believe we will be in a position to announce the location of the new site during 2021.

●

We paid $31.1 million in dividends to our stockholders and ended the year with a solid balance sheet reflecting little debt, $1.85 billion in assets, stockholders’ equity of $1.42 billion, and net working capital of $354.0 million as of October 31, 2020. Our strong financial position allowed the Board of Directors to approve an increase in our dividend rate to $0.44 per share, for an annual dividend rate of $1.76 per share, and re-authorize and increase our share repurchase program.

●

For the third year in a row, challenging market conditions prevented us from meeting the minimum criteria for bonuses to be paid under our cash bonus plan. Additionally, conditions caused our fiscal 2019 performance shares not to be earned. Because of our 2020 results, our CEO once again declined to be considered for a salary increase, but he recommended that the President and CFO receive a modest salary increase of 1.25 percent in recognition of their outstanding performance managing the Company during the year. Additionally, the CFO recommended that the Secretary receive a 3 percent salary increase to bring his salary closer to that of his peers. The Committee adopted these recommendations.

●	The Committee awarded long-term equity awards to incentivize future performance.

●

The Committee considered our three-year total shareholder return, which approximated the 25th percentile of the peer group for the CEO and CFO positions, and the realizable pay for those positions, which was in the 70th percentile for the CEO position and the 45th percentile for CFO position.

Based on the assessment detailed above, the Committee approved the following compensation for the named executive officers for fiscal 2021.

Fiscal 2021 Compensation Actions

Position	Salary	Percent Increase	Number of Shares of Restricted Stock	Grant Value of Restricted Stock Awards	Target Number of Performance Shares	Grant Value of Target Performance Share Awards	Maximum Bonus Award Opportunity as a Percentage of Base Salary

CEO	$1,518,300	0.00%	20,500	$2,623,385	20,500	$2,623,385	200%

President	$761,232	1.25%	5,750	$735,828	5,750	$735,828	160%

CFO	$652,320	1.25%	4,500	$575,865	4,500	$575,865	140%

Secretary	$349,944	3.00%	1,325	$169,560	1,325	$169,560	80%

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Elements of compensation paid for the 2020 fiscal year are set forth in the Summary Compensation Table, below.

Director Compensation

The Nominating and Governance Committee is charged with recommending all cash and non-cash compensation of our non-employee directors. Willis Towers Watson reviews and reassesses our director pay periodically and makes recommendations to the Nominating and Governance Committee.

Our non-employee directors received cash fees for their service on the Board and its committees in fiscal 2020 as set forth below:

Director Cash Fees

	Amount
Annual Stipend	$25,000
Each Board of Directors meeting attended in person	$7,500	(1)
Each telephonic Board of Directors or Board committee meeting attended	$1,000	(2)
Each committee meeting attended in person, not in conjunction with a Board meeting	$6,000
Received annually by Audit Committee Chair	$15,000
Received annually by Compensation Committee Chair	$12,500
Received annually by Nominating and Governance Committee Chair	$10,000
Received annually by the Lead Independent Director	$25,000

(1)	During the COVID-19 pandemic, regular Board meetings held virtually were treated as “in-person” meetings.
(2)

We also pay this fee to directors who join telephonic committee meetings by invitation, even though they are not committee members. If a telephonic committee meeting is held in conjunction with a telephonic full Board meeting, only one $1,000 fee is paid for directors who participate in both calls.

The Nominating and Governance Committee also retained Willis Towers Watson to assess whether it was appropriate to pay a $12,000 supplement to our Lead Independent Director and each of our committee chairs in light of their participation in our stockholder engagement program in 2020. Willis Towers Watson determined the proposed amount, which aligned with our fees paid for committee meetings not held in conjunction with a Board meeting, was reasonable. The Board also approved upon Willis Towers Watson’s recommendation a one-time payment of $7,000 to the members of the special DEI committee.

Non-employee directors receive an annual grant of restricted stock having a dollar value of $150,000. The annual grants have staggered one, two or three-year vesting periods, corresponding to the expiration of a director’s three-year term. These awards combined with the cash fees achieve an approximately 60-40 percent equity and cash pay mix.

The Nominating and Governance Committee recommended and the Board has approved an annual allowance of up to $10,000 per outside director to attend continuing education seminars related to corporate board of directors service and other topics relevant to the Company. The chair of our Nominating and Governance Committee must pre-approve the particular seminar requested by a director for reimbursement.

We also pay or reimburse directors for reasonable travel and related expenses they incur to attend Board or committee meetings and other Company events in which directors participate, like our annual investor day.

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Non-employee directors may participate in the Management Share Purchase Plan by reducing their director fees by up to 100 percent and instead receiving those amounts in the form of restricted shares of Sanderson Farms common stock. The Company matches 25 percent of the director’s contribution to grant additional restricted shares. Restricted shares held through the plan generally vest on the third anniversary of their acquisition by the director, as long as, with respect to the matching portion, he or she has served on the Board continuously through that date.

Non-employee directors may also participate in the Company’s medical plan, but they must pay 100 percent of the premium cost with after-tax dollars.

More information about the actual compensation paid to non-employee directors is set forth in the Director Compensation table, below.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of our 2021 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement for 2021.

The Compensation Committee:

John H. Baker III	Beverly Wade Hogan
Fred Banks, Jr.	Phil K. Livingston
David Barksdale	Sonia Peréz
Toni D. Cooley (Vice Chair)	Gail Jones Pittman (Chair)

2020 CEO Pay Ratio

In accordance with SEC rules, for 2020, we determined the annual total compensation of our median compensated employee and present a comparison of that annual total compensation to the annual total compensation of our Chairman and CEO, Joe F. Sanderson, Jr.

●	The 2020 annual total compensation of Mr. Sanderson was $4,541,145.

●	The 2020 annual total compensation of our median compensated employee was $35,896.

●	Accordingly, the ratio of Mr. Sanderson’s annual total compensation to the annual total compensation of our median compensated employee for 2020 was 127 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.

Determining our Employee Population

To calculate this pay ratio, we began by identifying a median compensated employee for whom 2020 total compensation could be ascertained. We determined a median compensated employee by collecting compensation data for all employees. All of our employees currently reside in the United States. We excluded from this population independent contractors and other individuals classified as non-employees in their respective jurisdictions based on our employment and payroll tax records. In total, we collected compensation data for approximately 17,445 full-time and part-time employees residing in the United States.

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Determining the Median Compensated Employee

To identify our median compensated employee, we used “Total Cash Pay” as our compensation measure, which, for these purposes, equaled the amount of base salary and/or wages, plus any overtime, vacation pay, and cash bonuses. We identified the median compensated employee from our employee population described above as of October 31, 2020, using Total Cash Pay earned and paid from November 1, 2019 through October 31, 2020. We did not annualize Total Cash Pay for any employees and did not make any cost-of-living adjustments.

Our “median compensated employee” is an individual who earned Total Cash Pay at the midpoint, that is, the point at which half of the employee population other than the CEO earned more Total Cash Pay and half of the employee population earned less Total Cash Pay.

Determining 2020 Annual Total Compensation

We determined 2020 annual total compensation for our median compensated employee by obtaining compensation data for this employee for 2020 consistent with the methodology we use to calculate total compensation for 2020 as it appears in the 2020 Summary Compensation Table. Accordingly, it includes Total Cash Pay earned and paid from November 1, 2019, through October 31, 2020, 401(k) matching contributions, ESOP contributions and term life insurance premiums paid by the Company. In addition, for purposes of calculating the CEO pay ratio, SEC rules permit us to include in annual total compensation any compensation and benefits made available to employees broadly. We elected to include amounts representing medical insurance premiums paid by the Company in determining the 2020 annual total compensation of our median employee.

We determined 2020 annual total compensation for Mr. Sanderson using the amount reported in our 2020 Summary Compensation Table, increased to include medical insurance premiums paid by the Company.

Executive Compensation Tables

The table below includes information about compensation paid to or earned by our named executive officers for our fiscal years ended October 31, 2018, 2019 and 2020.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joe F. Sanderson, Jr., Chairman of the Board of Directors and Chief Executive Officer	2020	1,518,300	—	2,835,740	—	0	—	178,453	4,532,493
	2019	1,518,300	—	2,401,230	—	0	—	228,364	4,147,894
	2018	1,518,300	—	2,482,853	—	0	—	225,013	4,226,166

Lampkin Butts, President and Chief Operating Officer	2020	751,836	—	758,860	—	0	—	91,118	1,601,814
	2019	740,772	—	638,625	—	0	—	62,823	1,442,220
	2018	740,772	—	629,978	—	0	—	72,352	1,443,102

Mike Cockrell, Treasurer, Chief Financial Officer and Chief Legal Officer	2020	644,268	—	599,100	—	0	—	52,618	1,295,986
	2019	634,752	—	510,900	—	0	—	71,818	1,217,470
	2018	634,752	—	518,805	—	0	—	74,358	1,227,915

Tim Rigney, Secretary and Controller	2020	339,756	—	119,820	—	0	—	16,264	475,840
	2019	334,740	—	94,517	—	0	—	18,353	447,610
	2018	324,996	—	96,350	—	0	—	17,202	438,548

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(1)

Includes, for Mr. Rigney, $4,800 for fiscal 2018, $800 for fiscal 2019, and $0 for fiscal 2020 allocated to the Company’s Management Share Purchase Plan, as described in the Grant of Plan-Based Awards table, below.

(2)

This column reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. Performance shares are reflected in the table at values based upon the probable outcome of the performance conditions as of the grant date. Because the Company was unable to determine the probable outcome of the performance conditions for the performance shares as of the grant date, the performance shares are reflected in the Summary Compensation Table at no value. The values of performance shares at the grant date, assuming the highest level of performance conditions is achieved, are as follows:

Name	Year	Grant Date Value of Performance Shares Assuming Maximum Performance

Mr. Sanderson	2020 2019 2018	$ 5,671,480 $ 4,802,460 $ 4,965,706

Mr. Butts	2020 2019 2018	$ 1,517,720 $ 1,277,250 $ 1,259,956

Mr. Cockrell	2020 2019 2018	$ 1,198,200 $ 1,021,800 $ 1,037,610

Mr. Rigney	2020 2019 2018	$ 239,640 $ 189,034 $ 192,700

(3)	Consists of amounts earned under the annual Bonus Award Program.

The amounts included in the table above under “All Other Compensation” consist of the following:

All Other Compensation

Name	Year	Matching Charitable Contributions ($)	Dividends Paid on Restricted Stock ($)	401(k) Matching Contribution ($)	ESOP Contribution ($)	Term Life Insurance Premium ($)	Perquisites[1] ($)	Accidental Death Premium ($)

Mr. Sanderson	2020 2019 2018	5,000 5,000 7,500	117,600 123,200 122,240	11,200 11,000 10,800	0 1,953 1,499	136 148 183	44,506 87,054 82,781	11 9 10

Mr. Butts	2020 2019 2018	6,000 6,000 6,000	30,800 32,000 31,680	11,200 11,000 10,800	0 1,953 1,499	183 183 183	42,920 11,675 22,178	15 12 12

Mr. Cockrell	2020 2019 2018	2,500 2,500 2,500	24,850 25,920 25,600	11,200 11,000 10,800	0 1,953 1,499	272 272 272	13,774 30,155 33,669	22 18 18

Mr. Rigney	2020 2019 2018	0 0 0	4,770 5,110 4,613	11,200 11,000 10,800	0 1,953 1,499	272 272 272	0 0 0	22 18 18

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(1)

The amounts for Mr. Sanderson include the aggregate incremental cost to the Company of his personal use, or use by his immediate family, of Company and charter aircraft of $82,191 of such costs for fiscal 2018, $84,099 for fiscal 2019, and $44,410 for fiscal 2020. The amounts shown for Mr. Butts include $10,853 of such costs for fiscal 2018, $9,859 for fiscal 2019, and $41,036 for fiscal 2020. The amounts shown for Mr. Cockrell include $33,669 of such costs for fiscal 2018, $29,930 for fiscal 2019, and $13,774 for fiscal 2020. These amounts were calculated by taking into account the direct variable operating cost of a personal trip on an hourly basis, including all costs that may vary by the hours flown, but excluding fixed costs incurred for the overall ownership and staffing of the aircraft. Variable costs include fuel and oil; travel, lodging and other expenses for the crew; the prorated amount of repairs and maintenance; catering; landing fees and permits; insurance required for a particular flight; crew overtime; telecommunication expenses; and the amount of any disallowed tax deductions associated with the personal use.

The amounts shown in this column also include the value of other travel expenses incurred by the immediate family of Messrs. Sanderson, Butts and Cockrell while accompanying them on Company business of $590, $11,325 and $0, respectively, for fiscal 2018, $2,955, $1,816 and $225, respectively, for fiscal 2019, and $97, $1,884 and $0, respectively, for fiscal 2020.

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Grants of Plan-Based Awards

Fiscal Year 2020

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[3] ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joe F. Sanderson, Jr,. Chairman of the Board of Directors and Chief Executive Officer	11/01/19	10/23/19	582,014	1,771,351	3,036,600	8,875	17,750	35,500	17,750			2,835,740

Lampkin Butts, President	11/01/19	10/23/19	230,563	701,714	1,202,938	2,375	4,750	9,500	4,750			758,860

Mike Cockrell, Treasurer and Chief Financial Officer	11/01/19	10/23/19	172,878	526,152	901,975	1,875	3,750	7,500	3,750			599,100

Tim Rigney, Secretary	11/01/19	10/23/19	52,096	158,553	271,805	375	750	1,500	750			119,820

(1)

The estimated payments shown reflect the minimum, mid-point and maximum amounts that could have been earned under our fiscal 2020 Bonus Award Program. No bonus was actually earned. For a discussion of how bonus awards are determined, see Compensation Discussion and Analysis section, above.

(2)

The estimated payouts shown reflect the number of shares of stock that potentially could be paid out for performance shares granted in fiscal 2020 under our Stock Incentive Plan upon the achievement of specified performance criteria at the end of the performance period.

(3)

Reflects the grant date fair value of each equity award computed under FAS 123R and FASB ASC Topic 718. Grant date values for performance shares are based on probable outcome of the performance conditions as of the grant date. Because the Company was unable to determine the probable outcome of the performance conditions for the performance shares as of the grant date, the performance shares are reflected in the Grants of Plan-Based Awards Table at no value.

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Discussion of Summary Compensation and Grants of Plan-Based Awards Table

Performance share awards granted for the 2020 fiscal year are subject to a two-year performance period and an additional one-year vesting period during which the recipient must remain continuously employed by us. The number of shares actually issued depends upon our achieving certain prescribed levels of return on equity and return on sales, as described above in the Compensation Discussion and Analysis section.

Shares of restricted stock granted under our restricted stock program vest generally on the fourth anniversary of the award, as long as the holder remains continuously employed by us during the restricted period. Restricted stock granted for fiscal 2020 vests on November 1, 2023.

Shares of restricted stock granted as matching contributions under our Management Share Purchase Plan are subject to a three-year vesting period starting on the date they are acquired by the participant. The participant must remain continuously employed by us during the vesting period.

During our 2020 fiscal year, the employment of our CEO, the President and the CFO were governed by employment agreements that we entered into on November 1, 2015 (2015 Agreements). As discussed below, each of the 2015 Agreements superseded employment agreements with our CEO, the President and the CFO that we entered into in 2009 (2009 Agreements).

The term of each 2015 Agreement began on November 1, 2015, and ends when the officer’s employment terminates under the provisions of the employment agreement. Each 2015 Agreement provides for the officer’s fiscal 2016 salary and bonus to be paid in accordance with the levels and bonus program that we disclosed in our current report on Form 8-K filed on October 27, 2015. The officers’ compensation is reassessed annually under the 2015 Agreements.

The 2015 Agreements provide for a lump sum severance payment to be paid to the officers if:

●	before a change in control of our Company, the officers are terminated without cause, except in the case of poor performance;

●	at or after a change in control, the officers are terminated without cause; or

●	the officers resign for good reason.

“Cause” means, among other things, conviction of certain felonies, willful misconduct by the officer, failure or refusal by the officer to comply with our policies or a material breach by the officer of the employment agreement. “Good reason” means, among other things, a material breach of the agreement by us, a reduction of the officer’s base salary or bonus that is not part of a reduction program affecting all senior executives generally, the relocation of the officer’s principal place of employment by more than 40 miles, or after a change in control, the alteration of the officer’s position that results in a material diminution of his position.

The amount of the severance payments will be, in the case of Mr. Sanderson, three times, and in the case of Messrs. Butts and Cockrell, two times, the following amounts:

●	the officer’s annual base salary in effect at the time of his termination, plus

●	fifty percent of the maximum bonus available to the executive under the Company’s bonus program in effect for the year of termination.

In addition, the 2015 Agreements provided, in the case of the officer’s death, for the continuation of his annual salary payments for one year from the date of his death. The 2015 Agreements for Messrs. Butts and Cockrell also designate them as participants in our Supplemental Disability Plan.

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The 2015 Agreements prohibit the officers from disclosing confidential information about us during and after their employment, subject to certain exceptions, and prohibit the officers from engaging in certain competitive activity during their employment and for two years after the termination of their employment for any reason other than poor performance.

The terms of the 2009 Agreements were substantially identical to the 2015 Agreements, including with respect to the conditions for severance payments and their amounts in relation to base salary, the definitions of “cause” and “good reason,” the continuation of salary payments for one year upon an officer’s death and the designation of Messrs. Butts and Cockrell as participants in the Supplemental Disability Plan. The 2015 Agreements were entered into to make technical changes related to provisions of the Internal Revenue Code and create an exception to the confidentiality provisions related to whistleblower laws.

See the “Potential Payments Upon Termination or Change-in-Control” section, below, for a discussion of the impact of a change in control of our Company and certain other events, including competitive activity, on an officer’s unearned performance shares or restricted stock. Dividends are paid at rates applicable to all our stockholders on performance shares once they are paid out. Dividends (at normal rates) are paid on shares of restricted stock as soon as the shares are issued to the officer.

Amounts that could have been earned for fiscal 2020 under our Bonus Award Program were determined by reference to our earnings per share and operational performance versus our peers as described in the Compensation Discussion and Analysis section, above. Unless severance is payable under the provisions of the employment agreements described above, a participant must have been employed in a designated position at Sanderson Farms for nine months before the end of the fiscal year, and must have been employed on October 31 of the applicable fiscal year, to receive a bonus. However, if a Bonus Award Program participant dies, becomes disabled or retires before the end of the fiscal year, and if the participant had been employed at Sanderson Farms in a designated position for at least nine months, he or she will still receive a bonus award for the fiscal year (assuming the performance criteria are met). See the “Potential Payments Upon Termination or Change-in-Control” section, below, for a discussion of the impact of certain events on a participant’s annual bonus award.

For fiscal 2020, salary accounted for the following percentages of each officer’s total compensation:

Name	Salary as a Percentage of Total Compensation
Mr. Sanderson	33%
Mr. Butts	47%
Mr. Cockrell	50%
Mr. Rigney	71%

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Outstanding Equity Awards at Fiscal 2020 Year-End

		Option Awards					Stock Awards(2)(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joe F. Sanderson, Jr. Chairman of the Board of Directors and Chief Executive Officer	11/01/16						26,000		3,327,220
	11/01/17						16,750		2,143,498
	11/01/18						23,500		3,007,295
	11/01/19						17,750		2,271,468	8,875	1,135,734

Lampkin Butts, President and Chief Operating Officer	11/01/16						6,750		863,798
	11/01/17						4,250		543,873
	11/01/18						6,250		799,813
	11/01/19						4,750		607,858	2,375	303,929

Mike Cockrell, Treasurer and Chief Financial Officer	11/01/16						5,500		703,835
	11/01/17						3,500		447,895
	11/01/18						5,000		639,850
	11/01/19						3,750		479,888	1,875	239,944

Tim Rigney, Secretary and Controller	11/01/16						1,000		129,970
	11/01/17						650		83,181
	11/01/18						925		118,372
	11/01/19						750		95,978	375	47,989
	Various						13	[1]	1,664

(1)

Consists of restricted stock granted pursuant to the matching contribution provisions of our Management Share Purchase Plan. In addition to the amounts shown, Mr. Rigney owns 54 restricted shares that he purchased under the Management Share Purchase Plan with forgone salary valued at $6,910 as of October 31, 2020.

(2)	Restricted stock (except for shares held in the Management Share Purchase Plan) vests in a lump sum in accordance with the schedule below.

Grant Date	Vesting Date
11/01/2016	11/01/2020
11/01/2017	11/01/2021
11/01/2018	11/01/2022
11/01/2019	11/01/2023

Grants of restricted stock usually vest on the fourth anniversary of the award, as long as the holder remains continuously employed by us during the restricted period.

The performance periods for performance shares end on the dates shown below.

Grant Date	Performance Period Ends*
11/01/2019	10/31/2021

*These shares are subject to an additional one-year vesting period after the expiration of the performance period before they are issued.

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In accordance with Instruction 3 to Item 402(f)(2) of SEC Regulation S-K, the performance shares granted on November 1, 2019, are shown in the table at the threshold level for both the ROE criteria and the ROS criteria, based on our actual performance in fiscal 2020, the first year of the performance period.

(3)	Values of equity awards are based on our closing stock price on the NASDAQ Stock Market of $127.97 per share on October 30, 2020 (the last trading day of our fiscal year).

Restricted shares held in the Management Share Purchase Plan are purchased by the participant on the last business day of each calendar quarter with forgone salary. A participant may also elect to reduce his or her bonus by a certain percentage and instead receive that amount in restricted shares purchased through the plan on the bonus payment date. We match 25 percent of the participant’s contribution in additional restricted shares that we issue simultaneously with the purchased shares. Each share of restricted stock held in the plan vests fully on the third anniversary of its acquisition by the participant, subject to certain exceptions that are described below under “Potential Payments Upon Termination or Change-in-Control.”

Option Exercises and Stock Vested

Fiscal Year 2020

	Option Awards		Restricted Stock Awards[2]
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Joe F. Sanderson, Jr., Chairman of the Board of Directors and Chief Executive Officer			30,000	4,792,800

Lampkin Butts, President			7,750	1,238,140

Mike Cockrell, Treasurer and Chief Financial Officer			6,250	998,500

Tim Rigney, Secretary and Controller			1,275	203,694

(1)	Values are based on the closing price of our common stock on the NASDAQ Stock Market on the vesting dates.
(2)

Excludes performance shares paid out on October 31, 2020, which are described in the Compensation Discussion and Analysis section of this proxy statement in the table entitled “Performance Shares Earned.”

Potential Payments Upon Termination or Change-in-Control

In fiscal 2016, we entered into new employment agreements (the 2015 Agreements) with the CEO, President and CFO, which were in effect during our 2016 fiscal year. As described above, the 2015 Agreements superseded the prior agreements we entered into during 2009 (the 2009 Agreements). We have no other employment agreements with any other employees of our Company. However, our annual cash bonus and Stock Incentive Plan awards provide for accelerated payments in the circumstances described below, and we have company policies that provide for minimal severance payments for all our salaried employees generally. Except as described below, the named executive officers receive no payments upon the termination of their employment or a change in control of Sanderson Farms that are not received by all salaried employees generally.

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Employment Agreements

The term of each 2015 Agreement began on November 1, 2015, and ends when the officer’s employment terminates under the provisions of the employment agreement. Each 2015 Agreement provides for the officer’s fiscal 2016 salary and bonus to be paid in accordance with the levels and bonus program that we disclosed in our current report on Form 8-K filed on October 27, 2015. The officers’ compensation is reassessed annually under the 2015 Agreements.

The 2015 Agreements provide for a lump sum severance payment to be paid to the officers if:

●	before a change in control of our company, the officers are terminated without cause, except in the case of poor performance;

●	at or after a change in control, the officers are terminated without cause; or

●	the officers resign for good reason.

“Cause” means, among other things, conviction of certain felonies, willful misconduct by the officer, failure or refusal by the officer to comply with our policies, or a material breach by the officer of the employment agreement. “Good reason” means, among other things, a material breach of the agreement by us, a reduction of the officer’s base salary or bonus that is not part of a reduction program affecting all senior executives generally, the relocation of the officer’s principal place of employment by more than 40 miles, or after a change in control, the alteration of the officer’s position that results in a material diminution of his position.

The amount of the severance payments will be, in the case of Mr. Sanderson, three times, and in the case of Messrs. Butts and Cockrell, two times, the following amounts:

●	the officer’s annual base salary in effect at the time of his termination, plus

●	fifty percent of the maximum bonus available to the executive under the Company’s bonus program in effect for the year of termination.

If any severance payments are due, the officer is also entitled to the continuation of medical benefits that the officer would otherwise be eligible to receive as an active employee of the Company for 24 months or, if earlier, until such time as the officer becomes eligible for substantially similar benefits from a subsequent employer.

In addition, the 2015 Agreements provide, in the case of the officer’s death, for the continuation of his annual salary payments for one year from the date of his death according to the Company’s regular payroll schedule.

The 2015 Agreements prohibit the officers from disclosing confidential information about us during and after their employment, subject to certain exceptions, prohibit the officers from engaging in certain competitive activity with us during their employment and for two years after the termination of their employment for any reason other than poor performance and contain a mutual non-disparagement clause. The officers are also prohibited from soliciting the Company’s customers and employees during their employment and for the two years after the termination of their employment for any reason.

If the officers breach the foregoing provisions, the agreements provide that they must return any portion of the severance payments we have already paid them and their entitlement to continued medical benefits ceases. We are also entitled to pursue other equitable and legal remedies such as restraining orders or damages.

The 2015 Agreements superseded the 2009 Agreements. The terms of the 2009 Agreements were substantially identical to the 2015 Agreements, including with respect to the conditions for severance payments and their amounts in relation to base salary, the definitions of “cause” and “good reason,” the

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continuation of salary payments for one year upon an officer’s death and the designation of Messrs. Butts and Cockrell as participants in the Supplemental Disability Plan. The 2015 Agreements were entered into to make technical changes related to provisions of the Internal Revenue Code and create an exception to the confidentiality provisions related to whistleblower laws.

Annual Cash Bonus Awards

An employee must be employed with the Company through October 31 to earn any bonus that may be payable under the Bonus Award Program for that fiscal year. However, if a Bonus Award Program participant dies, becomes disabled or retires before that time, and if the participant had been employed in a designated position at Sanderson Farms for at least nine months, he or she will still receive a cash bonus award for the fiscal year (assuming the performance criteria are met). The participant’s base salary during the portion of the fiscal year in which he or she was employed in the designated position is used to calculate the amount of the bonus award.

Restricted Stock

If a change in control of our Company occurs, or if a holder dies or becomes disabled, before the end of the restricted period, all shares of restricted stock become fully vested. If a holder ends employment after attaining retirement eligibility during the restricted period, a pro rata percentage of the shares will immediately vest based on the number of years of the restricted period that have passed before retirement, and the unvested portion is forfeited.

Shares Held in the Management Stock Purchase Plan

If an employee dies, becomes disabled or terminates employment after attaining eligibility for retirement, or if there is a change in control of Sanderson Farms, in each case before the end of the restricted period, all unvested shares of restricted stock held through the plan become fully vested. If an employee’s employment terminates for any other reason, then any unvested shares we granted to the employee through matching contributions are forfeited and dividends paid on those shares must be returned, and we have the right to repurchase all shares that the employee purchased through the plan with salary or bonus at the price the employee paid for them, less the amount of dividends paid. If we do not exercise that right, the purchased shares will vest on the third anniversary of their acquisition.

Performance Shares

If a holder of unpaid performance shares dies, becomes disabled or terminates employment after attaining eligibility for retirement, or if there is a change in control of Sanderson Farms, the holder is entitled to receive a pro rata portion of the number of performance shares he would have been entitled to in proportion to the number of months he was employed during the performance period, assuming the performance criteria are met.

Anti-Competition Provisions

If the Board of Directors determines that a holder of restricted stock or performance shares has engaged in certain competitive activity against us while employed by us or during the two years after the holder’s voluntary termination or termination by us for cause, then he or she forfeits all unvested shares of restricted stock and all unissued performance shares. If restricted shares have already vested or performance shares have been issued, the holder must repay us the fair market value of the shares on their grant or issue date, respectively. In the case of the Management Share Purchase Plan, unvested shares of matching stock are forfeited and dividends paid on those shares must be returned, and we have the right to repurchase all shares that the employee purchased through the plan with salary or bonus at the price the employee paid for them, less the amount of dividends paid. If Company matching shares have already vested, the holder must repay us the fair market value of the shares on the date they were issued and any dividends paid.

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Company Severance Policy

We pay severance to all our salaried employees generally upon their termination of employment, except in cases of retirement, death, disability or termination for cause. We pay up to two weeks of severance to employees who resign after at least one year of service. If an employee is dismissed without cause, we pay two weeks of severance, plus one additional week for every year of the employee’s service, up to three months.

The following tables show the payments that the named executive officers would be entitled to in the event of (a) a change in control of Sanderson Farms, (b) termination without cause or for good reason, (c) retirement, (d) disability and (e) death, in each case assuming such event occurred on October 31, 2020, the last business day of our 2020 fiscal year, and based on the closing market price of our common stock on that day. The amounts shown do not include payments that would be payable to all salaried employees generally. We have not included the value of our fiscal year 2018 performance shares, because those shares actually vested and were required to be paid out on October 31, 2020, regardless of whether a triggering event listed above occurred. We have not included any amount for our fiscal 2019 performance shares because the minimum performance criteria for those shares were not met. For our fiscal 2020 performance shares, we based the values on management’s current view that it cannot determine that it is probable that we will achieve the minimum level of ROE and ROS for the grant, such that none of these shares would be earned.

Potential Payments—Change-in-Control

Name	Value of Fully Vested Restricted Stock	Value of Earned Performance Shares	Total

Mr. Sanderson	$10,749,480	0	10,749,480

Mr. Butts	$2,815,340	0	2,815,340

Mr. Cockrell	$2,271,468	0	2,271,468

Mr. Rigney	$434,074	0	434,074

Potential Payments—Termination Without Cause1 or for Good Reason

Name	Severance Payment[2]	Continuation of Medical Benefits[3]	Total

Mr. Sanderson	$9,109,800	20,764	9,130,564

Mr. Butts	$2,706,610	20,764	2,727,374

Mr. Cockrell	$2,190,511	20,764	2,211,275

Mr. Rigney	$0	0	0

(1)	Prior to a change in control, severance is not payable in the case of termination for poor performance.
(2)	Consists of, for Mr. Sanderson, three times, and for Messrs. Butts and Cockrell, two times, his fiscal 2020 base salary plus 50 percent of the maximum bonus he could have earned for fiscal 2020.
(3)	Consists of 24 months of continued medical benefits assuming the officer does not earlier receive similar benefits from a subsequent employer. Benefits would be paid monthly.

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Potential Payments—Retirement

Name	Value of Fully Vested Restricted Stock	Value of Earned Performance Shares	Bonus Award Payment	Total

Mr. Sanderson	$7,006,358	0	0	7,006,358

Mr. Butts	$1,823,573	0	0	1,823,573

Mr. Cockrell	$1,479,653	0	0	1,479,653

Mr. Rigney	$282,110	0	0	282,110

Potential Payments—Disability

Name	Value of Fully Vested Restricted Stock	Value of Earned Performance Shares	Bonus Award Payment	Supplemental Long Term Disability[1]	Total

Mr. Sanderson	$10,749,480	0	0	1,012,200	11,761,680

Mr. Butts	$2,815,340	0	0	501,224	3,316,564

Mr. Cockrell	$2,271,468	0	0	2,147,560	4,419,028

Mr. Rigney	$434,074	0	0	0	434,074

(1)

Due to their respective ages, Messrs. Sanderson, Butts and Cockrell are entitled to a monthly long term disability benefit equal to 66 2/3 percent of their salary beginning one year from the date of disability until the earlier of the date they have received five years of payments or their 70th birthday. In each case the benefit is paid for at least 12 months. The amount shown in the table represents the total amount payable under this benefit assuming payments begin on October 31, 2021.

Potential Payments—Death

Name	Continuation of Salary[1]	Value of Fully Vested Restricted Stock	Value of Earned Performance Shares	Bonus Award Payment	Total

Mr. Sanderson	$1,518,300	10,749,480	0	0	12,267,780

Mr. Butts	$751,836	2,815,340	0	0	3,567,176

Mr. Cockrell	$644,268	2,271,468	0	0	2,915,736

Mr. Rigney	$0	434,074	0	0	434,074

(1)	This total amount would be paid in equal monthly installments over the course of the year following the date of death.

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The tables below include information about compensation paid to or earned by our non-employee directors for our fiscal year ended October 31, 2020.

Director Compensation—Fiscal Year 2020

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
John H. Baker, III	108,667	176,096	0	0	0	7,715	292,478
Fred Banks, Jr.	123,500	180,061	0	0	0	8,196	311,757
David Barksdale	129,167	167,628	0	0	0	5,104	301,899
John Bierbusse	123,167	154,175	0	0	0	5,260	282,602
Toni D. Cooley	112,167	173,073	0	0	0	5,332	290,572
Beverly Wade Hogan	123,167	155,014	0	0	0	3,075	281,256
Edith Kelly-Green	140,500	158,636	0	0	0	6,357	305,493
Robert C. Khayat[4]	63,667	—	0	0	0	0	63,667
Phil K. Livingston	163,333	156,562	0	0	0	5,845	325,740
Suzanne T. Mestayer	151,667	160,228	0	0	0	10,903	322,798
Sonia Pérez	128,167	162,006	0	0	0	4,060	294,233
Gail Jones Pittman	146,750	153,349	0	0	0	4,322	304,421

(1)

Includes fees foregone at the election of the director for the purchase of shares through our Management Share Purchase Plan, in the amounts reflected in the table in footnote 2 below, under the column “Grant Date Fair Value of Shares Purchased.”

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(2)

Reflects the aggregate grant date fair value of awards made in fiscal 2020 under FASB ASC Topic 718. Includes 1,100 restricted shares issued to each director in fiscal 2020, which had a grant date fair value for each grantee of $136.76 per share. Also includes shares granted pursuant to the matching contribution provisions of the Management Share Purchase Plan. Acquisitions by non-employee directors under the Management Share Purchase Plan in fiscal 2020 were as follows:

Name	Shares Purchased in Fiscal 2020 (#)	Shares Acquired in Company Match In Fiscal 2020 (#)	Total Shares Acquired in Fiscal 2020 (#)	Grant Date Fair Value of Shares Purchased ($)	Grant Date Fair Value of Company Match ($)
Mr. Baker	806	200	1,006	103,470	25,660
Mr. Banks	929	231	1,160	119,202	29,625
Mr. Barksdale	551	135	686	70,252	17,192
Mr. Bierbusse	124	29	153	16,014	3,739
Ms. Cooley	725	180	905	91,140	22,637
Ms. Hogan	150	36	186	19,144	4,578
Ms. Kelly-Green	214	53	267	33,030	8,200
Mr. Khayat	—	—	—	—	—
Mr. Livingston	198	48	246	25,320	6,126
Ms. Mestayer	297	73	370	39,762	9,792
Ms. Pérez	388	97	485	46,280	11,570
Ms. Pittman	100	23	123	12,777	2,913

(3)

Consists of matching gifts made by the Company under its Matching Gift Program, pursuant to which the Company will match gifts up to $2,500 annually per donee made by directors (and employees) to qualifying colleges and universities, and dividends on restricted stock grants.

(4)

Mr. Khayat retired from the Board on December 31, 2019. The Board determined that Mr. Khayat’s retirement was a vesting event under the Stock Incentive Plan because he ceased to serve as a director by reason of a “Disability” under the Plan and related agreements, and accordingly all of his unvested restricted stock, or 1,463 shares, vested in full on that date. The Board also approved a one-time payment of $50,000 to Mr. Khayat in recognition of his Board service.

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The following table shows as of October 31, 2020 the aggregate number of unvested stock awards outstanding for each non-employee director who was in office on that date, including shares purchased or granted as matching contributions under the Management Share Purchase Plan:

Name	Stock Awards Outstanding at Fiscal Year End
Mr. Baker	5,901
Mr. Banks	5,253
Mr. Barksdale	2,091
Mr. Bierbusse	3,986
Ms. Cooley	4,195
Ms. Hogan	1,534
Ms. Kelly-Green	3,053
Mr. Livingston	1,744
Ms. Mestayer	4,592
Ms. Pérez	1,585
Ms. Pittman	2,646

For a description of cash fees paid to non-employee directors, see the Compensation Discussion and Analysis section, above.

All restricted stock held by non-employee directors will fully vest in the event of a change in control of our Company. Additionally, all restricted stock held by non-employee directors will become fully vested if the director dies, becomes disabled, or, for shares held in the Management Share Purchase Plan, if the director retires at the completion of his term of service.

Compensation and Risk Management

In 2010, the Compensation Committee engaged Willis Towers Watson to formally assess the level of risk arising from our compensation policies and practices. The Committee believes that Willis Towers Watson was best equipped to perform this assessment because of the depth of its understanding and experience with the current executive compensation landscape for public companies.

Willis Towers Watson reviewed our annual Bonus Award Program and Stock Incentive Plan and the following five factors related to our compensation process and design:

●	The extent of oversight of our pay plans by top management and the Compensation Committee.

●	Whether the roles of management and the Committee in overseeing the alignment of our pay plans with our business goals and risk tolerance are reasonable and clearly defined.

●	The extent of the balance in our plans between fixed and variable pay, cash and equity, short and long-term incentives, and overall company versus individual performance goals.

●

The presence of “red flags” in our plan design, such as steep incentive curves, unreasonable goals or thresholds, uncapped payouts, awards based solely on formulas, misalignment in the timing of payouts or undue focus on any one element of pay mix; compared with risk-mitigating features, such as exercise of the Committee’s discretion, clawback policies, and stock ownership requirements.

●	Whether performance criteria reflect appropriate risk and the use of capital, quality and sustainability of results and employee influence on meeting performance goals.

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Based on this framework, Willis Towers Watson concluded that our pay plans represent a low level of risk to our Company. In particular, they noted the following:

●	They consider that the Bonus Award Program has appropriate performance metrics and reasonable levels of potential payouts.

●	Awards under the bonus plan are not paid out until our independent audit is complete, thus providing a safeguard from manipulation.

●

The balance in our long-term incentive plan between performance-based pay and time-based restricted stock mitigates the potential for undue risk-taking, and the use of earnings per share and return on equity metrics focus the plan on profitable growth and efficient use of capital.

●	Our stock ownership guidelines are also a risk-mitigating factor.

●	Change in control benefits for our three senior officers assist with executive retention and mitigate the risk of a conflict of interest in the context of a potential acquisition of our Company.

●	The Board and the Committee regularly review and address our financial performance.

Based on Willis Towers Watson’s assessment and the Committee’s independent analysis, and their respective annual re-assessments of our compensation programs and structure, the Committee has concluded that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on us. In reaching this conclusion, the Committee has also considered the fact that our business is primarily driven by the performance of the commodities markets, specifically the markets for fresh chicken, corn and soybean meal. These markets are external to our business and therefore the Committee does not believe that our performance-based compensation promotes excessive or inappropriate risk-taking by our management.

In addition, in 2010 the Board adopted a policy under which it has the discretion to, among other things, recoup the compensation of our senior management if we have a financial restatement or if the manager in question has engaged in misconduct adversely affecting the Company. This should further help to mitigate any risk associated with our compensation programs.

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Item 2—Advisory Vote on Executive Compensation

In accordance with law, our stockholders are being asked to approve a non-binding advisory resolution on the compensation of our named executive officers, as reported in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to endorse or not endorse our 2020 executive compensation program and policies for our named executive officers through the following resolution:

“RESOLVED, that the stockholders of Sanderson Farms, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

The core of Sanderson Farms’ executive compensation philosophy and practice continues to be to pay for performance. We pay our executive officers in a manner consistent with our strategy, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including the 2020 compensation of the named executive officers.

Our executive compensation program received substantial stockholder support in all our Say-on-Pay votes held since 2011, when Say-on-Pay votes became required, receiving at least 92.7 percent of the votes cast. We are committed to engagement with our stockholders concerning all aspects of our business, including our pay practices. The feedback we have received about our compensation programs and proxy disclosures has been positive and, given the strong endorsement by our stockholders in our Say-on-Pay votes, the Compensation Committee has subsequently reaffirmed the structure of our executive compensation programs.

The Board of Directors has determined to hold a Say-on-Pay vote every year.

Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that the stockholders vote “FOR” the advisory vote to approve our named executive officer compensation.

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Item 3—Ratification of the Appointment of Independent Auditors

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2021. We are not required to have stockholders ratify the selection of Ernst & Young as our independent auditors. We are doing so, however, because we believe it is a matter of good corporate practice.

If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young but may nevertheless retain them as the independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young will be present at the annual meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by stockholders.

Fees Paid to Ernst & Young

Ernst & Young were our independent auditors for our 2020 fiscal year. Fees for services performed by them related to fiscal years 2019 and 2020 are as follows:

	2019[1]	2020
Audit Fees[2]	$1,504,735	$1,458,964
Audit-Related Fees[3]	—	—
Tax Fees[4]	107,026	268,534
All Other Fees	—	—

Total	$1,611,761	$1,727,498

(1)	Includes $34,861 of Audit Fees related to fiscal year 2019 that were not available for inclusion at the time the 2020 proxy statement was filed.
(2)

“Audit Fees” include amounts paid for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and other regulatory filings and registration statements, including those related to our amended Stock Incentive Plan and our registration statement on Form S-3, and audit procedures performed with respect to the Company’s internal control over financial reporting, as required by Sarbanes-Oxley Act Section 404.

(3)	“Audit-Related Fees” include fees for the audit of the Company’s benefit plans and accounting consultations related to financial accounting and reporting standards.
(4)

“Tax Fees” consist of amounts paid for federal and state tax consultation services and tax planning, including preparation and filing of necessary forms and documentation related to securing various federal and state tax credits, tax incentives and refunds, and a diesel engine replacement grant.

The Audit Committee has considered whether the provision of services by Ernst & Young for the Company other than audit services is compatible with maintaining Ernst & Young’s independence and has concluded that it is compatible.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditors prior to engagement, subject to the de minimis exceptions for non-audit services permitted by the Securities Exchange Act of 1934, as amended (Exchange Act) which are approved by the Audit Committee prior to

Sanderson Farms | 2021 Proxy Statement 65

the completion of the audit. The Audit Committee may form and delegate authority to subcommittees of one or more Audit Committee members, including authority to grant pre-approvals of audit and non-audit services, provided that any decision of that subcommittee to grant pre-approval is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee chairperson is also authorized to grant preapprovals of audit and permitted non-audit services provided the chairperson’s decisions are reported to the full committee. For fiscal 2020, the Audit Committee pre-approved all non-audit services performed by the independent auditors.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young as the Company’s independent auditors for 2021.

Report of the Audit Committee

To the extent provided by Instruction 1 to Item 407(d) of Regulation S-K of the Securities and Exchange Commission (SEC), this section shall not be deemed to be proxy “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities imposed by Section 18 of the Exchange Act.

The Audit Committee has reviewed and discussed our audited financial statements with management, and the Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by the PCAOB rules regarding the auditors’ communications with the Audit Committee about independence and has discussed with the independent auditors the independent auditors’ independence. Based on the review and discussions referred to above, the Audit Committee recommended that the audited financial statements for the fiscal year ended October 31, 2020 be included in our Annual Report on Form 10-K for that fiscal year for filing with the SEC.

THE AUDIT COMMITTEE:

David Barksdale

John H. Baker, III

Fred Banks, Jr.

Edith Kelly-Green

Phil K. Livingston (Vice Chair)

Suzanne T. Mestayer (Chair)

Gail J. Pittman

COVID-19 and Our Internal Audit and Control Processes

Our internal audit and controls processes have functioned normally during the COVID-19 pandemic. All of our personnel who perform internal controls over our financial reporting, or appropriate backup personnel, have worked on site from their normal locations during the pandemic, with precautions designed to protect their health and safety. Our internal audit team was able to use electronic records to complete some reviews normally conducted in person and was able to travel with precautions on our corporate aircraft to complete certain audits for our field locations using social distancing protocols.

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Item 4—Stockholder Proposal—Human Rights Due Diligence

Oxfam America Inc. has notified us that it intends to submit the following proposal for consideration at the annual meeting. As explained below, the Board of Directors recommends that you vote AGAINST this proposal. The address and shareholdings of the proponent will be furnished promptly to any stockholder upon written or oral request to our Secretary at our general office. We have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or the supporting statement or any inaccuracies they may contain.

Resolved: Shareholders request the Board of Directors prepare a report, at reasonable cost and omitting proprietary information, on Sanderson Farm’s human rights due diligence (“HRDD”) process to assess, identify, prevent and mitigate actual and potential adverse human rights impacts.

Supporting Statement:

We recommend the report:

1.	Include the human rights principles used to frame its risk assessments;

2.	Outline the human rights impacts of Sanderson Farm’s business activities, including company-owned operations, contract growers, and supply chain, and plans to mitigate any adverse impacts;

3.	Explain the types and extent of stakeholder consultation; and

4.	Address Sanderson Farm’s plans to track effectiveness of measures to assess, prevent, mitigate, and remedy adverse human rights impacts.

Companies that fail to address human rights concerns risk backlash from communities, customers, and regulators, all of which pose significant harm to long-term shareholder value. Industrial meat production exposes workers, farmers, and communities to actual and potential adverse human rights impacts. Poultry processing workers, including Sanderson’s, have routinely faced serious labor rights violations, including injuries from unsafe line speeds and other hazards, exposure to toxins, wage and hour violations, sexual harassment, and workplace discrimination.1 In addition to the risks faced by workers, surrounding communities are also impacted by processing plants’ interference with their right to clean water.2

The current COVID-19 pandemic has aggravated these dangers,3 with the poultry industry being a hotspot of infections in multiple states.4 Workers at Sanderson and other companies have complained

[1]

https://www.oxfamamerica.org/static/media/files/Lives_on_the_Line_Full_Report_Final.pdf https://www.hrw.org/report/2019/09/04/when-were-dead-and-buried-our-bones-will-keep-hurting/workers-rights-under-threat

[2]

https://prairierivers.org/wp-content/uploads/2018/10/Slaughterhouse-report-10.11.18.pdf https://www.marketwatch.com/story/meat-companies-are-the-worst-at-managing-water-risk-and-its-costing-them-study-finds-2019-10-30

[3]	https://www.oxfamamerica.org/explore/research-publications/disposable/
[4]	https://investigatemidwest.org/2020/04/16/tracking-covid-19s-impact-on-meatpacking-workers-and-industry/ https://thefern.org/2020/04/mapping-covid-19-in-meat-and-food-processing-plants/

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about insufficient response from the company to increase protections, and highlighted instances of plants that are not following the practices the company purports to adopt.5 Workers reported that Sanderson failed to institute social distancing policies, leaving them to “work elbow to elbow on the production line,” and did not make masks available.6

Increased public scrutiny on these harmful production practices generates financial risk. The poultry processing industry is plagued by legal complaints, fines, and journalist investigations7 revealing patterns of workplace violations. Sanderson Farms is not immune: allegations against the company and its subsidiaries range from denied disability accommodation8 to federal fines issued for violations of wage and hour regulations,9 workplace safety and health, and labor relations regulations.10 Though Sanderson Farms’ Corporate Sustainability Statement affirms the n company’s responsibilities to constituents other than shareholders,11 the repeated occurrence of investigations, fines, and lawsuits indicates that meaningful steps need be taken to ensure that the company upholds these values in regards to its workers and the communities where the company operates.

The UN Guiding Principles on Business and Human Rights12 affirm that corporations have a responsibility to respect human rights within company-owned operations and throughout their supply chain. To meet this responsibility, companies are expected to conduct HRDD, informed by the core international human rights instruments, to assess, identify, prevent, and mitigate adverse human rights impacts.13 To protect its long-term financial interest, Sanderson Farms should do just that.

BOARD RECOMMENDATION

We are totally committed to the respect of human rights. We have articulated this commitment in our Statement on Human Rights, which was adopted by our Board of Directors and executive management team. It is intended to meet the framework of the United Nations Guiding Principles on Business and Human Rights and is publicly available on the Corporate Governance page of our website at https://ir.sandersonfarms.com. The Statement details our human rights principles and the due diligence process we follow in assessing and mitigating the impact of our business on human rights. Because the Board believes our Statement already provides the report on human rights due diligence that the proponent is seeking, it recommends that stockholders vote AGAINST the proposal.

Discussion

Respect for the inherent dignity, equality and worth of every human being has been a core value at Sanderson Farms since our founding in 1947. Our Statement on Human Rights, along with our Company Vision, Statement of Philosophy and Corporate Code of Conduct, compel us to pursue the fair and equitable treatment of all people in everything we do at Sanderson Farms. The values they articulate are integral to our corporate culture, which we believe is a key reason for our success.

[5]	https://www.motherjones.com/food/2020/04/sanderson-farms-tyson-poultry-chicken-processing-coronavirus/
[6]	Ibid.
[7]	https://www.theguardian.com/food/2018/nov/26/revealed-restricting-breaks-keeps-poultry-industry-workers-living-in-fear
[8]	https://www.hrdive.com/news/court-awards-5-years-front-pay-to-worker-denied-a-disability-accommodation/522860/
[9]	https://www.rttnews.com/638105/sanderson-farms-to-pay-2-6-mln-to-settle-employees-donning-and-doffing-lawsuit.aspx?refresh=1
[10]	https://violationtracker.goodjobsfirst.org/parent/sanderson-farms
[11]	http://ir.sandersonfarms.com/static-files/a11fcbd2-9dc4-441a-ae92-8258d316280d
[12]	https://www.ohchr.org/Documents/Publications/GuidingPrinciplesBusinessHR_EN.pdf
[13]	https://www.ohchr.org/en/professionalinterest/pages/coreinstruments.aspx; https://www.ilo.org/declaration/lang--en/index.htm; http://www.oecd.org/investment/mne/1922428.pdf

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Our Statement on Human Rights requires respect of internationally recognized human rights as expressed by the Universal Declaration of Human Rights and the principles concerning fundamental rights set forth in the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work. It states our responsibility to avoid causing or contributing to adverse human rights impacts through our activities; to seek to prevent or mitigate such impacts that are directly linked to our operations or products by our business relationships; and to take appropriate action, which may include remediation, when such impacts occur. We expect every member of our team to respect these rights. We also expect our contract producers, suppliers and other business partners to adhere to the principles expressed in the Statement.

The primary way our business may affect human rights is through our greenfield expansion. Since 1992, we have built eight new poultry complexes, more than tripling our production capacity and operational footprint. Each time we build a new complex, we perform extensive due diligence, which we explain in the Statement, that includes an assessment of the complex’s potential impact on human rights. We also explain how we consult with our stakeholders before we choose a site to ensure that our presence will be mutually beneficial for us and for the community over the long term. Additionally, we perform environmental due diligence to ensure that the natural resources we will use at the site are not stressed or marginal and will sustain our complex and our contract farms now and in the future.

The Statement also explains how our Board of Directors and management team monitor the risk to human rights from our on-going, day to day operations and activities. We continually assess these risks as part of our enterprise risk management and compliance functions. With respect to our employees, the key risk areas we monitor include discrimination and harassment, diversity and inclusion, workplace safety and overall employee wellness, fair and equitable pay and benefits, and personal and professional training, to name a few.

Our continuous risk monitoring in the area of workplace safety and health has been especially effective in protecting our employees from COVID-19, and we describe our COVID-19 measures in the introduction to this proxy statement. Moreover, because of our greenfield expansion and the relatively young age of our complexes, we were better able than our competitors to protect our people from the coronavirus. We are already considering how we would re-de design our next complex to allow for greater social distancing and other measures that will reduce the chance of disease transmission.

We continuously assess the effect of our business on the environment, which we consider a human rights issue. This year, we adopted the Sustainability Accounting Standards Board (SASB) disclosure framework in our fiscal 2019 Corporate Responsibility Report, and the information we report under those standards will give stockholders additional information about our effectiveness in minimizing the adverse environmental and social impacts of our business.

Finally, our Statement on Human Rights also addresses our impact on our consumers and contract growers. It describes how we maintain open avenues of communication with all our stakeholders so we can receive their input with respect to human rights. Where we lack leverage in addressing human rights issues, such as with our grain suppliers, we participate in other initiatives to promote responsible and sustainable practices.

Conclusion

We believe our Statement on Human Rights already provides the information that the proponent is seeking. Accordingly, the Board recommends that stockholders vote AGAINST this proposal.

The Board of Directors recommends that stockholders vote “AGAINST”

the proposal regarding a report on the Company’s human rights due diligence process.

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Voting Securities and Principal Holders

The following table sets forth information, as of January 1, 2021, concerning:

●	the only stockholders known by us to own beneficially more than 5 percent of our outstanding common stock, which is our only class of voting securities outstanding,

●	the beneficial ownership of common stock of our directors, director nominees and named executive officers, and

●	the beneficial ownership of common stock by all of our directors, director nominees and executive officers as a group.

On January 1, 2021, there were 22,325,635 shares of our common stock outstanding.

Unless otherwise indicated, the address of each person named in the table is P.O. Box 988, Laurel, Mississippi 39441.

Beneficial Owner(s)	Amount Beneficially Owned(1)	Percent of Class
5% Shareholders:
BlackRock, Inc.(2)	2,307,253	10.33%
The Vanguard Group(3)	1,937,578	8.68%
T. Rowe Price Associates, Inc.(4)	1,455,800	6.52%
Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan and Trust(5)	1,110,564	4.97%
Directors, Director Nominees and Named Executive Officers:(6)
Joe F. Sanderson, Jr.(7)	826,867	3.70%
Lampkin Butts	109,498	*
Mike Cockrell	106,919	*
Tim Rigney	15,724	*
John H. Baker, III	22,056	*
Fred Banks, Jr.	25,294	*
David Barksdale	3,466	*
John Bierbusse	8,862	*
Toni D. Cooley	25,043	*
Beverly Wade Hogan	16,795	*
Edith Kelly-Green	3,078	*
Phil K. Livingston(8)	10,279	*
Suzanne T. Mestayer	4,657	*
Sonia Pérez	1,700	*
Gail Jones Pittman	16,849	*

All directors and executive officers as a group (15 persons)	1,197,087	5.36%

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*	Less than 1 percent.
(1)	The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the following notes.
(2)

Based on information reported in Amendment No. 11 to Schedule 13G dated February 3, 2020, filed by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. The report states that BlackRock, Inc. has the sole power to vote or direct the vote of 2,265,606 shares and sole power to dispose or direct the disposition of 2,307,253 shares.

(3)

Based on information reported in Amendment No. 9 to Schedule 13G dated February 10, 2020 filed by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Schedule 13G states that The Vanguard Group has the sole power to vote or direct the vote of 38,235 shares, shared power to vote or direct the vote of 4,329 shares, sole power to dispose or direct the disposition of 1,897,661 shares, and shared power to dispose or direct the disposition of 39,917 shares.

(4)

Based on information reported in Amendment No. 1 to Schedule 13G dated February 14, 2020, filed by T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202. The Schedule 13G states that T. Rowe Price Associates, Inc. has sole power to vote or direct a vote of 302,900 shares and sole power to dispose or direct the disposition of 1,455,800 shares.

(5)

The Company’s ESOP beneficially owns 1,110,564 shares of common stock of the Company. Charles Schwab Bank is the trustee of the ESOP. The participants in the ESOP can direct the trustee regarding the voting of their ESOP shares, but if the trustee does not receive timely voting directions, the trustee must vote those shares, and it must vote unallocated shares, in the same proportion as the trustee votes shares for which it received timely directions. The trustee may therefore be deemed to beneficially own, under applicable regulations of the SEC, the 1,110,564 shares of common stock owned of record by the ESOP. Charles Schwab Bank disclaims beneficial ownership of such shares.

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(6)

Includes: (a) shares of common stock allocated to the ESOP account of the director or officer in the amounts shown in the table below, with respect to which the individual shares voting and investment power with the ESOP trustee; (b) unvested shares of restricted stock held by the director or officer in the amount shown in the table below, issued pursuant to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan, as amended, including the Management Share Purchase Plan (see “Compensation Discussion and Analysis” for a discussion of these shares); and (c) shares of common stock held in the director’s or officer’s 401(k) plan account in the amounts shown in the table below, over which the plan’s investment committee has voting power and over which the individual has investment power.

	ESOP Shares	Unvested Restricted Stock	401(k) Plan Shares

Joe F. Sanderson, Jr.	105,571	78,500	—

Lampkin Butts	—	21,000	—

Mike Cockrell	2,975	16,750	—

Tim Rigney	3,241	3,707	33

John H. Baker, III	—	5,970	—

Fred Banks, Jr.	—	5,310	—

David Barksdale	—	2,222	—

John Bierbusse	—	3,967	—

Toni D. Cooley	—	4,282	—

Beverly Wade Hogan	—	1,533	—

Edith Kelly-Green	—	3,078	—

Phil K. Livingston	—	1,754	—

Suzanne T. Mestayer	—	4,657	—

Sonia Pérez	—	1,700	—

Gail Jones Pittman	—	2,654	—

(7)

The shares shown in the table include 9,808 shares owned of record by Mr. Sanderson’s wife, over which she exercises sole voting and investment power. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Sanderson disclaims beneficial ownership of the 9,808 shares owned of record by his wife.

(8)

The shares shown in the table include 1,367 shares owned of record by Mr. Livingston’s wife, over which she exercises sole voting and investment power. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Livingston disclaims beneficial ownership of the 1,367 shares owned of record by his wife.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10 percent of our outstanding common stock to file with the SEC reports of changes in their ownership of our common stock. Officers, directors, and greater than 10 percent stockholders are also required to furnish us with copies of all forms they file under this regulation. Based solely on a review of such forms and written representations provided by these persons that no other reports were required, our officers, directors, and greater than 10 percent stockholders were in compliance with all Section 16(a) filing requirements for fiscal 2020.

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General Information About the Meeting

Attending the Annual Meeting

The annual meeting will be held exclusively online via a live internet webcast due to the public health impact of the COVID-19 pandemic and to protect the health and wellness of our stockholders, directors, employees, and guests. There will be no physical meeting, so you will not be able to attend in person. We have designed the format of the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting. The virtual-only meeting will also allow for greater participation by all of our stockholders, regardless of their geographic location. We are excited to embrace the latest technology to provide expanded access, improved communication, and cost savings for our stockholders.

As discussed below, stockholders of record may vote their shares at the meeting. Beneficial owners of shares held in street name must obtain a legal proxy from the organization that holds their shares in order to vote their shares at the meeting.

Even if you plan to attend the virtual-only meeting, we urge you to vote your shares by proxy before the meeting by following the instructions in the section below called “Voting Your Shares.”

Meeting Date and Time

The annual meeting will begin promptly at 10:00 a.m., Central Time on February 18, 2021. You may log in to the virtual meeting site using the instructions below beginning at 9:45 a.m., Central Time. We encourage you to log in before the start time so that you will have enough time to complete the check-in process to attend the meeting. We will have support available beginning at 9:45 a.m., Central Time to assist stockholders once they have accessed the webcast with technical difficulties seeing or hearing the virtual meeting.

Access Instructions

If you held your shares as of the record date as a stockholder of record (meaning you held your shares in your own name as reflected on the records of our transfer agent, Computershare), then you or your proxyholder may attend the virtual-only meeting, participate, vote, ask questions, and examine a list of the stockholders of record entitled to vote at the annual meeting by accessing www.meetingcenter.io/253485236 and entering the 15-digit control number on your proxy card and entering SAFM2021 as the meeting password.

If you held your shares as of the record date in “street name” through an intermediary, like a broker or a bank, you must register in advance to attend the virtual-only annual meeting. To register, you must obtain a legal proxy, executed in your favor, from the record holder of your shares and submit proof of your legal proxy reflecting the number of shares you held on the record date, as well as your name and email address, to Computershare. Please forward the email you receive from your broker or bank, or send an image of your legal proxy, to legalproxy@computershare.com. You may also send it to Computershare by mail at:

Computershare

Sanderson Farms, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

You must label your request to register as “Legal Proxy.” Your request must be received no later than 4:00 p.m. Central Time on February 15, 2021. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/253485236 and enter your control number and the meeting password, SAFM2021.

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If you have misplaced your control number, you may access the meeting as a guest by going to www.meetingcenter.io/253485236 and entering the meeting password, SAFM2021, but you will not be able to vote during the meeting or ask questions.

Asking Questions

Stockholders of record and beneficial owners who have logged in to the meeting with a control number as described above may submit questions any time before or during the meeting by clicking on the message icon in the upper right-hand corner of the broadcast screen. After the business portion of the meeting concludes, we will answer pertinent questions that have been submitted.

Voting Instructions and Information

Who Can Vote

Only stockholders of record as of the close of business on December 22, 2020, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. At the close of business on December 22, 2020, 22,323,799 shares of common stock were outstanding and entitled to vote. Each share of common stock entitles the holder to one vote at the annual meeting.

Voting Your Shares

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may vote at the meeting or by proxy as follows:

●

At the virtual-only meeting. You may attend and vote on-line during the virtual-only annual meeting by accessing the meeting as described above and clicking on the “Cast Your Vote” link before the polls close.

●	Via the internet. You may vote by proxy before the meeting via the internet by visiting www.investorvote.com/SAFM and entering the control number found on your proxy card.

●	By telephone. You may vote by proxy before the meeting by calling the toll-free number found on your proxy card.

●	By mail. You may vote by proxy before the meeting by filling out your proxy card and sending it back in the envelope provided.

If your common stock is held in “street name” through a broker, bank or other nominee, you will receive instructions from that organization that you must follow in order to have your shares voted. If you want to attend and vote at the virtual-only meeting, you must obtain a legal proxy from your broker, bank or other nominee, register to attend, and access the meeting, all as described above in the section called “Access Instructions.”

All shares represented by a proxy will be voted and, where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What Happens if You Do Not Give Voting Instructions on Your Proxy

If you are a stockholder of record and you indicate when voting by proxy on the internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

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If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote your shares in its discretion on routine matters, but it cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not have the authority to vote, and therefore cannot vote, on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” The election of directors (Item 1), the non-binding advisory vote on the compensation of our named executive officers (Item 2), and the stockholder proposal on a human rights due diligence report (Item 4) are non-routine matters, so brokers may not vote your shares on Items 1, 2, and 4 if you do not give specific instructions on how to vote. We encourage you to provide instructions to your broker or nominee regarding the voting of your shares on these items.

The ratification of the independent auditors (Item 3) is the only matter that will be considered routine. Because brokers can exercise discretionary voting power on this matter, no broker non-votes are expected to occur in connection with Item 3.

Special Voting Instructions for Shares Held in the Company’s ESOP

If you participate in the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan (ESOP), you will receive a voting instruction form from the ESOP on which you may instruct the ESOP trustee how to vote your shares held in the ESOP. Under the terms of the ESOP, all allocated shares of the Company’s common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of the Company’s common stock held by the ESOP and allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion for and against proposals as shares for which the trustee has received timely voting instructions, subject to the exercise of the trustee’s fiduciary duties. The deadline for returning your voting instruction form is February 8, 2021.

Plan participants may access the meeting as guests by going to www.meetingcenter.io/253485236 and entering SAFM2021 as the meeting password.

Matters to Be Presented

Only those matters that are properly before the meeting pursuant to our by-laws will be considered. As of the date of this proxy statement, the Board of Directors knows of no matters to be brought before the annual meeting other than those set forth in the Notice of the Meeting and matters incident to the conduct of the meeting. If other matters properly come before the annual meeting, and with respect to matters incident to the conduct of the meeting, each proxy will be voted in accordance with the discretion of the proxy holders named therein.

Revoking Your Proxy

Even if you submit a proxy, you may still attend the virtual-only annual meeting, and you may revoke your proxy by voting at the meeting. You may also revoke your proxy before it is voted at the meeting in any of the following ways:

●	by filing with our Corporate Secretary a written notice of revocation;

●	by submitting to our Corporate Secretary a properly completed and signed proxy dated a later date; or

●

by re-voting by proxy by internet or by telephone before 1:00 AM, Central Time, on February 18, 2021, using the instructions contained in the enclosed materials, if telephone or internet voting is available to you.

Unless you revoke your proxy, it will be voted at the meeting according to your instructions, as long as you have properly completed and submitted it to us.

Sanderson Farms | 2021 Proxy Statement 76

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also attend and vote at the virtual-only annual meeting if you obtain a legal proxy from the organization that holds your shares. See above under “Access Instructions.”

Quorum

The holders of a majority of the shares entitled to vote at the annual meeting must attend the annual meeting or properly submit a proxy to establish a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

●	are a stockholder of record (or are a beneficial owner and have a legal proxy from the organization that holds your shares) and attend the virtual-only annual meeting live via the internet webcast, or

●	have voted by proxy on the internet or by telephone or by properly submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

Methods and Costs of Soliciting Proxies

The proxy card enclosed with this proxy statement is solicited by and on behalf of the Board of Directors of the Company. Certain of our officers may also solicit proxies, without additional compensation, personally or by telephone, e-mail, or facsimile. In addition to solicitation of stockholders of record by mail, telephone or other personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their customers, and we will reimburse them for their mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of common stock. We have engaged the services of MacKenzie Partners, Inc. to aid in the solicitation of proxies and related services for a total fee and reimbursement of expenses that together are not expected to be material. The cost of solicitation, including the preparation, printing, and mailing, is being paid by the Company.

Submission of Stockholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2022 Annual Meeting

Stockholder Proposals

A stockholder who intends to present a proposal, which relates to a proper subject for stockholder action, at the 2022 annual meeting of stockholders and who wishes the proposal to be included in our proxy materials for such meeting must cause the proposal to be received, in proper form and in compliance with Rule 14a-8 under the Exchange Act, at our General Office no later than September 16, 2021. Any proposal submitted after September 16, 2021, shall be considered untimely and will not be considered for inclusion in the Company’s proxy materials for the 2022 annual meeting.

Director Nominees

Article III, Section 12 of our by-laws provide for a right of proxy access. The proxy access by-law enables stockholders, under specified conditions, to include their nominees for election as directors in our proxy materials. Under the by-law, any stockholder, or group of up to 20 stockholders, owning 3 percent or more of our outstanding common stock continuously for at least three years is eligible to nominate and include in our proxy materials director nominees constituting up to the greater of two directors or 20 percent of the directors in office, provided that the nominating stockholder(s) and the director nominee(s) satisfy the requirements specified in the by-law.

Stockholders seeking to have one or more nominees included in our proxy statement for our 2022 annual meeting of stockholders must deliver the notice required by the proxy access by-law. To be timely, the

Sanderson Farms | 2021 Proxy Statement 77

notice must be received at our General Office not earlier than the close of business on October 21, 2021, and not later than the close of business on November 20, 2021. The complete text of our by-laws is available under the “Corporate Governance” tab of the “Investors” section of our website at www.sandersonfarms.com, or may be obtained from the Company’s Secretary.

Stockholder proposals (including nominees for director pursuant to our proxy access by-law), as well as any questions regarding stockholder proposals or proxy access nominees, should be mailed to the Company’s Secretary at Post Office Box 988, Laurel, Mississippi 39441.

Other Proposals or Director Nominations for Presentation at the 2022 Annual Meeting

Our by-laws also govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but that are not included in our proxy materials for that meeting. Stockholder nominations or proposals may be made by eligible shareholders only if timely written notice has been given pursuant to our by-laws. To be timely for the 2022 annual meeting of stockholders, the notice must be received at our General Office at the address set forth above not earlier than the close of business on October 21, 2021, and not later than the close of business on November 20, 2021. The by-laws specify what such notices must include.

Annual Report on Form 10-K

A copy of the Company’s 2020 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules to that report, is included as part of the Annual Report to Shareholders enclosed with this proxy statement.

Sanderson Farms | 2021 Proxy Statement 78

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement may include forward-looking statements within the meaning of the “Safe Harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Proxy Statement, the words “believes,” “expects,” “anticipates,” “estimates,” “model,” “should,” “could,” “would,” “plans” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include statements about management’s beliefs about the timing of opening and operation of new facilities, our future environmental, social and governance efforts, and other matters.

These forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and estimates expressed in such statements. These risks cannot be controlled by the Company. Certain of these risks are described in the Company’s Annual Report on Form 10-K for the year ended October 31, 2020, and in subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements.

Sanderson Farms | 2021 Proxy Statement 79

Mission Statement

Sanderson Farms, Inc. maximizes stockholder value by being a successful producer and marketer of high quality food products and providing superior service to the food industry.

Sanderson Farms, Inc.
127 Flynt Road, Post Office Box 988
Laurel, Mississippi 39443

www.sandersonfarms.com

Your vote matters — here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.investorvote.com/SAFM or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SAFM
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A

 Proposals — The Company’s Board of Directors has proposed items 1 through 3, and a stockholder has proposed Item 4.

The proxy will be voted as directed, or if no direction is given, will be voted according to the recommendations of the Board of Directors set forth below. The proxyholders named on the other side of this card will vote in their discretion upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” all director nominees and “FOR” Items 2 and 3.

1. To elect four Class B Directors.	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John Bierbusse	☐	☐	☐	02 - Mike Cockrell	☐	☐	☐	03 - Edith Kelly-Green	☐	☐	☐

04 - Suzanne T. Mestayer	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain
2.	Proposal to approve, in a non-binding advisory vote, the compensation of the Company’s Named Executive Officers.	☐	☐	☐	3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2021.	☐	☐	☐
The Board of Directors recommends a vote “AGAINST” Item 4:

		For	Against	Abstain
4.	Proposal to request that the Board of Directors report on the Company’s human rights due diligence process.	☐	☐	☐

03CR4E

The 2021 Annual Meeting of Stockholders of Sanderson Farms, Inc. will be held on

February 18, 2021 at 10:00 A.M. Central Time, virtually via the internet at www.meetingcenter.io/253485236.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse of this form.

The password for this meeting is — SAFM2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2020 Annual Report to Stockholders are available at:

http://ir.sandersonfarms.com/financial-information/annual-reports

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SAFM

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — SANDERSON FARMS, INC.

2021 Meeting of Stockholders - February 18, 2021

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Mike Cockrell and Joe F. Sanderson, Jr., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Sanderson Farms, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2021 Meeting of Stockholders of the Company to be held February 18, 2021, at 10:00 A.M. Central Time via live webcast, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked on the other side)

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

Sanderson Farms, Inc. GENERAL OFFICES
Post Office Box 988, Laurel, Mississippi 39441-0988
Telephone (601) 649-4030 Fax (601) 426-1339

January 14, 2021

To Participants in the Sanderson Farms, Inc. & Affiliates

Stock Ownership Plan, as amended (the “ESOP”)

Dear Participant:

The 2021 Annual Meeting of Stockholders of Sanderson Farms, Inc. (the “Company”) will be held on Thursday, February 18, 2021 via a live internet webcast. The terms of the ESOP provide that you, as a participant in the ESOP, are entitled to direct Charles Schwab Bank, the Trustee of the ESOP (the “Trustee”), to vote the shares of the Company’s common stock allocated to your separate account in the ESOP with respect to each matter to be brought before the Annual Meeting.

The Trustee will vote the common stock in accordance with your instructions. If you give no instructions with respect to any matters to be acted upon at the meeting, the Trustee will vote your shares, along with all unallocated shares held by the ESOP, in the same proportion for and against proposals as shares for which the Trustee has received timely voting instructions, subject to the exercise of the Trustee’s fiduciary duties. Therefore, it is important that you return the enclosed ballot with instructions on how to vote your shares.

A notice of the Annual Meeting and a proxy statement that contains detailed descriptions of the matters to be voted on at the Annual Meeting are enclosed. Also, the 2020 Annual Report to Shareholders, which contains financial information concerning the Company and its business for the fiscal year ended October 31, 2020, is enclosed for your information, but is not a part of the proxy solicitation materials.

Please instruct the Trustee how to vote the shares allocated to your account in the ESOP on each matter to be acted upon by marking the enclosed ballot, and return the ballot to the Trustee in the postage-paid, self-addressed envelope provided by February 8, 2021. Your voting instructions to the Trustee will be strictly confidential.

Please note that the enclosed material relates only to those shares that have been allocated to your account under the ESOP. You will receive other voting material for shares owned by you individually and not through the ESOP.

Your prompt consideration and balloting are requested.

Cordially,

Joe F. Sanderson, Jr.
Chairman of the Board

Enclosures

SANDERSON FARMS, INC. ESOP BALLOT

ANNUAL MEETING OF STOCKHOLDERS

February 18, 2021

The Board of Directors has proposed Items 1 through 3. A stockholder has proposed Item 4.

The Board of Directors recommends a vote “FOR” all director nominees, “FOR” Items 2 and 3 and “AGAINST” Item 4.

****************

The undersigned hereby instructs Charles Schwab Bank, the Trustee (the “Trustee”) of the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan (the “ESOP”) to vote all the shares of the common stock of Sanderson Farms, Inc. (the “Company”) allocated to the undersigned pursuant to the ESOP as of December 22, 2020, at the Annual Meeting of Stockholders to be held via a live internet webcast on February 18, 2021 at 10:00 a.m., Central Time, and at any and all adjournments or postponements thereof, as follows:

*************************************************************************************************************************

ELECTION OF DIRECTORS:

1.	To elect four Class B Directors.

	FOR	AGAINST	ABSTAIN
John Bierbusse	☐	☐	☐
Mike Cockrell	☐	☐	☐
Edith Kelly-Green	☐	☐	☐
Suzanne T. Mestayer	☐	☐	☐

*************************************************************************************************************************

EXECUTIVE COMPENSATION:

2.	Proposal to approve, in a non-binding advisory vote, the compensation of the Company’s Named Executive Officers.

☐         FOR                        ☐         AGAINST                        ☐         ABSTAIN

*************************************************************************************************************************

SELECTION OF INDEPENDENT AUDITING FIRM:

3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2021.

☐         FOR                         ☐     AGAINST                            ☐         ABSTAIN

*************************************************************************************************************************

The Board of Directors recommends a vote “AGAINST” Item 4.

STOCKHOLDER PROPOSAL:

4.	Proposal to request that the Board of Directors report on the Company’s human rights due diligence process.

☐         FOR                         ☐         AGAINST                        ☐         ABSTAIN

*************************************************************************************************************************

Name:

EE Number:

Location:

Total ESOP Shares:

The undersigned acknowledges receipt from the Company, prior to the execution of this Ballot, of a Notice of Annual Meeting of Stockholders, the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders and the Company’s 2020 Annual Report on Form 10-K.

Dated: , 2021.
Participant’s Signature

(Please Print Name)

Your ESOP shares will be voted as directed. If no directions are given, your ESOP shares will be voted by the ESOP Trustee in the same proportion for and against proposals as shares for which the Trustee has received timely voting instructions, subject to the exercise of the Trustee’s fiduciary duties.

PLEASE DATE, SIGN, AND RETURN THIS BALLOT IN THE ENCLOSED ADDRESSED AND POSTAGE-PREPAID ENVELOPE TO THE INDEPENDENT TRUSTEE FOR THE ESOP NO LATER THAN MONDAY, FEBRUARY 8, 2021.

Sanderson Farms, Inc. GENERAL OFFICES
Post Office Box 988, Laurel, Mississippi 39441-0988 Telephone (601) 649-4030 Fax (601) 426-1339

January 14, 2021

To Participants in the Sanderson Farms, Inc. & Affiliates

401(k) Plan, as amended (the “401(k) Plan”)

Dear Participant:

The 2021 Annual Meeting of Stockholders of Sanderson Farms, Inc. (the “Company”) will be held on Thursday, February 18, 2021 via a live internet webcast. The terms of the 401(k) Plan provide that you, as a participant in the 401(k) Plan, are entitled to direct Charles Schwab Bank, the Trustee of the 401(k) Plan (the “Trustee”), to vote the shares of the Company’s common stock allocated to your separate account in the 401(k) Plan with respect to each matter to be brought before the Annual Meeting.

The Trustee will vote the common stock in accordance with your instructions. If you give no instructions with respect to any matters to be acted upon at the meeting, the Trustee will vote your shares, along with all unallocated shares held by the 401(k) Plan, in the same proportion for and against proposals as shares for which the Trustee has received timely voting instructions, subject to the exercise of the Trustee’s fiduciary duties. Therefore, it is important that you return the enclosed ballot with instructions on how to vote your shares.

A notice of the Annual Meeting and a proxy statement that contains detailed descriptions of the matters to be voted on at the Annual Meeting are enclosed. Also, the 2020 Annual Report to Shareholders, which contains financial information concerning the Company and its business for the fiscal year ended October 31, 2020, is enclosed for your information, but is not a part of the proxy solicitation materials.

Please instruct the Trustee how to vote the shares allocated to your account in the 401(k) Plan on each matter to be acted upon by marking the enclosed ballot, and return the ballot to the Trustee in the postage-paid, self-addressed envelope provided by February 8, 2021. Your voting instructions to the Trustee will be strictly confidential.

Please note that the enclosed material relates only to those shares that have been allocated to your account under the 401(k) Plan. You will receive other voting material for shares owned by you individually and not through the 401(k) Plan.

Your prompt consideration and balloting are requested.

Cordially,

Joe F. Sanderson, Jr.
Chairman of the Board

Enclosures

SANDERSON FARMS, INC. 401(k) PLAN BALLOT

ANNUAL MEETING OF STOCKHOLDERS

February 18, 2021

The Board of Directors has proposed Items 1 through 3. A stockholder has proposed Item 4.

The Board of Directors recommends a vote “FOR” all director nominees, “FOR” Items 2 and 3 and “AGAINST” Item 4.

****************

The undersigned hereby instructs Charles Schwab Bank, the Trustee (the “Trustee”) of the Sanderson Farms, Inc. and Affiliates 401(k) Plan (the “401(k) Plan”) to vote all the shares of the common stock of Sanderson Farms, Inc. (the “Company”) allocated to the undersigned pursuant to the 401(k) Plan as of December 22, 2020, at the Annual Meeting of Stockholders to be held via a live internet webcast on February 18, 2021 at 10:00 a.m., Central Time, and at any and all adjournments or postponements thereof, as follows:

*************************************************************************************************************************

ELECTION OF DIRECTORS:

1.	To elect four Class B Directors.

	FOR	AGAINST	ABSTAIN
John Bierbusse	☐	☐	☐
Mike Cockrell	☐	☐	☐
Edith Kelly-Green	☐	☐	☐
Suzanne T. Mestayer	☐	☐	☐

*************************************************************************************************************************

EXECUTIVE COMPENSATION:

2.	Proposal to approve, in a non-binding advisory vote, the compensation of the Company’s Named Executive Officers.

☐         FOR                        ☐         AGAINST                        ☐         ABSTAIN

*************************************************************************************************************************

SELECTION OF INDEPENDENT AUDITING FIRM:

3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2021.

☐         FOR                        ☐         AGAINST                        ☐         ABSTAIN

*************************************************************************************************************************

The Board of Directors recommends a vote “AGAINST” Item 4.

STOCKHOLDER PROPOSAL:

4.	Proposal to request that the Board of Directors report on the Company’s human rights due diligence process.

☐         FOR                        ☐         AGAINST                        ☐         ABSTAIN

*************************************************************************************************************************

Name:

EE Number:

Location:

Total 401(k) Plan Shares:

The undersigned acknowledges receipt from the Company, prior to the execution of this Ballot, of a Notice of Annual Meeting of Stockholders, the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders and the Company’s 2020 Annual Report on Form 10-K.

Dated: , 2021.
Participant’s Signature

(Please Print Name)

Your 401(k) Plan shares will be voted as directed. If no directions are given, your 401(k) Plan shares will be voted by the 401(k) Plan Trustee in the same proportion for and against proposals as shares for which the Trustee has received timely voting instructions, subject to the exercise of the Trustee’s fiduciary duties.

PLEASE DATE, SIGN, AND RETURN THIS BALLOT IN THE ENCLOSED ADDRESSED AND POSTAGE-PREPAID ENVELOPE TO THE INDEPENDENT TRUSTEE FOR THE 401(k) PLAN NO LATER THAN MONDAY, FEBRUARY 8, 2021.